RETIREMENT PLAN FOR EMPLOYEES OF BRIDGFORD FOODS CORPORATION

(As Amended and Restated Effective January 1, 2017)

RETIREMENT PLAN FOR EMPLOYEES OF BRIDGFORD FOODS CORPORATION

PREAMBLE

The Effective Date of the Plan is May 1, 1968.

The Plan was revised and restated effective January 1, 1976.

The Plan was further revised and restated effective January 1, 1985.

The Plan was revised and restated by Amendment 23 effective as of the first day of the Plan Year beginning during 1989, except as provided specifically within the Plan.

The Plan was revised and restated effective as of December 1, 2001.

The Plan was revised and restated effective as of January 1, 2007 to comply with the applicable legislative changes referred to collectively as "EGTRRA," including the Economic Growth and Tax Relief Reconciliation Act of 2001, Job Creation and Worker Assistance Act of 2002, the Pension Funding Equity Act of 2004, the American Jobs Creation Act of 2004, and the Gulf Opportunity Zone Act of 2005, and regulations issued thereunder.

The Plan was revised and restated effective January 1, 2012 to comply with the Pension Protection Act of 2006, the U.S. Troop Readiness, Veterans' Care, Katrina Recovery, and Iraq Accountability Appropriations Act, the Heroes Earnings Assistance And Relief Tax Act Of 2008, the Worker, Retiree, And Employer Recovery Act Of 2008, the Small Business Jobs Act of 2010, and certain other applicable changes in law and regulations and conforming generally to the the 2010 IRS Cumulative List published in IRS Notice 2010-90.

The Employer now further amends and restates the Plan effective January 1, 2017 to comply with the Pension Protection Act of 2006, the Worker, Retiree, and Employer Recovery Act of 2008, the Small Business Jobs Act of 2010, the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, the Moving Ahead for Progress in the 21st Century Act, the American Taxpayer Relief Act of 2012, the Highway and Transportation Funding Act of 2014, and the Cooperative and Small Employer Charity Pension Flexibility Act, the Consolidated and Further Continuing Appropriations Act; and the Surface Transportation and Veterans Health Care Choice Improvement Act of 2015 and other relevant changes in regulations, and pronouncements issued by the Internal Revenue Service in Notice 2015-84, and to make all other desirable changes to such plan.

All issues arising with respect to the Plan prior to the various effective dates shall be resolved in accordance with the terms of the Plan as in effect prior to those effective dates, except as specifically provided to the contrary in the Plan.

This Plan has been established and shall be maintained for the exclusive benefit of Participants and their beneficiaries. Each Employer who adopts this Plan intends to make the Contributions

required to provide the benefits outlined in the Plan for its employees. Benefits shall be funded in accordance with the requirements of the Employee Retirement Income Security Act of 1974 as amended from time to time (herein called ERISA).

In connection with the funding of this Plan, the Plan Administrator has entered into a group annuity contract with Aetna Life Insurance Company (herein called Aetna), which contract may provide for separate account facilities thereunder. Any amounts contributed to the group annuity contract shall be allocated under the contract as determined by the Plan Administrator, unless a Named Fiduciary is identified by the Plan Administrator as having authority to make such determinations. The Plan Administrator or such other Named Fiduciary who is delegated with the authority to invest assets of the Plan may invest Plan assets in any other funding vehicles that such Named Fiduciary shall determine as appropriate, consistent with the Plan's funding policy and such Named Fiduciary's fiduciary duties under ERISA.

The Plan Administrator will act for and on behalf of the Employer in any matter pertaining to the Plan.

There shall be one or more Named Fiduciaries of the Plan at all times during continuation of this Plan. The Employer shall identify the Named Fiduciaries and allocate fiduciary responsibilities among them. The Named Fiduciaries shall, jointly or severally as determined by the Employer, have authority to control and manage the operation and administration of the Plan, including review of the decision on claim denials which are appealed in accordance with the procedures set forth in the Plan. The Plan Administrator and the Named Fiduciaries shall act as such for all Employers which adopt this Plan. The Employer, Plan Administrator and Named Fiduciaries may each appoint agents to act for them. The Named Fiduciaries may employ one or more persons to render advice or services with regard to any responsibility such fiduciaries have under the Plan. The Plan Administrator is hereby designated as the "Named Fiduciary" with fiduciary responsibility for administration of the Plan, and any reference to Named Fiduciary or Named Fiduciaries of the Plan other than in this Exhibit shall mean the Plan Administrator unless a different Named Fiduciary shall have been designated for purposes of the applicable provision of the Plan.

Effective November 1, 1994, the name of the Plan was changed from the Retirement Plan for Administrative and Sales Employees of Bridgford Foods Corporation to the Retirement Plan for Employees of Bridgford Foods Corporation. Prior to Amendment 23 restating the Plan to comply with the Tax Reform Act of 1986 and all subsequent legislation enacted through December 31, 1993, the Plan was a single Plan (within the meaning of Code Section 414(l)) and consisted of three separate documents referred to as Exhibits 1,3 and 4 to Aetna Group Annuity Contract GA-2567.

Effective December 31, 1993 (the "Merger Date"), the Bridgford Foods Corporation Dallas Union Plan (the "Predecessor Plan") was merged into and became part of the Plan. This restated Plan shall be deemed an amendment to the Predecessor Plan to the extent referenced in this Plan. The Predecessor Plan is referred to as Exhibit 2 to Aetna Group Annuity Contract GA-2567. As of the Merger Date, all of the assets and liabilities of the Predecessor Plan are hereby designated to be assets and liabilities of this Plan, which shall be available to provide benefits to all Participants in the Plan.

The Plan is Exhibit 1 to Aetna Group Annuity Contract GA-2567. For historical purposes, the provisions of the Plan as referred to in Exhibits 1 through 4 to Aetna Group Annuity Contract GA-2567 as constituted immediately prior to Amendment 23 were assigned the following historical pages to each respective Exhibit:

Plan Name	Historical Pages
Exhibit 1 - Corporate Group	135 through 193
Exhibit 2 - Dallas Group	38 through 80
Exhibit 3 - Secaucus Group	1 through 47
Exhibit 4 - Butchers Group	27 through 77

TABLE OF CONTENTS
RETIREMENT PLAN FOR EMPLOYEES OF BRIDGFORD FOODS CORPORATION

ARTICLE 1 DEFINITIONS

The following words and phrases when used herein shall have the meanings set forth below unless a different meaning is plainly required by the context.

1.01 Accrued Benefit

"Accrued Benefit" shall mean as of any date, the amount of retirement benefit, payable annually under the Normal Form, as calculated under Article 3, to which the Participant is entitled upon attaining his Normal Retirement Age.

In no event will a Participant's Accrued Benefit be reduced below the amount in effect prior to any prospective reductions in Section 415(b)(1) of the Code. Such Accrued Benefit is preserved under Article 7, entitled "Maximum Benefit." Moreover, no reduction in a Participant's Accrued Benefit will occur as a result of the reduction in maximum amount of Earnings used in the Plan pursuant to Code Section 401(a)(17) and the former Code Section 414(q)(6) (describing the so-called "family aggregation" rules) as each such Code Section was in effect for Plan Years commencing after December 31, 1988 and prior to January 1, 1997, and as such maximum was adjusted from time to time by the Secretary of the Treasury.

1.02 Affiliated Company

"Affiliated Company" shall mean 1) any corporation on or after the date that such corporation is, along with Employer a member of a controlled group of corporations (as defined in Section 414(b) of the Code); 2) any trade or business (whether or not incorporated) on or after the date that it is under common control with Employer as described in Section 414(c) of the Code; 3) an organization (whether or not incorporated), which is a member of an affiliated service group as defined in Section 414(m)(2) or (5) of the Code that includes the Employer, and any other entity required to be aggregated with the Employer pursuant to regulations issued under Code Section 414(o).

1.03 Butchers Group

Butchers Group shall mean persons employed by the Employer in the **Butchers Group** job classifications as defined in Section 2.01.

1.04 Code

"Code" shall mean the Internal Revenue Code of 1986, as heretofore and hereafter amended.

1.05 Company

"Company" shall mean Bridgford Foods Corporation.

1.06 Computation Period

"Computation Period" shall mean:

(a) With respect to eligibility to participate in the Plan, a twelve (12) consecutive month period beginning on an Employee's Employment Commencement Date and anniversaries of the Employee's Employment Commencement Date.

(b) With respect to vesting, the Plan Year.

1.07 Corporate Group

Corporate Group shall mean persons employed by the Employer in the **Corporate Group** job classifications as defined in Section 2.01.

1.08 Dallas Group

Dallas Group shall mean persons employed by the Employer in the **Dallas Group** job classifications as defined in Section 2.01.

1.09 Early Retirement Date

"Early Retirement Date" shall mean, subject to any additional eligibility requirements provided in paragraph 1.09(a) below, the first day of the month following the date an Active or Terminated Participant elects to become a Retired Participant prior to such Participant's Normal Retirement Date.

(a) The following additional eligibility requirements shall apply for a Participant to retire on an Early Retirement Date:

(a-1) A **Butchers Group** Participant shall be required to have attained at least age 50 and completed at least 10 Years of Service as defined for vesting purposes.

(a-2) A **Corporate Group** Participant may retire on an Early Retirement Date which may not precede such Participant's Normal Retirement Date by more than ten years.

(a-3) A **Dallas Group** Participant shall be required to have completed at least 10 Years of Service as defined for vesting purposes. Provided, however, an Early Retirement Date may not precede the Participant's Normal Retirement Date by more than ten years and not before September 1, 1983.

(a-4) A **Secaucus Group** Participant shall be required to have completed at least 5 Years of Service as defined for vesting purposes. Provided, however, an Early Retirement Date may not precede the Participant's Normal Retirement Date by more than ten years.

1.10 Earnings

"Earnings" shall mean the wages paid to the Participant during the Plan Year as determined for purposes of Federal Income Tax Withholding (as defined in Section 3401(a) of the Code). Earnings shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Provided, however, there shall be excluded from the term Earnings severance compensation paid after a Participant terminates from Service, compensation paid on and after January 1, 2009 in the form of a differential wage payment, as defined by Code Section 3401(h)(2), the Employer's contributions to Social Security, disability, unemployment, and workmen's compensation funds; and contributions to this or any other retirement plan or program.

For Plan Years beginning on and after January 1, 2002, Earnings in excess of $200,000 shall be disregarded. The increase in the limitation on Earnings provided in the preceding sentence shall not be applied for determining benefit accruals during any Plan Year beginning prior to January 1, 2002. For Plan Years beginning on and after January 1, 1994 and prior to January 1, 2002, Earnings in excess of $150,000 shall be disregarded. The preceding amounts shall be adjusted by the Commissioner of Internal Revenue Service in accordance with Section 401(a)(17)(B) of the Code. For Plan Years beginning on and after January 1, 1989 and prior to January 1, 1994, Earnings in excess of $235,840 shall be disregarded. Any adjustment to the maximum compensation limitation made on or after January 1, 1994, shall be effective for the Plan Year beginning in the calendar year to which such adjustment relates. The maximum compensation limitation shall be prorated for any Plan Year that consists of less than twelve months.

For any period that a Participant is credited with Hours of Service on account of a Qualified Military Leave without compensation or with reduced compensation, such Participant shall be treated as receiving Earnings during such Qualified Military Leave at the rate of Earnings the Participant would have received but for such Qualified Military Leave as determined by the Plan Administrator, or in the case that the Plan Administrator determines that such rate is not reasonably certain, on the basis of the Participant's average rate of Earnings during the 12-month period immediately preceding the commencement of such Qualified Military Leave (or, if shorter, the entire period of employment immediately preceding such Qualified Military Leave). Credit for such Earnings shall be granted only after the Participant satisfies all requirements for a Qualified Military Leave.

1.11 Employee

"Employee" shall mean any individual employed by the Employer and entitled to remuneration for services rendered, other than independent contractors. Effective as of the first day of the Plan Year beginning in 1984, an Employee includes a Leased Employee. A "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and effective for Plan Years beginning on and after January 1, 1997, such services are performed under the primary direction or control of the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

(a) if such employee is covered by a money purchase pension plan providing:

(a-1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3).

(a-2) immediate participation and full and immediate vesting.

1.12 Employer

"Employer" means the Company and any Participating Employer (as defined in Article 17) which shall adopt this Plan; any successor which shall maintain this Plan; and any predecessor which has maintained this Plan.

1.13 Employment Commencement Date

"Employment Commencement Date" shall mean the first day on which the Employee is credited with an Hour of Service.

1.14 Excused Absence

"Excused Absence" shall mean any of the following:

(a) Temporary leave of absence granted to an Employee by Employer pursuant to the Employer's established leave policy provided that the Employee returns to active employment with the Employer upon the expiration of a leave of absence. An Excused Absence also includes any leave of absence in accordance with the requirements of the Family and Medical Leave Act of 1993;

(b) Absence from employment on a Qualified Military Leave;

If the Employee does not return to active employment with the Employer, his Service will be deemed to have ceased on the severance from employment date established by the Employer, but not earlier than the date on which payment of regular compensation on account of such leave is discontinued.

A period of disability during which the Employee receives long-term disability benefits provided by the Employer shall also be counted as Service for all purposes.

The Employer's leave policy shall be applied in a uniform and non-discriminatory manner to all Employees under similar circumstances.

1.15 Highly Compensated Employee

"Highly Compensated Employee" shall mean effective for Plan Years commencing on and after January 1, 1997, any Employee who (A) was a five percent (5%) owner (as defined in Code Sec. 416(I)(1) of the Code) of the Employer at any time during the current or the preceding Plan Year, or (B) for the preceding Plan Year, (i) had compensation (as that term is defined in Section 7.2 entitled "Maximum Benefit") from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Code Sec. 415(d), except that the base period shall be the calendar quarter ending September 30, 1996). In determining whether an employee is a highly compensated employee for years beginning in 1997, the amendments to Code Section 414(q), as amended by the Small Business Job Protection Act of 1996, are treated as having been in effect for years beginning in 1996. A former Employee shall be treated as a Highly Compensated Employee if: (A) such Employee was a Highly Compensated Employee when such Employee separated from service, or (B) such Employee was a Highly Compensated Employee at any time after attaining age 55. The determination of who is a Highly Compensated Employee will be made in accordance with Code Sec. 414(q) and the regulations thereunder.

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Companies (as defined in Section 1.02) shall be taken into account as a single employer and leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of leased employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans.

1.16 Hour of Service

"Hour of Service" shall mean:

(a) each hour for which an Employee is paid or entitled to payment by the Employer for the performance of duties during the applicable Computation Period; and

(b) each hour for which an Employee is paid, or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or excused absence (including maternity or paternity leave or other Excused Absence) during the applicable Computation Period.

(c) For purposes of paragraph (b), a payment shall be deemed to be made by or due from Employer regardless of whether such payment is made by or due from Employer directly, or indirectly through, among others, a trust, fund, or insurer, to which Employer contributes or pays premiums.

(d) each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Employer. Such hours will be credited to the Computation Period to which the award or agreement pertains, not to include any hours previously credited; and

(e) Effective on and after December 12, 1994, each hour that an Employee would have been regularly scheduled to work (not in excess of 8 hours for any single workday) during a period of Excused Absence while the Employee is on a Qualified Military Leave. Credit for such Hours of Service shall be granted only after the Participant satisfies all requirements for a Qualified Military Leave. Furthermore, if a Participant dies on or after January 1, 2007 while absent on a Qualified Military Leave while retaining reemployment rights thereunder, such Participant shall be credited with Hours of Service under this subparagraph (e) solely for purposes of determining the Participant's Vested Percentage in his Accrued Benefit based on his Years of Service in accordance with Section 5.02 as if the Participant became reemployed on the day preceding his death and terminated on his date of death. Any Hours of Service credited to an Employee under paragraph (b) shall not be credited again under this paragraph (e).

(f) solely for the purpose of determining if a One-Year Break in Service has occurred, each hour described in paragraph (g) and (h) below.

The definition of Hours of Service for reasons other than the performance of duties and the crediting of Hours of Service to applicable Computation Periods shall be determined in accordance with the Department of Labor Regulation 2530.200b-2 (b) and (c). Provided, however, no **Butchers Group Employee** shall be credited with more than 501 Hours of Service with respect to any single continuous period during which no duties are performed. Such limitation shall not apply to an Excused Absence for military leave.

(g) An "Hour of Service" shall be credited, as provided in paragraph (f) above, with regard to maternity or paternity leave, subject to the following:

(g-1) only Hours of Service credited during any Plan Year beginning on and after January 1, 1985, due to the following absences shall be considered:

(i) the Employee's pregnancy; or

(ii) the birth of the Employee's child; or

(iii) the placement of a child with the Employee in connection with the adoption of the child (but not the placement of a child in a foster home); or

(iv) caring for an Employee's child immediately following the child's birth or placement for adoption.

(g-2) Hours of Service for maternity or paternity leave, other than hours credited under paragraph (b) above, shall only be credited to Employees who are in Service at the time the leave commences. If the Plan Administrator is unable to determine hours attributable to the reasons stated in paragraph (g-1) above, eight (8) hours shall be used for each regular workday the Employee is on leave. Such Hours of Service will only be credited for the Computation Period in which the leave commences if the Employee would otherwise incur a Break in Service for that Computation Period. If such Hours of Service are not necessary to prevent a Break in Service during such Computation Period, the hours shall be credited in the subsequent Computation Period. No Hours of Service shall be credited under this paragraph (g) unless the Employee provides the Plan Administrator with a statement from the doctor, or other suitable documentation which the Plan Administrator may reasonably require, confirming the reason and necessity for the leave, within a reasonable period established by the Plan Administrator.

(g-3) no more than 501 Hours of Service will be credited for any period covered by this paragraph (g), including any Hours of Service credited under paragraph (b) which are attributable to such maternity or paternity leave.

(h) Solely for the purpose of determining if a One-Year Break in Service has occurred each hour that an Employee would have been paid (not in excess of 8 hours for any single workday) during a period while the Employee is on an unpaid Excused Absence that is required to be provided by the Employer pursuant to the Family Medical Leave Act of 1993.

1.17 Late Retirement Date

"Late Retirement Date" of a Late Retired Participant shall mean the first day of the month coinciding with or next following the earlier of:

(a) his retirement from Service; or

(b) April 1 following the calendar year during which the Participant reaches the later of age 70 1/2 or the date on which his vested percentage exceeds 0%, subject to the following exceptions:

(b-1) with respect to a Participant who reached age 70 1/2 before January 1, 1988, the April 1st following his retirement from Service;

(b-2) a Participant who made a distribution selection prior to 1984 under the transitional rules of the Tax Equity and Fiscal Responsibility Act of 1982 may continue to rely on the option selected;

(b-3) notwithstanding anything in this Section to the contrary, except as otherwise provided in paragraph (b-2) of this Section, a 5% owner will have a Late Retirement Date no later than the first day of the Plan Year beginning on or after 1984 during which he reaches age 70 1/2.

After a Participant reaches his Late Retirement Date, the Participant will be eligible to continue to accrue an additional amount of benefit, in accordance with the provisions of Article 3 of the Plan. Nothing in this Section shall be construed to limit a Participant's right to continued employment after his Late Retirement Date.

1.18 Normal Form

"Normal Form" means a form of benefit providing monthly benefit payments to the Participant for life as of the date the Participant becomes a Retired Participant.

1.19 Normal Retirement Age

"Normal Retirement Age" shall mean:

(a) for a **Corporate Group** or **Secaucus Group** Participant, age 65 or, if later, the age of the Participant on the date he begins to participate in the Plan.

(b) for a **Butchers Group** Participant, the earlier to occur of either items (b-1) and (b-2) below:

(b-1) The date such Participant attains age 65 or, if later, the age of such Participant on the fifth anniversary of such Participant's participation in the Plan.

(b-2) The date such Participant attains at least age 60 and completes at least 10 Years of Service, as determined for vesting purposes.

Provided, however, in no event shall such Participant's Normal Retirement Age precede the age of such Participant on the date he begins to participate in the Plan.

(c) for a **Dallas Group** Participant, the date on which the earlier of items (c-1) and (c-2) occurs:

(c-1) attainment of age 65, or if later, such Participant's fifth anniversary date of participation in the Plan, or if such Participant has no Service on or after September 1, 1988, such Participant's tenth anniversary date of participation in the Plan, but not earlier than September 1, 1983.

(c-2) attainment of age 70.

Provided, however, in no event shall such Participant's Normal Retirement Age precede the age of such Participant on the date he begins to participate in the Plan.

1.20 Normal Retirement Date

"Normal Retirement Date" shall mean the first day of the month coinciding with or next following the date a Participant attains Normal Retirement Age. A Participant will become a Retired Participant on his Normal Retirement Date unless he duly elects an Early Retirement Date or continues employment with the Employer and becomes a Late Retired Participant.

1.21 One-Year Break in Service

"One-Year Break in Service" shall mean the applicable Computation Period during which an Employee other than a **Butchers Group** Employee performs no more than 500 Hours of Service. With respect to a **Butchers Group** Employee, a One-Year Break in Service shall mean the applicable Computation Period during which such Employee performs less than 150 Hours of Service. A One-Year Break in Service shall not be deemed to have occurred during any period of Excused Absence if the Employee returns to the service of Employer within the time permitted pursuant to the provisions of this Plan setting forth the circumstances of Excused Absences.

Provided, however, a **Dallas Group** Employee who completes at least one (1) Hour of Service during the period beginning September 1, 1993 and ending on December 31, 1993 shall not incur a One-year Break in Service for such period.

1.22 Participant

"Participant" shall mean any Employee who has satisfied the eligibility requirements of the Plan and who has commenced participation in the Plan in accordance with Article 2.

(a) The term Participant shall include the following classes and subclasses of Participants:

(a-1) An Active Participant is a participant under the Plan who is in Service and who has not reached his Normal Retirement Date.

(a-2) A Terminated Participant is a former Active Participant who is not in Service, who is entitled to nonforfeitable benefits under the Plan, and who has not become a Retired Participant. A Terminated Participant's rights and benefits under the Plan are restricted to the rights and benefits provided under the Plan on the date he terminated Service in the Eligible Class, unless the Plan specifically states otherwise.

(a-3) A Late Retired Participant is a Participant who remains in Service for the period beginning on his Normal Retirement Date and ending on his Late Retirement Date.

(a-4) A Retired Participant is a Participant who has retired or otherwise commenced receiving benefits under the Plan.

(a-5) For each of the above classes of Participants, there shall be subclasses of Participants consisting of **Butchers Group, Corporate Group, Dallas Group, and Secaucus Group Participants.** Any reference to a class of Participants shall include all subclasses of the respective Participant class, unless specific reference to that subclass is made herein.

(b) A person loses his status as a Participant when he dies or when all his retirement benefit credit has been canceled.

(c) To the extent required by a Qualified Domestic Relations Order that meets the requirements of 414(p), determined without regard to this paragraph (c), an alternate payee shall be treated as a beneficiary of a Participant and shall be accorded all rights that a beneficiary of the Plan may have.

1.23 Payment Starting Date

"Payment Starting Date" shall mean the first day of the first period for which a benefit is paid as an annuity or any other optional form permitted by the Plan.

1.24 Plan

"Plan" shall mean the qualified defined benefit pension plan of the Employer described herein and designated as the RETIREMENT PLAN FOR EMPLOYEES OF BRIDGFORD FOODS CORPORATION as from time to time supplemented and amended.

1.25 Plan Administrator

"Plan Administrator" shall mean Bridgford Foods Corporation acting through its Board of Directors.

1.26 Plan Year

"Plan Year" shall mean each 12-month period beginning on January 1 and ending on the following December 31, whether commencing prior to or after the effective date of the Plan.

Notwithstanding any provision of this Section to the contrary, the Plan Year for the Predecessor Plan, as such Plan was constituted on December 31, 1993 immediately prior to merger into this Plan, shall mean the 12 month period beginning on September 1 and ending on the following August 31. Provided further, there shall be for purposes of administration of the Plan a short Plan Year for the Bridgford Foods Corporation Dallas Union Plan commencing on September 1, 1993 and ending on December 31, 1993.

1.27 Predecessor Plan

"Predecessor Plan" shall mean the Bridgford Foods Corporation Dallas Union Plan as constituted immediately prior to merger into this Plan on December 31, 1993 and as further amended herein. Any provision herein referring to the Predecessor Plan, with an effective date prior to the date of Plan merger shall be deemed an amendment to the Predecessor Plan.

1.28 Qualified Joint and Survivor Annuity

"Qualified Joint and Survivor Annuity" shall mean with respect to a married Participant, annuity payments payable to the Participant for life commencing on the date the Participant becomes a Retired Participant, with an immediate annuity payable upon the death of the Participant to the Participant's surviving spouse for life if such spouse was married to the Participant on the date the Participant became a Retired Participant. The amount of each retirement benefit payment to the Participant will equal the amount of each benefit payment which would be payable to the Participant if the Participant duly elected the joint retirement benefit option under Article 9 with 50% continuation to the Participant's spouse as a joint payee. Upon the death of the Retired Participant, the amount of each benefit payment to the surviving spouse will equal 50% of the amount of the benefit payable to the Participant immediately prior to the Participant's death.

1.28A Qualified Military Leave

"Qualified Military Leave" shall mean an Employee's period of absence from employment with the Employer due to or necessitated by service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) and on account of which the Employee is entitled to statutory reemployment rights thereunder, provided the

Employee returns to the employ of the Employer within the period provided by law for the protection of his or her reemployment rights. Except as provided otherwise by the Plan, any rights granted under the Plan on account of a Qualified Military Leave shall not accrue until such date as the Employee is reemployed by the Employer within the period provided by law for the protection of his or her reemployment rights.

1.29 Secaucus Group

Secaucus Group shall mean persons employed by the Employer in the **Secaucus Group** job classifications as defined in Section 2.01.

1.30 Service

"Service" shall mean employment as an Employee of the Employer. Service will be credited for employment with any Affiliated Company. Service starts on the Employee's Employment Commencement Date and ends on the earlier of (i) the date the Employee terminates employment with the Employer by reason of quit, discharge, retirement, or death; or (ii) the date on which Service is terminated with respect to an Employee who fails to return to active employment at the end of a period of Excused Absence.

To the extent required by Section 414(a) of the Code and any regulations that may be issued thereunder, Service with any predecessor employer will also be included for purposes of vesting and eligibility to participate in the Plan, if the Employer maintains the plan of a predecessor employer.

All references to Service in this Plan shall apply to the **Corporate Group** effective in Plan Years beginning on and after the first day of the Plan Year commencing during 1976. Service credited before the anniversary of such Employee's Employment Commencement Date which occurred during the first Plan Year beginning during 1976, will be determined under the terms of the Plan as constituted prior to the first day of such 1976 Plan Year, and will not be affected by any amendments to the Plan made thereafter. All references to Service in this Plan shall apply to the **Dallas Union**, **Secaucus** and **Butchers Group**s as of the effective date on which each respective group became eligible to participate in the Plan (including the Predecessor Plan).

1.30A Spouse or spouse or surviving spouse.

"Spouse" or "spouse" or "surviving spouse" means the spouse or surviving spouse to whom a Participant is (or at time of such Participant's death was) legally married, provided, however, that a former spouse of a Participant will be treated as a spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code. Effective June 26, 2013, a Participant shall be legally married if entered into pursuant to a marriage validly entered into in a United States domestic jurisdiction or foreign jurisdiction whose laws authorize the marriage of two individuals either of the same sex or of the opposite sex (as the case may be) even if

the Participant or the Participant's spouse (or both) may be domiciled in a state that does not recognize the validity of such marriage. The Participant's marital status shall be determined on the date benefits are payable, the Payment Starting Date, or such Participant's date of death, as applicable, subject to the terms of any qualified domestic relations order as described in Section 414(p) of the Code.

1.31 Year of Credited Service

"Year of Credited Service" shall mean, subject to the provisions of Article 10:

(a) With respect to any **Butchers Group Participant:**

(a-1) For Service before July 1, 1957, one-twelfth (1/12th) of a Year of Credited Service shall be credited for each month during which such Participant is employed in Covered Service.

(a-2) For Service on and after July 1, 1957 - 1/12) one-twelfth of a Year of Credited Service for each 150 straight time hours of Covered Service subject to a maximum of 12/12 (twelve-twelfths) of a credit in any Plan Year.

(a-3) Covered Service is defined as service during which time a **Butchers Group** Employee was an eligible employee employed under a bargaining agreement at Bridgford Foods Corporation.

(b) With respect to any **Dallas Group Participant:**

A Plan Year beginning on and after September 1, 1983 during which the Participant completes 1,000 Hours of Service while in the Eligible Class. Provided, however, any **Dallas Group** Participant who is credited with one (1) Hour of Service during the period commencing on September 1, 1993 and ending on December 31, 1993 shall be credited with one (1) Year of Credited Service.

(c) With respect to any **Secaucus Group Participant:**

Any Plan Year beginning after December 31, 1981 during which such Participant completes 1,000 Hours of Service while in the Eligible Class. Provided, however, for Plan Years beginning after December 31, 1981, one Year of Credited Service shall be credited for the Plan Year during which the Participant's Employment Commencement Date occurs.

Such Participant who completes one Hour of Service during the period beginning on August 1, 1981 and ending on December 31, 1981 shall be credited with one Year of Credited Service.

In no event shall such Participant be credited with more than one Year of Credited Service for any Plan Year.

(d) A Year of Credited Service shall include any period while a Participant is absent on a Qualified Military Leave only after the Participant satisfies all requirements for a Qualified Military Leave, and the Participant's earlier receipt of differential wage payments, as defined by Code Section 3401(h)(2), shall be disregarded for this purpose, notwithstanding any provision of the Plan to the contrary.

1.32 Year of Service

"Year of Service" shall mean subject to the provisions of Article 10:

(a) with respect to a **Butchers Group** Employee:

(a-1) For purposes of determining eligibility to participate in the Plan, an applicable twelve-month Computation Period in which such Employee completes 150 Hours of Service.

(a-2) For purposes of vesting, an applicable twelve-month Computation Period in which such Employee completes 750 Hours of Service. For Computation Periods in which the Employee has less than 750 Hours of Service, a fractional Year of Service will be credited in accordance with the following schedule:

Hours of Service	Fractional Year of Service
600 through 749	10/12
450 through 599	8/12
300 through 449	6/12
150 through 299	4/12
149 or less	0

(b) With respect to a **Corporate Group**, **Dallas Group**, or **Secaucus Group** Employee:

(b-1) For purposes of determining vesting and eligibility to participate in the Plan, an applicable twelve-month Computation Period in which the Employee completes 1,000 Hours of Service.

(b-2) Provided, however, for vesting purposes, one Year of Service shall be credited for the Plan Year during which a **Corporate Group** or **Secaucus Group** Employee's Employment Commencement Date occurs.

(b-3) Provided, however, a **Dallas Group** Participant who is credited with one (1) Hour of Service during the period commencing on September 1, 1993 and ending on December 31, 1993 shall be credited with one (1) Year of Service.

(c) Except as otherwise provided in Article 2 and Article 10 of this Plan, all Years of Service with the Employer and any Affiliated Company shall be counted for purposes of eligibility and vesting.

1.33 Investment Manager

"Investment Manager" means an investment manager, as such term is described in Section 3(38) of ERISA.

1.34 Named Fiduciary

"Named Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Plan Administrator.

1.35 Trustee

"Trustee" means the persons or entities named as trustee herein or in any separate trust forming a part of this Plan, and any successors. Reference to Trustee shall include each Primary Trustee and each Ancillary Trustee except to the extent specific reference herein is made to Primary or Ancillary Trustee.

1.36 Trust Fund

"Trust Fund" means the assets of the Plan held in Trust as the same shall exist from time to time.

1.37 Trustee

"Trustee" means the persons or entities named as trustee herein or in any separate trust forming a part of this Plan, and any successors. Reference to Trustee shall include each Primary Trustee and each Ancillary Trustee except to the extent specific reference herein is made to Primary or Ancillary Trustee.

ARTICLE 2 ELIGIBILITY

2.01 Eligible Class

A person is in the Eligible Class if he is an Employee in the Service of the Employer in any of the following job classifications on or after the respective effective date and is not a leased Employee as defined in Section 414 of the Code.

(a) Effective April 1, 1990 is represented for collective bargaining by United Food and Commercial Workers International Union Local 551 (hereinafter referred to as the "**Butchers Group**").

(b) Effective May 1, 1968 is an administrative, sales or supervisory Employee or effective on and after August 1, 1997 is an Employee employed in the Superior Foods Division of Bridgford Foods Corporation and is not covered by any other retirement plan that the Employer may sponsor (hereinafter referred to as the "**Corporate Group.**").

Provided, however, any Corporate Group Employee or other individual whose services are classified as part of the Corporate Group who is not a Corporate Group Participant of the Plan on March 31, 2006 shall be excluded from the Corporate Group Eligible Class and shall not be eligible to participate in the Plan as a Corporate Group Participant after March 31, 2006.

(c) Effective September 1, 1983 a member of the Bakery & Confectionery Workers Local 111 (hereinafter referred to as the "**Dallas Group**").

Notwithstanding any provision of the Plan to the contrary, any Dallas Group Employee or other individual whose services are classified as part of the Dallas Group who is not a Dallas Group Participant of the Plan on December 31, 2006 shall be excluded from the Dallas Group Eligible Class and shall not be eligible to participate in the Plan as a Dallas Group Participant after December 31, 2006.

(d) Effective July 1, 1987 is covered under a collective bargaining agreement between the Employer and the International Brotherhood of Teamsters Local 617 (hereinafter referred to as "**Secaucus Group**").

(e) Provided, however, there shall be excluded from the Eligible Class any individual who is a "payroll service or agency employee". For purposes of this Section 2.01, the term "payroll service or agency employee" means an individual (i) for whom the direct payor of compensation with respect to the performance of services for the Employer is any outside entity, including but not limited to a payroll service or temporary employment agency, rather than by the Employer's internal corporate payroll system; or (ii) who is paid directly by the Employer, but not through an internal corporate payroll system (e.g., through purchase order accounts); or (iii) designated by the Employer as an independent contractor, either through the terms

of an agreement with such individual or otherwise. The determination whether an individual is a "payroll service or agency employee" shall be made by the Administrator, in its sole discretion, based solely upon these criteria, without regard to whether the individual is considered a common law employee of an Employer for any other purpose.

2.02 Eligibility Requirements

(a) An Employee who is a Participant of this Plan on March 31, 2006, will remain a Participant thereafter subject to the terms of this Plan.

(b) Eligibility Requirements shall mean effective on or after April 1, 2006 the following:

(b-1) For a **Dallas Group** Employee, **Butchers Group** Employee and a **Secaucus Group** Employee, the completion of one (1) Year of Service.

(c) Each Employee in Service on April 1, 2006 will become an Active Participant on such date, if he then meets each of the following requirements:

(c-1) he is in the Eligible Class;

(c-2) he has completed the Eligibility Requirements described in paragraph (b-1).

(d) Each other Employee in Service on April 1, 2006, or if later, the effective date on which such Employee becomes a member of the Eligible Class, who does not then become an Active Participant, or an Employee entering Service after such date, will become an Active Participant on the first day of the month coinciding with or following the date he satisfies the following requirements:

(d-1) he is in the Eligible Class;

(d-2) he has completed the Eligibility Requirements described in paragraph (b) above.

(e) An Employee who, on or after the first day of the first Plan Year beginning after December 31, 1975, terminates employment with the Employer and subsequently returns to Service in the Eligible Class will become a Participant as of his date of reemployment in the Eligible Class, provided he meets one of the following conditions:

(e-1) he is vested in any percentage of his Accrued Benefit; or

(e-2) he has less than five consecutive One-Year Breaks in Service and has met the age and service requirements; or

(e-3) his Years of Service for eligibility purposes before he terminated employment exceed the number of consecutive One-Year Breaks in Service incurred after the date he terminated employment and has met the age and service requirements.

Any Year of Service which would have been excluded if the Employee had returned to Service prior to the first day of the Plan Year beginning after December 31, 1984, in accordance with the Plan as constituted immediately before such date, shall be excluded for all purposes thereafter, including any future application of this paragraph (e).

An Employee who terminated employment with the Employer before the first day of the first Plan Year beginning in 1976, or an Employee returning after termination who does not meet the conditions of this paragraph (e) must meet the requirements of paragraph (d) above before again becoming an Active Participant.

2.03 Transferred Participants

In the event a Participant transfers from one job classification within the Eligible Class, described in subsections 2.01(a), (b), (c) or (d), to another such job classification within the Eligible Class or any other job classification, the benefits accrued for such Participant as of the date of transfer ("Transfer Date") shall not increase due to Service or Earnings paid after the Transfer Date. The Participants Accrued Benefit, on the Transfer Date, including all ancillary rights and features attributable to such Accrued Benefit, shall be maintained and administered separately in accordance with the provisions of the Plan. The Participant shall be eligible to accrue additional benefits after the Transfer Date in accordance with the Plan, provided he is transferred to a job classification within the Eligible Class. Except for purposes of vesting (including any Plan provision which refers to Vesting Service) and eligibility to participate, Service credited prior to the Transfer Date shall be excluded for purposes of determining accrual of any additional benefits for such Participant (including any respective ancillary benefits) on and after the Transfer Date.

In the event a Participant transfers after May 12, 2006 from a job classification not included in the Corporate Group to a job classification included within the Corporate Group, such Participant shall not accrue any additional Accrued Benefits based on Service or Earnings while employed in the Corporate Group after May 12, 2006.

In the event a Participant transfers after December 31, 2006 from a job classification not included in the Dallas Group to a job classification included within the Dallas Group, such Participant shall not accrue any additional Accrued Benefits attributable to Service while employed in the Dallas Group after December 31, 2006.

ARTICLE 3 RETIREMENT BENEFITS FOR BUTCHERS GROUP PARTICIPANTS

For purposes of this Article only, any reference to Participant shall exclusively apply to **Butchers Group** Participants.

3.01 Eligibility for Retirement Benefits

Non-Forfeitable benefit payments will be made monthly in an amount equal to one-twelfth of the annual benefit payable under the applicable form of distribution. Such payment will commence when a Participant becomes a Retired Participant, which will be on the Participant's Normal Retirement Date or, if applicable, on his duly elected Early Retirement Date or his Late Retirement Date. A Participant may elect to receive his benefit payments under any one of the forms described in Article 9.

3.02 Amount of Benefit at Normal Retirement

The monthly amount of retirement benefit, payable in the Normal Form, to be provided for a Participant who has Service in the Eligible Class who retires from Service on his Normal Retirement Date will equal either paragraph (a) or paragraph (b), minus paragraph (c), if applicable:

(a) For an Active Participant who is credited with one Hour of Service for vesting purposes on or after January 1, 1999, $59 (fifty-nine dollars) times the number of such Participant's Years of Credited Service.

(b) For a Participant other than a Participant referred to in subparagraph 3.02(a) above determined as follows:

(b-1) For such Participant who is hired on or after January 18, 1983, $45 (forty-five dollars) times the number of such Participant's Years of Credited Service.

(b-2) For such Participant who is hired prior to January 18, 1983:

(i) $45 (forty-five dollars) times the number of such Participant's Years of Credited Service credited prior to July 1, 1989; plus

(ii) $60 (sixty dollars) times the number of such Participant's Years of Credited Service credited on and after July 1, 1989.

(c) the benefits earned as a participant in United Foods Commercial Workers Pension Trust Fund.

3.03 Amount of Benefit at Late Retirement

A retirement benefit will be provided for a Participant who becomes a Retired Participant on a Late Retirement Date. Subject to Section 3.04 entitled "Minimum Amount of Benefit at Late Retirement" the yearly amount of such retirement benefit, payable in the Normal Form, will equal the amount accrued to the Participant under Section 3.02 entitled "Amount of Benefit at Normal Retirement" using his Years of Credited Service determined as of the Participant's Late Retirement Date.

3.04 Minimum Amount of Benefit at Late Retirement

The minimum amount of benefit, payable in the Normal Form, to be provided for a Participant who has at least one Hour of Service in the Eligible Class on or after the first day of the Plan Year beginning in 1988, who becomes a Retired Participant on a Late Retirement Date will equal the amount which would have been paid to the Participant if he had become a Retired Participant on his Normal Retirement Date multiplied by the percentage determined from Table L on his Late Retirement Date.

If the Accrued Benefit of a Late Retired Participant determined under this Section as of any date later than the Participant's Normal Retirement Date would exceed the limitations under Article 7, entitled "Maximum Permissible Benefit" on account of any actuarial increase for Late Retirement, such actuarial increase shall not be provided, and instead the Participant may elect to immediately commence payment of benefits in accordance with Article 9, or in the absence of such election, payment of benefits to such Late Retired Participant will be suspended in accordance with Department of Labor Regulation 2530.203-3 until the Participant either makes an election to commence payment of benefits or reaches his Late Retirement Date, whichever occurs first.

If such Participant has no Service in the Eligible Class after the first day of the Plan Year beginning in 1988, his benefit will be calculated in accordance with the provisions of the Plan in effect on the date he terminated such Service.

3.05 Additional Amount of Benefit Accrued After Late Retirement Date

A Retired Participant may accrue additional amounts of retirement benefit for Service in the Eligible Class after his Late Retirement Date. Notwithstanding any provision in the Plan to the contrary, such additional benefit accrual shall be payable to the Participant in the same form of payment in effect on the Participant's Late Retirement Date commencing on the first day of the Plan Year following the Plan Year during which such additional benefit was accrued. The yearly amount of additional benefit determined each Plan Year will equal the amount accrued to the Participant under the Section 3.02 entitled "Amount of Benefit at Normal Retirement" using his Years of Credited Service determined as of the end of each Plan Year subject to the following:

(a) the yearly benefit is calculated to the last day of each Plan Year following his Late Retirement Date or, if earlier, the Participant's actual termination of Service in the Eligible Class;

(b) the yearly amount accrued to the Participant to the last day of the prior Plan Year or, if later, the Participant's Late Retirement Date, is compared with the amount determined in subsection (a) immediately above; if the amount determined in subsection (a) is greater than the amount described in this subsection (b), then an additional benefit has accrued and the amount due to the affected Participant is determined in accordance with the immediately following subsections (c) and (d); otherwise, no additional benefit has accrued and no additional benefit is due to the affected Participant;

(c) the difference in the yearly benefit is adjusted for the form of payment in effect on the Participant's Late Retirement Date, if other than the Normal Form;

(d) the yearly amount is divided by twelve to obtain the monthly amount of benefit.

3.06 Amount of Benefit at Early Retirement

A retirement benefit will be provided for a Participant who retires from Service on an Early Retirement Date.

The yearly amount of such retirement benefit, payable in the Normal Form, for a Participant will equal the benefit accrued to the Participant under Section 3.02 entitled "Amount of Benefit at Normal Retirement," based on his Years of Credited Service to his Early Retirement Date reduced by 1/2 of 1% (one half of one percent) for each month, to a maximum of sixty months, by which his Early Retirement Date precedes his sixtieth birthday, and by 1/3 of 1 % (one third of one percent) for each additional month, if any, by which his Early Retirement Date precedes his fifty-fifth birthday.

3.07 Amount of Benefit at Retirement for Terminated Participant

A retirement benefit will be provided for a Terminated Participant who becomes a Retired Participant on his Normal Retirement Date or a duly elected Early Retirement Date.

Such retirement benefit will be in the same amount the Participant would have received had he reached his Retirement Date on the date he terminated, subject to the provisions of Article 10 and using Years of Credited Service to the Participant's date of termination.

ARTICLE 4 RETIREMENT BENEFITS FOR CORPORATE GROUP PARTICIPANTS

For purposes of this Article only, any reference to Participant shall exclusively apply to **Corporate Group** Participants.

4.01 Eligibility for Retirement Benefits

Non-Forfeitable benefit payments will be made monthly in an amount equal to one-twelfth of the annual benefit payable under the applicable form of distribution. Such payment will commence when a Participant becomes a Retired Participant, which will be on the Participant's Normal Retirement Date or, if applicable, on his duly elected Early Retirement Date or his Late Retirement Date. A Participant may elect to receive his benefit payments under any one of the forms described in Article 9.

4.02 Amount of Benefit at Normal Retirement

The yearly amount of retirement benefit, payable in the Normal Form, to be provided for a Participant who retires from Service on his Normal Retirement Date will equal the sum of his benefit credits determined as follows:

(a) Future Service Benefit Credit

During each Plan Year beginning on and after the Effective Date that an Active Participant has Service in the Eligible Class he will receive a benefit credit equal to 1 1/2% (one and one-half percent) of his Earnings during such Plan Year.

(b) Past Service Benefit Credit

Each Employee who became an Active Participant on May 1, 1968 and is an Active Participant on January 1, 1988, shall be provided a benefit credit equal to paragraph (b-1) times paragraph (b-2):

(b-1) 1 1/2% (one and one-half percent) of his Past Service Earnings;

(b-2) the number of years and months, not exceeding ten years, of continuous Service from the Participant's date of hire to May 1, 1968.

Past Service Earnings means the basic earnings for Service in the Eligible Class from the Employer during the Plan Year that began on January 1, 1968.

Any Employee who became an Active Participant on May 1, 1968 and is a Retired Participant on January 1, 1988, shall be provided the Past Service benefit credit described in this paragraph (b) beginning on January 1, 1988.

Any Employee employed in the Superior Foods Division of Bridgford Foods Corporation who became an Active Participant effective August 1, 1997 shall be provided a Past Service benefit credit equal to 1 ½% (one and one-half percent) of his Earnings during the period September 1, 1996 through July 31, 1997.

(c) Subject to paragraph 4.02(d) below and notwithstanding any provision of the Plan to the contrary, the Accrued Benefit for each Plan Corporate Group Participant determined on May 12, 2006 shall not further increase on account of the Corporate Group Participant's Service and Earnings attributable to such Service after May 12, 2006. The Corporate Group Participant's frozen Accrued Benefit on May 12, 2006 shall be computed on the basis of the Corporate Group Participant's Service as of May 12, 2006, and Earnings attributable to such Service, and all other applicable terms of the Plan benefit formula set forth in the Plan.

(d) The provisions of paragraph 4.02(c) above shall apply to a Terminated Corporate Group Participant who is reemployed, except that the reemployment provisions of Section 2.02 and the restoration of benefits provisions of Section 10.04 shall remain in effect, but only to the extent restoration of such benefits relate to periods of participation in the Plan on and before May 12, 2006.

4.03 Amount of Benefit at Late Retirement

A retirement benefit will be provided for a Participant who becomes a Retired Participant on a Late Retirement Date. Subject to Section 4.04 entitled "Minimum Amount of Benefit at Late Retirement" the yearly amount of such retirement benefit, payable in the Normal Form, will equal the sum of the benefit credits accrued to the Participant under Section 4.02 entitled "Amount of Benefit at Normal Retirement" plus an additional benefit credit for each Plan Year preceding his Late Retirement Date. The yearly amount of additional benefit credit will be determined in accordance with the formula in paragraph (a) under the Section 4.02 entitled "Amount of Benefit at Normal Retirement" using his Earnings and Service in the Eligible Class up to the Participant's Late Retirement Date.

4.04 Minimum Amount of Benefit at Late Retirement

The minimum amount of benefit, payable in the Normal Form, to be provided for a Participant who has at least one Hour of Service in the Eligible Class on or after the first day of the Plan Year beginning in 1988, who becomes a Retired Participant on a Late Retirement Date will equal the amount which would have been paid to the Participant if he had become a Retired Participant on his Normal Retirement Date multiplied by the percentage determined from Table L on his Late Retirement Date.

If the Accrued Benefit of a Late Retired Participant determined under this Section as of any date later than the Participant's Normal Retirement Date would exceed the limitations under Article 7, entitled "Maximum Permissible Benefit" on account of any actuarial increase for Late Retirement, such actuarial increase shall not be provided, and instead the Participant may elect to immediately commence payment of benefits in accordance with Article 9, or in the absence of such election, payment of benefits to such Late Retired Participant will be suspended in accordance with Department of Labor Regulation 2530.203-3 until the Participant either makes an election to commence payment of benefits or reaches his Late Retirement Date, whichever occurs first.

If such Participant has no Service in the Eligible Class after the first day of the Plan Year beginning in 1988, his benefit will be calculated in accordance with the provisions of the Plan in effect on the date he terminated such Service.

4.05 Additional Amount of Benefit Accrued After Late Retirement Date

A Retired Participant may accrue additional amounts of retirement benefit for Service in the Eligible Class after his Late Retirement Date. Notwithstanding any provision in the Plan to the contrary, such additional benefit accrual shall be payable to the Participant in the same form of payment in effect on the Participant's Late Retirement Date commencing on the first day of the Plan Year following the Plan Year during which such additional benefit was accrued. The yearly amount of additional benefit determined each Plan Year will equal the amount accrued to the Participant under the Section 4.02 entitled "Amount of Benefit at Normal Retirement" using his Years of Credited Service determined as of the end of each Plan Year subject to the following:

(a) the yearly benefit is calculated to the last day of each Plan Year following his Late Retirement Date or, if earlier, the Participant's actual termination of Service in the Eligible Class;

(b) the yearly amount accrued to the Participant to the last day of the prior Plan Year or, if later, the Participant's Late Retirement Date, is subtracted;

(c) the difference in the yearly benefit is adjusted for the form of payment in effect on the Participant's Late Retirement Date, if other than the Normal Form;

(d) the yearly amount is divided by twelve to obtain the monthly amount of benefit.

4.06 Amount of Benefit at Early Retirement

A retirement benefit will be provided for a Participant who retires from Service on an Early Retirement Date.

The yearly amount of such retirement benefit, payable in the Normal Form, for a Participant will equal the benefit accrued to the Participant under Section 4.02 entitled "Amount of Benefit at Normal Retirement," based on his Earnings to his Early Retirement Date reduced by 2% (two percent) for each of the first five (5) years that his Early Retirement Date precedes his Normal Retirement Date, and by an additional 4% (four percent) for each year his Early Retirement Date precedes his sixtieth birthday.

4.07 Amount of Benefit at Retirement for Terminated Participant

A retirement benefit will be provided for a Terminated Participant who becomes a Retired Participant on his Normal Retirement Date or a duly elected Early Retirement Date.

Such retirement benefit will be in the same amount the Participant would have received had he reached his Retirement Date on the date he terminated, subject to the provisions of Article 10 and using Earnings to the Participant's date of termination.

4.08 Cost-of-Living Adjustments

As of the first day of each Plan Year following:

(a) The Retirement Date of a Participant, or

(b) The death of an Active, Late Retired, or Terminated Participant whose spouse is eligible for spouse's benefit payments resulting from Spouse's Coverage described in Article 11, the monthly amount of benefit payable to a Participant described above, or to a duly named joint payee surviving a Retired Participant, or to a spouse eligible for spouse's benefit payments will be subject to the cost-of-living adjustments described in the following paragraph.

Cost-of-living adjustments will be based on the Consumer Price Index (Urban Wage Earners and Clerical Workers), published monthly by the Bureau of Labor Statistics. The adjustment for each Plan Year will be determined by dividing the Consumer Price Index for the fourth month preceding the beginning of the Plan Year by the Consumer Price Index for the fourth month prior to the immediately preceding Plan anniversary, or if later, the fourth month preceding the Participant's Retirement Date, as appropriate. The monthly amount of benefit payable or credited during the current Plan Year will equal the monthly amount payable or credited during the preceding Plan Year adjusted by the percentage increase or decrease in the Consumer Price Index, to the nearest one-tenth of one percent.

The Plan Administrator and Aetna, or such other insurance company providing guaranteed benefits, may agree more than four months prior to a Plan anniversary to substitute for the Consumer Price Index, as of the Plan anniversary, another index deemed more suitable to accomplish Cost-of-living adjustments.

No annual percentage increase or decrease of a monthly amount of benefit will exceed 4%.

No monthly amount of benefit will be reduced by a cost-of-living adjustment below the monthly amount of benefit credited or payable to the Participant or his duly named joint payee, or his spouse on the Payment Starting Date.

ARTICLE 5 RETIREMENT BENEFITS FOR DALLAS GROUP PARTICIPANTS

For purposes of this Article only, any reference to Participant shall exclusively apply to **Dallas Group** Participants.

5.01 Eligibility for Retirement Benefits

Non-Forfeitable benefit payments will be made monthly in an amount equal to one-twelfth of the annual benefit payable under the applicable form of distribution. Such payment will commence when a Participant becomes a Retired Participant, which will be on the Participant's Normal Retirement Date or, if applicable, on his duly elected Early Retirement Date or his Late Retirement Date. A Participant may elect to receive his benefit payments under any one of the forms described in Article 9.

5.02 Amount of Benefit at Normal Retirement

Subject to Section 5.03, entitled "Minimum Amount of Benefit at Retirement," the yearly amount of retirement benefit, payable in the Normal Form, to be provided for a Participant who has Service in the Eligible Class who retires from Service on his Normal Retirement Date will equal the amount credited under paragraph (a) plus the amount credited under paragraph (b) plus paragraph (c):

(a) For an Active Participant who is credited with Service in the Eligible Class on and after September 1, 1999, a benefit credit equal to item (a-1) multiplied by item (a-2), subject to item (a-3):

(a-1) $150 (one hundred fifty dollars);

(a-2) the number of Years of Credited Service credited to such Participant on and after September 1, 1999 solely with respect to Service on and after such date.

(a-3) This subparagraph shall be effective June 1, 2005. Any Retired Participant who would have been credited with an additional Accrued Pension had this paragraph been in effect on and after September 1, 1999 shall receive additional benefits in accordance with the terms of Amendment 30 to the Plan.

(b) For an Active Participant who is credited with Service in the Eligible Class on and after September 1, 1990, a benefit credit equal to item (b-1) multiplied by item (b-2):

(b-1) $120 (one hundred twenty dollars);

(b-2) the number of Years of Credited Service credited to such Participant on and after September 1, 1990 solely with respect to Service on and after such date.

(c) For an Active Participant who is credited with Service in the Eligible Class prior to September 1, 1990, a benefit credit equal to item (c-1) multiplied by item (c-2):

(c-1) $60 (sixty dollars);

(c-2) the number of Years of Credited Service credited to such Participant for the period beginning on and after September 1, 1983 and prior to September 1, 1990, solely with respect to Service during such period.

(d) Subject to paragraph 5.02(e) below, and notwithstanding any provision of the Plan to the contrary, the Accrued Benefit for each Plan Dallas Group Participant determined on December 31, 2006 shall not further increase on account of the Dallas Group Participant's Service after December 31, 2006. The Dallas Group Participant's frozen Accrued Benefit on December 31, 2006 shall be computed on the basis of the Dallas Group Participant's Years of Credited Service as of December 31, 2006, and all other applicable terms of the Plan benefit formula set forth in the Plan.

(e) The provisions of paragraph 5.02(d) above shall apply to a Terminated Dallas Group Participant who is reemployed, except that the reemployment provisions of Section 2.02 and the restoration of benefits provisions of Section 10.04 shall remain in effect, but only to the extent restoration of such benefits relate to periods of participation in the Plan on and before December 31, 2006.

5.03 Minimum Amount of Benefit at Retirement

The minimum monthly amount of retirement benefit, payable in the Normal Form, to be provided for a Participant who retires from Service in the Eligible Class on his Normal, Early, or Late Retirement Date will never be less than $100.00 (one hundred dollars).

5.04 Amount of Benefit at Late Retirement

A retirement benefit will be provided for a Participant who becomes a Retired Participant on a Late Retirement Date. Subject to Section 5.03, entitled "Minimum Amount of Benefit at Retirement," and Section 5.05, entitled "Minimum Amount of Benefit at Late Retirement," the yearly amount of such retirement benefit, payable in the Normal Form, will equal amount accrued to the Participant under Section 5.02 entitled "Amount of Benefit at Normal Retirement" using his Years of Credited Service determined as of the Participant's Late Retirement Date.

5.05 Minimum Amount of Benefit at Late Retirement

The minimum amount of benefit, payable in the Normal Form, to be provided for a Participant who has at least one Hour of Service in the Eligible Class on or after the first day of the Plan Year beginning in 1988, who becomes a Retired Participant on a Late Retirement Date will equal the amount which would have been paid to the Participant if he had become a Retired Participant on his Normal Retirement Date multiplied by the percentage determined from Table L on his Late Retirement Date.

If such Participant has no Service in the Eligible Class after the first day of the Plan Year beginning in 1988, his benefit will be calculated in accordance with the provisions of the Plan in effect on the date he terminated such Service.

If the Accrued Benefit of a Late Retired Participant determined under this Section as of any date later than the Participant's Normal Retirement Date would exceed the limitations under the Section in Article 7, entitled "Maximum Permissible Benefit" on account of any actuarial increase for Late Retirement, such actuarial increase shall not be provided, and instead the Participant may elect to immediately commence payment of benefits in accordance with Section 9.01, or in the absence of such election, payment of benefits to such Late Retired Participant will be suspended in accordance with Department of Labor Regulation 2530.203-3 until the Participant either makes an election to commence payment of benefits or reaches his Late Retirement Date, whichever occurs first.

5.06 Additional Amount of Benefit Accrued After Late Retirement Date

A Retired Participant may accrue additional amounts of retirement benefit for Service in the Eligible Class after his Late Retirement Date. Notwithstanding any provision in the Plan to the contrary, such additional benefit accrual shall be payable to the Participant in the same form of payment in effect on the Participant's Late Retirement Date commencing on the first day of the Plan Year following the Plan Year during which such additional benefit was accrued. The yearly amount of additional benefit determined each Plan Year will equal the amount accrued to the Participant under the Section 5.02 entitled "Amount of Benefit at Normal Retirement" using his Years of Credited Service determined as of the end of each Plan Year subject to the following:

(a) the yearly benefit is calculated to the last day of each Plan Year following his Late Retirement Date or, if earlier, the Participant's actual termination of Service in the Eligible Class;

(b) the yearly amount accrued to the Participant to the last day of the prior Plan Year or, if later, the Participant's Late Retirement Date, is subtracted;

(c) the difference in the yearly benefit is adjusted for the form of payment in effect on the Participant's Late Retirement Date, if other than the Normal Form;

(d) the yearly amount is divided by twelve to obtain the monthly amount of benefit.

5.07 Amount of Benefit at Early Retirement

A retirement benefit will be provided for a Participant who retires from Service on an Early Retirement Date.

Subject to Section 5.03, entitled "Minimum Amount of Benefit at Retirement," the yearly amount of such retirement benefit, payable in the Normal Form, for a Participant will equal a percentage, determined from Table C, of the benefit accrued to the Participant under Section 5.02 entitled "Amount of Benefit at Normal Retirement," based on his Years of Credited Service to his Early Retirement Date.

5.08 Amount of Benefit at Retirement for Terminated Participant

A retirement benefit will be provided for a Terminated Participant who becomes a Retired Participant on his Normal Retirement Date or a duly elected Early Retirement Date.

Such retirement benefit will be in the same amount the Participant would have received had he reached his Retirement Date on the date he terminated, subject to the provisions of Article 10 and using Years of Credited Service to the Participant's date of termination.

ARTICLE 6 RETIREMENT BENEFITS FOR SECAUCUS GROUP PARTICIPANTS

For purposes of this Article only, any reference to Participant shall exclusively apply to **Secaucus Group** Participants.

6.01 Eligibility for Retirement Benefits

Non-Forfeitable benefit payments will be made monthly in an amount equal to one-twelfth of the annual benefit payable under the applicable form of distribution. Such payment will commence when a Participant becomes a Retired Participant, which will be on the Participant's Normal Retirement Date or, if applicable, on his duly elected Early Retirement Date or his Late Retirement Date. A Participant may elect to receive his benefit payments under any one of the forms described in Article 9.

6.02 Amount of Benefit at Normal Retirement

Subject to Section 6.03, entitled "Minimum Amount of Benefit at Retirement," the yearly amount of retirement benefit, payable in the Normal Form, to be provided for a Participant who has Service in the Eligible Class who retires from Service on his Normal Retirement Date will equal paragraph (a) times paragraph (b):

(a) $99.84 (ninety-nine dollars and eighty-four cents);

(b) the number of such Participant's Years of Credited Service.

6.03 Minimum Amount of Benefit at Retirement

The minimum yearly amount of retirement benefit, payable in the Normal Form, to be provided at retirement for a Participant who retires from Service on his Normal Retirement Date will never be less than the benefit which accrued under the Inland Pension Fund from August 1, 1981 to June 30, 1987, if any.

If a Participant elects to become a Retired Participant on an Early Retirement Date, the minimum yearly amount of retirement benefit will equal the amount described above reduced by the appropriate percentage determined in accordance with the provisions of Section 6.06 entitled "Amount of Benefit at Early Retirement."

If a Participant is a Terminated Participant, the amount described above is subject to the provisions of Article 10 and uses Years of Credited Service to the Participant's date of termination.

6.04 Amount of Benefit at Late Retirement

A retirement benefit will be provided for a Participant who becomes a Retired Participant on a Late Retirement Date. Subject to Section 6.03, entitled "Minimum Amount of Benefit at Retirement," and Section 6.08, entitled "Minimum Amount of Benefit at Late Retirement," the yearly amount of such retirement benefit, payable in the Normal Form, will equal amount accrued to the Participant under Section 6.02 entitled "Amount of Benefit at Normal Retirement" using Years of Credited Service determined as of the Participant's Late Retirement Date.

6.05 Additional Amount of Benefit Accrued After Late Retirement Date

A Retired Participant may accrue additional amounts of retirement benefit for Service in the Eligible Class after his Late Retirement Date. Notwithstanding any provision in the Plan to the contrary, such additional benefit accrual shall be payable to the Participant in the same form of payment in effect on the Participant's Late Retirement Date commencing on the first day of the Plan Year following the Plan Year during which such additional benefit was accrued. The yearly amount of additional benefit determined each Plan Year will equal the amount accrued to the Participant under the Section 6.02 entitled "Amount of Benefit at Normal Retirement" using his Years of Credited Service determined as of the end of each Plan Year subject to the following:

(a) the yearly benefit is calculated to the last day of each Plan Year following his Late Retirement Date or, if earlier, the Participant's actual termination of Service in the Eligible Class;

(b) the yearly amount accrued to the Participant to the last day of the prior Plan Year or, if later, the Participant's Late Retirement Date, is subtracted;

(c) the difference in the yearly benefit is adjusted for the form of payment in effect on the Participant's Late Retirement Date, if other than the Normal Form;

(d) the yearly amount is divided by twelve to obtain the monthly amount of benefit.

6.06 Amount of Benefit at Early Retirement

A retirement benefit will be provided for a Participant who retires from Service on an Early Retirement Date.

Subject to Section 6.03, entitled "Minimum Amount of Benefit at Retirement," the yearly amount of such retirement benefit, payable in the Normal Form, for a Participant will equal the benefit accrued to the Participant under Section 6.02 entitled "Amount of Benefit at Normal Retirement," based on his Years of Credited Service to his Early Retirement Date reduced by 1/2 of 1% (one half of one percent) for each month by which his Early Retirement Date precedes his Normal Retirement Date.

6.07 Amount of Benefit at Retirement for Terminated Participant

Subject to Section 6.03, entitled "Minimum Amount of Benefit at Retirement," a retirement benefit will be provided for a Terminated Participant who becomes a Retired Participant on his Normal Retirement Date or a duly elected Early Retirement Date.

Such retirement benefit will be in the same amount the Participant would have received had he reached his Retirement Date on the date he terminated, subject to the provisions of Article 10 and using his Years of Credited Service to the Participant's date of termination.

6.08 Minimum Amount of Benefit at Late Retirement

The minimum amount of benefit, payable in the Normal Form, to be provided for a Participant who has at least one Hour of Service in the Eligible Class on or after the first day of the Plan Year beginning in 1988, who becomes a Retired Participant on a Late Retirement Date will equal the amount which would have been paid to the Participant if he had become a Retired Participant on his Normal Retirement Date multiplied by the percentage determined from Table L on his Late Retirement Date.

If such Participant has no Service in the Eligible Class after the first day of the Plan Year beginning in 1988, his benefit will be calculated in accordance with the provisions of the Plan in effect on the date he terminated such Service.

If the Accrued Benefit of a Late Retired Participant determined under this Section as of any date later than the Participant's Normal Retirement Date would exceed the limitations under Article 7, entitled "Maximum Permissible Benefit" on account of any actuarial increase for Late Retirement, such actuarial increase shall not be provided, and instead the Participant may elect to immediately commence payment of benefits in accordance with Article 9, or in the absence of such election, payment of benefits to such Late Retired Participant will be suspended in accordance with Department of Labor Regulation 2530.203-3 until the Participant either makes an election to commence payment of benefits or reaches his Late Retirement Date, whichever occurs first.

ARTICLE 7 MAXIMUM PERMISSIBLE BENEFIT

7.01 General Limitations

The maximum Annual Benefit to which a Retired Participant will be entitled under this Plan, when combined with the Annual Benefits to which he is entitled under any other qualified defined benefit plan (but excluding a multi-employer plan) maintained by the Employer or any Affiliated Employer, or a Predecessor Employer (without regard to whether the plan has been terminated) is limited according to the provisions of this Article and is effective for Limitation Years commencing on and after January 1, 2002 except as provided herein, notwithstanding any other provisions of the Plan to the contrary.

7.02 Definitions

For the purposes of this Article only, the following definitions apply:

(a) For the purposes of this Section only, the following definitions apply:

(a-1) "Actuarial Equivalent" shall mean solely for purposes of this Section including the adjustment to the Defined Benefit Dollar Limitation for

(i) payment of benefits in a form other than a straight life annuity under Code §415(b)(2)(B),

(ii) for payment of benefits commencing prior to age 62 under Code §415(b)(2)(C), or

(iii) for payment of benefits commencing after age 65 under Code §415(b)(2)(D)

the applicable assumptions prescribed in Code §415(b)(2)(E) and Regulations issued thereunder shall apply, without regard to any transition rules provided in IRS Notice 2004-78.

For purposes of making any adjustments required under Code §415(b)(2)(C), an adjustment to reflect the probability of the Participant's death between the annuity starting date and the Participant's attainment of age 62 shall be made only to the extent that a forfeiture occurs upon the Participant's death. For this purpose, no forfeiture shall be treated as occurring upon the Participant's death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in § 417(c) of the Code, upon the Participant's death.

(a-2) "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) in accordance with the method prescribed in Code Section 415(d)(2), applied to such paragraphs and in such manner as the Secretary shall prescribe. Any prescribed change to the Adjustment Factor shall apply to the Limitation Year that ends with or within the calendar year during which the prescribed change occurs. Except as otherwise provided in this Article VII, the applicable Adjustment Factor shall be determined based on the Limitation Year during which the Participant's Payment Starting Date occurs, notwithstanding such Participant's termination of employment during a prior Limitation Year.

(a-3) "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations, as defined in Section 414(b) of the Code), which includes the Employer; any trade or business (whether or not incorporated) which is under common control, as defined in Section 414(c) of the Code with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group, as defined in Section 414(m) of the Code, which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Provided, however, for purposes of determining the maximum permissible benefit that may be provided by this Plan and all other Plans of the Employer and Affiliated Employers in accordance with Section 415 of the Code, Affiliated Employer shall be defined as above, except that the provisions of Sections 414(b) and 414(c) of the Code shall be modified as required by Section 415(h) of the Code.

(a-4) "Annuity Starting Date" means a Payment Starting Date.

(a-5) "Annual Benefit" means an Accrued Benefit that is payable annually in the form of a straight life annuity. Except as provided below, where an Accrued Benefit is payable in a form other than a straight life annuity, the benefit shall be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Section. For a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the Annual Benefit shall be determined for limitation years commencing after June 30, 2007 as of each such Annuity Starting Date (and shall satisfy the limitations of this Section as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates. For this purpose, the determination of whether a new starting date has occurred shall be made without regard to § 1.401(a)-20, Q&A 10(d), and with regard to § 1.415(b)-1(b)(1)(iii)(B) and (C) of the Income Tax Regulations.

No actuarial adjustment to the benefit shall be made for (a) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant's benefit were paid in another form; (b) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or (c) the inclusion in the form of benefit of an automatic benefit increase feature, provided, for Limitation Years commencing after June 30, 2007, the form of benefit is not subject to § 417(e)(3) of the Internal Revenue Code and would otherwise satisfy the limitations of this Section, and the Plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this Section applicable at the Annuity Starting Date, as increased in subsequent years pursuant to § 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form. If the Plan provides such an automatic benefit increase, the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this Section applicable at the Annuity Starting Date, as increased in subsequent years by the Adjustment Factor.

For Limitation Years commencing after June 30, 2007, the determination of the Annual Benefit shall take into account social security supplements described in § 411(a)(9) of the Internal Revenue Code and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant § 1.411(d)-4, Q&A-3(c), of the Income Tax Regulations, but shall disregard benefits attributable to employee contributions or rollover contributions.

(a-6) "Compensation" means Section 3401(a) wages paid by the Employer to the Participant during the Limitation Year which is defined as wages in Section 3401(a) of the Code for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

Effective for Plan Years commencing after December 31, 1997, Compensation shall also include any elective deferral (as defined in Code Sec. 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Sec. 125 (cafeteria plan), 132(f)(4) (qualified transportation fringe benefit), or Code Sec. 457.

For any period while a Participant is credited with Hours of Service during an absence from employment on a Qualified Military Leave without

compensation or with reduced compensation in accordance with Section 1.16 (Hour of Service),, such Participant shall be treated as receiving Compensation during such leave of absence at the rate of Compensation the Participant would have received but for such Qualified Military Leave, or in the event that the Administrator determines such rate is not reasonably certain, on the basis of the Participant's average rate of Compensation during the 12-month period immediately preceding the commencement of such Qualified Military Leave (or, if shorter, the period of employment immediately preceding such leave).

The following shall be effective for Limitation Years commencing after June 30, 2007:

(i) Compensation in excess of the limitation on compensation that may be taken into account for determining benefits under Code Section 401(a)(17) shall be disregarded in accordance with Code Section 415 and regulations issued thereunder.

(ii) Compensation for a Limitation Year shall include compensation paid by the later of 2 ½ months after a Participant's severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant's severance from employment with the Employer and either:

(A) such compensation is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and such compensation would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer, or

(B) the payment is for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued, provided such amount is included in Earnings for determining the Participant's Accrued Benefit.

Differential wage payments. For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment, and (ii) the differential wage payment shall be treated as Compensation for purposes of this Section as required under Code Section 414(u)(12) and regulations issued thereunder.

(a-7) "Current Accrued Benefit" means a Participant's preserved Accrued Benefit under the prior terms of the Plan in accordance with §767(d)(3)(A) of the Retirement Protection Act of 1994, as amended by section 1449(a) of the Small Business Job Protection Act of 1996. Furthermore, Current Accrued Benefit shall also include the Participant's accrued benefit under all the defined benefit plans of the Employer, Affiliated Employer or Predecessor Employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to § 415 of the Internal Revenue Code in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in § 1.415(a)-1(g)(4) of the Income Tax Regulations.

Provided, however, in no event shall the Participant's Current Accrued Benefit be less than his Current Accrued Benefit determined as of the first day of the Limitation Year beginning on or after January 1, 1987. The preceding sentence shall only apply to a Participant if this Plan (or a predecessor to this Plan) was in existence on May 6, 1986, and met the applicable requirements of Section 415 of the Code as in effect for all Limitation Years.

(a-8) "Defined Benefit Dollar Limitation" means the limitation set forth in Section 415(b)(1) of the Code, increased by the Adjustment Factor.

(a-9) "Limitation Year" means the Plan Year.

(a-10) "Predecessor Employer" means for Limitation Years commencing after June 30, 2007, a prior employer with respect to a Participant in the Plan for whom the Employer or an Affiliated Employer maintains a plan that provides an Annual Benefit which the Participant accrued while performing services for such prior employer. A former entity that antedates the Employer or Affiliated Employer is also a predecessor employer with respect to a Participant if, under the facts and circumstances, the Employer or Affiliated Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(a-11) any defined term not described above is defined elsewhere in the Plan, if applicable.

7.03 Maximum Limitation

Subject to the adjustments described by Section 7.04 below, the maximum Annual Benefit to which a Retired Participant will be entitled is the lesser of the Defined Benefit Dollar Limitation, increased by the Adjustment Factor for Limitation Years commencing after the Participant's termination of employment, or 100% of a Participant's average annual compensation by the Employer during the three consecutive Plan Years (including fractions of a Plan Year) of the Participant's highest Compensation and for Limitation Years commencing prior to January 1, 2006 limited to periods while he was a Participant of the Plan (100% of Compensation Limit), payable in the form of a single life annuity. The Participant's 100% of Compensation Limit shall be increased by the Adjustment Factor for Limitation Years commencing after the later of the Participant's severance from employment or June 30, 2007 until the Participant's Annuity Starting Date ("Maximum Permissible Benefit"). Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code as amended by EGTRRA will be applied only to participants who have one hour of service on or after the first day of the first limitation year ending after December 31, 2001. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Benefit, such benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the Maximum Permissible Benefit.

For Limitation Years commencing after June 30, 2007, in the case of a Participant who is rehired by the Employer or Affiliated Employer after a severance from employment, the Participant's high three-year average compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no Compensation from the Employer or an Affiliated Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive. A Participant's Compensation for a year of service shall not include compensation in excess of the limitation under § 401(a)(17) of the Internal Revenue Code that is in effect for the calendar year in which such year of service begins.

A Participant's maximum Annual Benefit shall be determined on his Annuity Starting Date. If the Participant remains in Service following such date, his maximum Annual Benefit shall be adjusted on the first day of each Plan Year until his retirement from Service, with respect to future payments, to the lesser of:

(b-1) the current year's Defined Benefit Dollar Limitation or 100% of a Participant's average annual Compensation by the Employer during the three consecutive Plan Years of the Participant's highest Compensation and for Limitation Years prior to January 1, 2007 limited to periods while he was a Participant of the Plan, as adjusted by paragraph (c-2) below; or

(b-2) the Participant's retirement benefit determined without regard to any limitations in this Section entitled "Maximum Benefit."

(b-3) For Limitation Years commencing after June 30, 2007, if the Participant is, or has ever been, a participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a Predecessor Employer, the sum of the Participant's Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit. Where the Participant's employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the maximum permitted Annual Benefit applicable at that age, this Plan will limit a Participant's benefit accrual in such case as provided in subparagraph (b-4) below.

(b-4) This Plan is the only defined benefit plan ever maintained by the Employer with an Annual Benefit taken into account under this Section and no such adjustment shall be required.

After a Corporate Group Participant has retired from Service, his maximum yearly pension benefit shall be adjusted on the first day of each Plan Year, solely for the purpose of providing additional benefits under the provisions of "Cost-of-Living Adjustments" described in Section 4.08, with regard to future payments.

7.04 Adjustments to Maximum Limitation

(a) The maximum Annual Benefit will be adjusted, if applicable, by the following paragraphs:

(a-1) If payment of the Participant's Annual Benefit commences on an Annuity Starting Date occurring before attainment of age 62, the Defined Benefit Dollar Limitation at age 62 shall be adjusted to an Actuarial Equivalent amount of such benefit commencing at the date payments begin.

(a-2) If payment of the Participant's Annual Benefit commences on an Annuity Starting Date occurring after the Participant's attainment of age 65, the Defined Benefit Dollar Limitation will be adjusted to an Actuarial Equivalent amount of such benefit, multiplied by the Adjustment Factor.

(a-3) If the Participant's Annual Benefit payable under this Plan, when combined with the Annual Benefits to which he is entitled under any other qualified defined benefit plan maintained by the Employer, any Affiliated Employer, or a Predecessor Employer (without regard to whether the plan has been terminated) payable in any form does not exceed $10,000, as provided in Section 415(b)(4) of the Code, as adjusted by paragraph (a-5) below, and the Participant has never been a Participant in any defined contribution plan maintained by the Employer, any Affiliated Employer, or

Predecessor Employer, the Defined Benefit Dollar Limitation and the limitation described by Section 415(b)(1)(B) of the Code shall be deemed satisfied.

(a-4) If the Participant has completed less than ten years of participation, the Accrued Benefit will not exceed the Defined Benefit Dollar Limitation as adjusted by multiplying such amount by a fraction, the numerator of which is the Participant 's number of years (or part thereof) of participation in the Plan, and the denominator of which is ten. A year of participation shall be determined in accordance with applicable Regulations.

(a-5) If the Participant has completed less than ten years of service with the Employer or any Affiliated Employers, the limitations described in Sections 415(b)(1)(B), (b)(4) of the Code will be adjusted by multiplying such amounts by a fraction, the numerator of which is the Participant's number of years of service (or part thereof), and the denominator of which is ten.

(a-6) If the Annual Benefit of a Participant is payable in a form other than a single life annuity, such Accrued Benefit will not exceed the Actuarial Equivalent of the limitation for a single life annuity described above to the extent required by Section 415(b)(2)(B) of the Code and regulations issued thereunder.

(b) In no event shall paragraphs (a-4) or (a-5) above reduce the limitations provided under Sections 415(b)(1)(B) and (b)(4) of the Code to an amount less than one-tenth of the applicable limitation, as determined without regard to paragraphs (a-4) or (a-5).

(c) If the Current Accrued Benefit of an individual exceeds the benefit limitations under Section 415(b) of the Code, as modified by Sections 7.03 and 7.04, then, for purposes of Code Section 415(b), the Defined Benefit Dollar Limitation with respect to such individual will be equal to such Current Accrued Benefit.

(d) In the event any Participant is also a Participant in a defined contribution plan maintained by the Employer or an Affiliated Employer, the terms of the Plan imposing limitations on maximum benefits as in effect for Limitation Years commencing prior to January 1, 2000 shall apply. Such prior provisions of the Plan ceased to apply for all Participants who were credited with one (1) Hour of Service during a Limitation Year commencing on or after January 1, 2000. Such prior Plan provisions shall continue to apply to the Accrued Benefit of any Participant who has no Hours of Service credited in a Limitation Year commencing on or after January 1, 2000.

ARTICLE 8 DISABILITY BENEFITS

8.01 Disability Benefits - Butchers Group Active Participants

(a) A **Butchers Group** Active Participant is eligible for a monthly disability benefit if:

(a-1) he is certified by the Employer to be permanently and totally disabled, as defined in paragraph 8.04(b) below;

(a-2) he is at least age 50;

(a-3) he has completed at least 10 Years of Service, as defined for vesting purposes;

(a-4) he becomes disabled after the completion of at least 150 Hours of Service during the latest Plan Year, ending on or before the date disability commences.

(a-5) The Participant applies to the Employer for disability benefits, on a form to be furnished by the Employer.

(b) The amount of each monthly disability payment will equal 1/12 of 90% of the yearly amount of retirement benefit to which the Participant is entitled, as determined from Section 3.02 entitled "Amount of Benefit at Normal Retirement," on his date of disability.

8.02 Disability Benefits - Corporate Group Active Participants

(a) A **Corporate Group** Active Participant is eligible for a monthly disability payment if:

(a-1) he is certified by the Employer to be permanently and totally disabled, as defined in paragraph 8.04(b) below; and

(a-2) he is at least age 45; and

(a-3) he has completed at least 15 Years of Service, as defined for vesting purposes; and

(a-4) he becomes disabled on or after January 1, 1979.

(a-5) The Participant applies to the Employer for disability benefits, on a form to be furnished by the Employer.

(b) the amount of each monthly disability payment will equal 1/12 of the yearly amount of retirement benefit to which the Participant is entitled, as determined from Section 4.02 entitled "Amount of Benefit at Normal Retirement," on his date of disability.

8.03 Disability Benefits - Secaucus Group Active Participants

(a) A **Secaucus Group** Active Participant is eligible for a monthly disability payment if:

(a-1) he is certified by the Employer to be permanently and totally disabled, as defined in paragraph 8.04(b) below; and

(a-2) he is at least age 50; and

(a-3) he has performed at least 50 days of Service within the twelve-month period immediately preceding the disability; and

(a-4) he has completed at least 15 Years of Service, as defined for vesting purposes.

(a-5) he becomes disabled on or after August 1, 1981,

(a-6) the Participant applies to the Employer for disability benefits, on a form to be furnished by the Employer.

(b) the amount of each monthly disability payment will equal 1/12 of the yearly amount of retirement benefit to which the Participant is entitled, as determined from Section 6.02 entitled "Amount of Benefit at Normal Retirement," on his date of disability.

8.04 General Rules

(a) Disability benefits will be payable during the period beginning on the date of disability certification and ending immediately before the earliest date below:

(a-1) the date the Participant ceases to be permanently and totally disabled by death or recovery;

(a-2) the date the Participant fails to submit satisfactory proof of the continuance of disability.

(a-3) the Member's Normal Retirement Date or, if duly elected, the Member's Early Retirement Date.

(b) The Employer shall determine whether a Participant is permanently and totally disabled. For purposes of this Article, a Participant is totally and permanently disabled if:

(b-1) By reason of bodily or mental injury or disease, such Participant is thereby prevented from engaging in any occupation or employment for remuneration or profit; and

(b-2) Such permanent and total disability is not, directly or indirectly, the result of military service (land, sea or air), engaging in a felonious criminal enterprise, habitual drunkenness or use of narcotics, intentionally self-inflicted injury, or declared or undeclared war or any enemy action; and

(b-3) Such permanent and total disability must have existed continuously for a period of six consecutive months before the date of disability certification.

(c) The Employer, in making the above determination, shall have the right to have physical examinations, including diagnostic tests, of the Participant made by a physician or physicians selected and paid for by the Employer; and to make such other investigations as the Employer deems necessary. If a Participant refuses to permit any such physical examination or test, unless the examination or test is shown to be dangerous to the Member's life or health, the Employer shall have the right to determine without regard to any other evidence that the Participant is not permanently and totally disabled.

(d) Any such determination by the Employer shall be conclusive and binding upon all persons one year after the determination is made, if the Employer or Plan Administrator does not receive during such one-year period written notice of claim that such determination was in error. Any denial of benefits provided under this Article shall be subject to the Plan's claim procedures.

(e) A Participant who is receiving disability payments may be required to submit proof to the Employer of the continuance of permanent and total disability once every six months and shall, as required by the Employer, permit once every six months a physical examination or examinations, including diagnostic tests, made by a physician or physicians selected and paid for by the Employer. If a Participant refuses to permit such physical examination or test, unless the examination or test is shown to be dangerous to the Member's life or health, the Employer shall have the right to determine, without regard to any other evidence, that the Participant is no longer permanently and totally disabled.

(f) A Participant who is receiving disability payments will be considered an Active Participant for all purposes of this Plan except that no retirement benefit will accrue for any period of a Plan Year for which disability payments from the Plan are payable to him.

(g) A member who becomes eligible for disability payments will have a nonforfeitable interest in 100% of the total retirement benefit which had accrued to him as of the date of disability certification. His nonforfeitable interest, if any, in a retirement benefit which may accrue to him after the date his disability payments end will be determined in accordance with Article 10.

(h) If a Participant is receiving disability payments immediately before his Normal or Early Retirement Date, a retirement benefit will be provided for him under the Normal, or Early Retirement provisions of either Article 3, 4 or 6, whichever is applicable.

ARTICLE 9 METHOD AND TIMING OF PLAN BENEFIT DISTRIBUTIONS

9.01 Time and Duration of Retirement and Death Benefit Payments

(a) Unless a Participant elects otherwise, monthly retirement benefit payments to a Participant will begin as of the date a Participant becomes retired under the Plan. Provided however, in no event will such payments commence any later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

(a-1) the date on which the Participant attains Normal Retirement Age;

(a-2) the tenth anniversary of the year in which the Participant commenced participation in the Plan;

(a-3) the date the Participant terminates his Service with the Employer.

The monthly amount of each such benefit payment will equal 1/12 of the yearly amount of retirement benefit provided for the Participant on the date he became a Retired Participant. Benefit payments to any other payee will begin on the date such payee becomes entitled to a benefit as determined in accordance with the provisions of this Plan. Benefit payments will cease with the payment due immediately before the person's death, or, if earlier, the end of the term of payment.

(b) Except as otherwise required by this Article, the Death Benefit payable to a surviving spouse or beneficiary of a deceased Participant shall be paid at such time or times as specifically set forth and subject to any restrictions in Article 11.

9.02 Suspension of Benefit Payments

Payment of benefits to a Late Retired Participant will be suspended in accordance with Department of Labor Regulation 2530.203-3 for the period between a Participant's Normal Retirement Date and his Late Retirement Date. Any notice requirement under such regulation shall only affect the Plan’s right to begin such suspension by withholding payments; and shall not affect the Plan's entitlement to withhold or recoup all payments which the Plan is entitled to withhold under Department of Labor Reg. § 2530.203-3.

If a Retired **Secaucus Group** Participant is reemployed by the Employer in any job classification, his retirement benefit payments will be suspended during such period of re-employment in accordance with Department of Labor Regulation 2530.203-3 but not later than his Late Retirement Date. Such Participant will be considered to become a Retired Participant for the purposes of and with respect to any additional benefit for which the Plan Administrator thereafter determines him to be eligible. Benefit payments will recommence under the same form of payment in effect prior to the date such Participant was reemployed.

Any notice requirement under such regulation shall only affect the Plan's right to begin such suspension by withholding payments; and shall not affect the Plan's entitlement to withhold or recoup all payments which the Plan is entitled to withhold under Department of Labor Reg. § 2530.203-3.

9.03 Required Form of Benefit Payment

Except as provided in Section 9.05 entitled "Small Benefit Payments," benefits shall be distributed to Retired Participants in accordance with the following:

(a) For a Participant who is married on the date he becomes a Retired Participant, retirement benefit payments will be paid to the Participant in the form of a Qualified Joint and Survivor Annuity. Provided, however, such Participant may waive the Qualified Joint and Survivor Annuity form of payment and elect an alternative benefit payment option described in this Article by making a written election on a form and during the period described in Section 9.04 entitled "General Election Requirements."

(b) For a Participant who is not married on the date he becomes a Retired Participant, retirement benefit payments will be paid to the Participant in the Normal Form. Provided, however, such Participant may elect to have retirement benefits paid to him in an alternative benefit payment option described in this Article by making a written election on a form and during the period described in Section 9.04 entitled "General Election Requirements."

(c) In the event a Participant dies before becoming a Retired Participant, the spouse of such Participant may become eligible for benefits in accordance with the Section entitled "Spouse's Coverage" in Article 11.

9.04 General Election Requirements

(a) Benefit Payment Elections

Subject to the limitations of Section 9.07 entitled "Minimum Required Distributions," a Participant may elect to become a Retired Participant and commence receiving retirement benefits in the required form of payment described in Section 9.03 or an alternative benefit payment option described in Section 9.06 by filling out and filing the appropriate election form with the Plan Administrator during the 180-day period (90-day period for Plan Years beginning before January 1, 2007) ending on the Payment Starting Date.

A married Participant may elect an optional form of payment other than a Qualified Joint and Survivor Annuity provided the Participant's spouse consents in writing to such election and such consent is witnessed by a representative of the Plan Administrator or notary public. Such consent shall be binding only with respect to the spouse executing the consent. Such consent must acknowledge the

effect of the election on the spouse and such consent may not be revoked by the spouse. The requirement for such a written consent may be waived if it is established to the sole satisfaction of the Plan Administrator that such spouse cannot be located or is otherwise unable to give such consent under circumstances authorized by regulation. A married Participant may elect payment of retirement benefits in the form of a Qualified Joint and Survivor Annuity without the consent of his spouse.

The election of an optional form of payment becomes void and the rights of all parties will be the same as if the option had never been elected under the following circumstances:

(i) the Participant is married and dies before the Payment Starting Date; or

(ii) the Participant is unmarried and dies before the Payment Starting Date; or

(iii) the Participant duly elected the joint retirement benefit option and his joint payee dies before the Payment Starting Date; or

(iv) the Participant revokes the election of an option before the Payment Starting Date.

(b) At any time, during the 180-day period (90-day period for Plan Years beginning before January 1, 2007) ending on the date immediately preceding the Payment Starting Date, the Participant may revoke any prior benefit payment election which has been filed with the Plan Administrator, without the consent of the Participant's spouse (if any) by filing a written revocation with the Plan Administrator. Except as provided in the preceding sentence a married Participant may not subsequently change a benefit payment election, including the naming of any nonspouse beneficiary without again obtaining the consent of his spouse in accordance with the procedures described in paragraph 9.04(a). In no event may a benefit payment election be changed or revoked by any Participant on or after the Payment Starting Date.

(c) The Plan Administrator shall provide a general explanation to each Participant, in writing no more than 180 days (90 days for Plan Years beginning before January 1, 2007) and no less than 30 days before the Payment Starting Date, of the Participant's right to elect a form of benefit other than a Qualified Joint and Survivor Annuity, with respect to a married Participant or a benefit payable in the Normal Form, with respect to all other Participants. Effective for Plan Years commencing on and after December 31, 2000, the Participant and the Participant's Spouse may consent to waiving the minimum thirty (30) day notice period described above and may receive the general explanation no less than seven (7) days prior to the Payment Starting Date, provided that:

(c-1) The Plan Administrator clearly informs the Participant and the Participant's Spouse that they have a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable a particular distribution option), and

(c-2) the Participant and the Participant's Spouse, after receiving the notice, affirmatively elect to take a distribution.

The explanation will generally provide a written description in non-technical language of the terms and conditions of the Qualified Joint and Survivor Annuity to be provided by this Plan, the Participant's right to elect to waive the Qualified Joint and Survivor Annuity; the effect of such a waiver election; the circumstances requiring the written consent of the spouse for such waiver election to be effective; the Participant's right to revoke such an election, and the effect of such a revocation. The explanation shall also provide a means for the Participant to determine the relative values that an election of an alternative benefit payment option will have on his monthly retirement benefit and the rights of his spouse and effective for Plan Years beginning after December 31, 2006, a description of a Participant's right to defer receipt of a distribution and the consequences of failing to defer in accordance with Code Section 417 and other applicable regulations and rulings issued thereunder. If the Participant requests in writing any additional information regarding the election of an optional form of benefit, the Plan Administrator shall furnish the applicable information to the Participant no later than 30 days after receipt of such request.

9.05 Small Benefit Payments

(a) Except as provided in subparagraph (b) of this Section, if, upon the occurrence of any of the events described subparagraph (c) of this Section the amount of retirement benefit payable is less than $50 per month or effective December 1, 2001, if the present value of such benefit is less than $5,000, a lump sum payment of the Participant's entire nonforfeitable benefit, taking into account any forfeiture occurring as a result of the Participant's death in accordance with Article 11, will be made in lieu of benefit payments, provided that if the present value of such benefit exceeds $5,000, a lump sum payment will be made only with the consent of the Participant or other payee. If such distribution amount is $5,000 or less, and if such Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with Section 9.08, or to receive the distribution directly in accordance with terms of the Plan, then the Plan Administrator will distribute the amount to the Participant as soon as administratively practicable without the Participant's consent.

If the Participant is married, the spouse must also consent to any lump sum payment for which the Participant's consent is required, unless the Plan Administrator is satisfied that such consent cannot practically be obtained because the spouse cannot be located or for such other reasons as may be permitted under regulations or rules published by the

Secretary of the Treasury. The consent of the Participant and the Participant's spouse shall be obtained in writing in accordance with the notice and other requirements described in Section 9.04 entitled "General Election Requirements."

(b) Provided, however, in the event a Terminated or Retired Participant is eligible for a distribution of a single sum distribution on or after March 28, 2005 in accordance with this Section, no such distribution shall be made prior to the Participant's Normal Retirement Age without the Participant's consent if the single sum distribution amount exceeds $1,000, but does not exceed $5,000. If such distribution amount is $1,000 or less, and if such Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with Section 9.08, or to receive the distribution directly in accordance with terms of the Plan, then the Plan Administrator will distribute the amount to the Participant as soon as administratively practicable without the Participant's consent. In the event a Participant does not consent to a distribution in accordance with this subparagraph (b), payment of the Participant's benefit shall be deferred until his or her Normal Retirement Date, at which time the requirements of this subparagraph shall cease to apply and payment shall commence in accordance with subparagraph (a). The provisions of the Section entitled, "General Election Requirements" shall not apply to the Participant's Accrued Benefit deferred under this paragraph (b) of this Section if the Actuarial Equivalent of such benefit as determined in subparagraph (d) of this Section does not exceed $5,000.

(c) Such lump sum payment will be made on account of the occurrence of any of the following events:

(1) on the Participant's Normal, Early or Late Retirement Date;
(2) upon the death of an Active, Terminated or Late Retired Participant;
(3) upon the Participant's termination of Service. With respect to a Participant who is not eligible to retire upon his termination of Service, the amount of such Participant's retirement benefit payable for purposes of this Section shall be determined by reference to such Participant's Accrued Benefit.

(d) The lump sum payment will be the greater of the Actuarial Equivalence of (i) the Participant's nonforfeitable retirement or preretirement death benefit payable in the Normal Form at Normal Retirement Date (excluding all retirement type or other plan subsidies), or (ii) the Participant's nonforfeitable retirement or preretirement death benefit payable as an immediate annuity in the Normal Form at Early Retirement Date provided the Participant is eligible for early retirement (or in the case of a deceased Participant, would have been eligible if alive) on the date a distribution is made under this Section, taking into account any subsidy for early retirement (and no other subsidies). For purposes of this Section 9.05, Actuarial Equivalence shall be determined for Plan Years commencing after December 31, 2007 using the Applicable Mortality Table and the Applicable Interest Rate as defined below:

(d-1) Applicable Mortality Table means a mortality table, modified as appropriate by the Secretary of the Treasury, based on the mortality table specified for the Plan

Year under subparagraph (A) of Code section 430(h)(3) (without regard to subparagraph (C) or (D) of such section) as published in rulings, notices or other guidance as in effect on the date of distribution. In the event there is a change to the published mortality table, such change shall be effective as of the latest permissible date as set forth in such published rulings, notice or other guidance issued by the Secretary of Treasury.

(d-2) Applicable Interest Rate is the adjusted first, second, and third segment rates applied under rules similar to the rules of Code section 430(h)(2)(C) for the second month preceding the first day of the Plan Year ("Lookback Month") during which the Payment Starting Date occurs. For this purpose, the adjusted first, second, and third segment rates are determined without regard to the 24-month averaging provided under Code section 430(h)(2)(D)(i). Provided, however, for Plan Years commencing after December 31, 2007 and prior to December 31, 2011, the Applicable Interest Rate described in the preceding sentence shall be blended, where the blending ratio depends on the plan year and the phase in percentages described in Code Section and section 417(e)(3)(D)(ii), with the corresponding interest rate on 30 year Treasury securities as in effect for the Lookback Month preceding the first day of the Plan Year in which the Payment Starting Date occurs, as normally published by the Commissioner of Internal Revenue in the next succeeding month in rulings, notices or other guidance.

Actuarial Equivalence shall be determined for distributions made with respect to Payment Starting Dates occurring prior to the effective date of this Section in accordance with the Plan on such Payment Starting Date.

9.06 Alternative Benefit Payment Options

Subject to Section 9.07 entitled "Minimum Required Distributions," in the event a married Participant duly elects with the consent of his spouse pursuant to Section 9.04 above not to receive his retirement benefit in the form of a Qualified Joint and Survivor Annuity, or if such Participant is not married, in the Normal Form, such Participant may elect to have his retirement benefit paid to him in any one of the alternative optional forms for which he is eligible as follows:

(a) Three Year Certain and Continuous Retirement Benefit Option - **Butchers Group**

A **Butchers Group** Participant may elect a three year certain and continuous retirement benefit option which would provide benefit payments to such Participant during his lifetime after he becomes a Retired Participant and a death benefit payable in installments, as described below.

The yearly amount of benefit payments to such Participant will be a percentage, determined from Table I, of the amount of retirement benefit which would have been provided for him under the Normal Form.

Installment Death Benefit

(i) Upon the death of such Retired Participant who duly elected this option, a death benefit will be paid in installments to a natural person beneficiary of such Participant until the total amount of all benefit payments and installment death benefit payments which have been made to such Participant, and his beneficiary equals thirty-six (36) times the monthly benefit payments to such Participant.

(ii) The amount of each such death benefit installment payment will equal the amount of the last benefit payment to such Participant. Installments will begin on the first day of the month after the death of such Participant, and will be paid on the first day of each month thereafter until a total of thirty-six (36) retirement benefit and installment death benefit payments have been made.

(iii) The actuarially determined value of any death benefit installment payments which would have been paid to a living beneficiary, but which will not be paid because of the lack of such beneficiary, will be paid in a single sum as a death benefit payment to the following payee:

(A) the named beneficiary of such Participant, if other than a natural person;

(B) the payee determined from any group annuity contract, provided that such death benefits are funded and payable under the terms of such group annuity contract; or

(C) in any other case, to such Participant's spouse, and lastly to the estate of the last surviving person with rights to receive such benefits from the Plan.

(b) Ten Year Certain and Continuous Retirement Benefit Option - **Corporate Group and Secaucus Group**

A **Corporate Group or Secaucus Group** Participant may elect the ten year certain and continuous retirement benefit option which would provide benefit payments to him during his lifetime after he becomes a Retired Participant and a death benefit payable in installments, as described below.

The yearly amount of benefit payments to such Participant will be a percentage, determined from Table H, of the amount of retirement benefit which would have been provided for him under the Normal Form.

Installment Death Benefit

(i) Upon the death of such Retired Participant who duly elected this option, a death benefit will be paid in installments to a natural person beneficiary of such Participant until a total amount of all benefit payments and installment death benefit payments which have been made to such Participant, and his beneficiary equals one hundred twenty (120) times the monthly benefit payments to such Participant.

(ii) The amount of each such death benefit installment payment will equal the amount of the last benefit payment to such Participant. Installments will begin on the first day of the month after the death of such Participant, and will be paid on the first day of each month thereafter until a total of one hundred twenty monthly retirement benefit and installment death benefit payments have been made.

(iii) The actuarially determined value of any death benefit installment payments which would have been paid to a living beneficiary, but which will not be paid because of the lack of such beneficiary, will be paid in a single sum as a death benefit payment to the following payee:

(A) the named beneficiary of such Participant, if other than a natural person;

(B) the payee determined from any group annuity contract, provided that such death benefits are funded and payable under the terms of such group annuity contract; or

(C) in any other case, to such Participant's spouse, and lastly to the estate of the last surviving person with rights to receive such benefits from the Plan.

(c) Social Security Adjustment Option - **Corporate Group and Secaucus Group**

A **Corporate Group and Secaucus Group** Participant, or spouse eligible for benefit payments resulting from Spouse's Coverage, whose first benefit payment is due before his Social Security Date and who has not elected any other benefit payment option may elect the Social Security adjustment option. The Participant, or the spouse, as the case may be, will then receive increased benefit payments before his Social Security Date and decreased or no payments thereafter in order to provide him as nearly as possible with a level income for his lifetime from Social Security and this Plan.

For the purposes of this option, such Participant or spouse, as the case may be, shall name a Social Security Date. If such Participant elects to receive Social Security benefits at age 62, his Social Security Date will be the first day of the month following his sixty-second birthday if his birthday occurs on the first or second day of the month. If his sixty-second birthday does not occur on the first or second day of the month, the Social Security Date will be the first day of the second month following his sixty-second birthday. The Social Security Date of a spouse electing to receive Social Security benefits at age 62 will be the first day of the month coinciding with or next following the spouse's sixty-second birthday. The Social Security Date for a Participant or spouse electing to receive Social Security benefits at age 65 will be the first day of the month coinciding with or next following his sixty-fifth birthday.

If a Participant or spouse elects this option, the monthly amount of benefit payable to him before his Social Security Date will equal the amount of retirement benefit which would have been provided for him if he had not elected this option plus the product of either item (a) or (b) multiplied by item (c) below:

(a) For a **Corporate Group** Participant the appropriate percentage determined from Table D-l;

(b) For a **Secaucus Group** Participant, the appropriate percentage determined from Table D-3;

(c) his old-age insurance benefit or, if greater, his monthly spouse's insurance benefit, determined by the Plan Administrator from the provisions of the Social Security Act as constituted on such Participant's Retirement Date;

provided, if the above total is less than item (c), the amount payable to him before his Social Security Date will instead equal the amount of retirement benefit which would have been provided for him if he had not elected this option times the appropriate percentage:

(i) For a **Corporate Group** Participant, from Table D-2;

(ii) For a **Secaucus Group** Participant, from Table D-4.

Notwithstanding any provision of this Section, in no event shall the monthly retirement benefit under the Social Security Adjustment Option be less than the monthly benefit payable to the Participant or beneficiary in accordance with this Section, except that the actuarial equivalent factors described in Section 9.05 entitled "Small Benefit Payments" as of the date on which a determination is made shall be substituted for the actuarial assumptions used to derive the values in Tables D-1, D-2, D-3 and D-4.

The monthly amount of benefit, if any, payable to him on and after his Social Security Date will equal the monthly amount of benefit payable to him before his Social Security Date, determined from the preceding paragraph, minus item (c) above.

(d) Joint Retirement Benefit Option

A Participant may elect a joint retirement benefit option which would provide benefit payments to the Participant during his lifetime and thereafter to the Participant's duly named joint payee.

The yearly amount of benefit payments to a **Dallas Group** or **Corporate Group** Participant will be a percentage, determined from Table E, of the amount of retirement benefit which would have been provided for him under the Normal Form. The yearly amount of benefit payments to the joint payee will equal the amount of benefit payments to such Participant, or such fraction thereof as such Participant specifies in his election of the option.

The yearly amount of benefit payments to a **Secaucus Group** or **Butchers Group** Participant will be a percentage, determined from Table F, of the amount of retirement benefit which would have been provided for him under the Normal Form. The yearly amount of benefit payments to the joint payee will equal the amount of benefit payments to such Participant, or such fraction thereof as such Participant specifies in his election of the option.

(e) Single Life Annuity (the Normal Form)

A Participant may elect to receive his retirement benefit in the Normal Form.

(f) Special Options

Subject to the limitations described in this Article, certain other special life annuity contingent benefit payment options may be arranged to meet special needs. The following options may not be elected:

(i) deferral of payments under an interest only arrangement; or

(ii) payment to a joint payee in an amount in excess of the monthly amount payable to the Participant under the terms of the option; or

(iii) payment for a period extending beyond:

(A) the life expectancy of the Participant; or

(B) the combined life expectancy of the Participant and the Participant's designated beneficiary.

Life expectancies, for purposes of determining required distribution under Section 401(a)(9) must be computed by the use of the appropriate life expectancy tables issued by the Internal Revenue Service from time to time.

Factors used to calculate the amount of retirement benefit under a special benefit payment option will be on an actuarial basis consistent with the factors used in either Table E for a **Dallas Group** or **Corporate Group** Participant or Table F for a **Secaucus Group** or **Butchers Group** Participant.

Any special benefit payment option which provides increasing payment amounts must provide for a minimum amount to be distributed each year which is at least equal to the minimum amount required to be distributed under the Federal income tax rules applicable to qualified plans.

All requests for a special benefit payment option will be granted uniformly among Participants in accordance with the terms of any group annuity contract or any other funding vehicle used by the Plan for purposes of making benefit payments under the Plan.

9.07 Minimum Required Distributions

Notwithstanding anything in the Plan to the contrary, in no event will payments commence to a Participant any later than his "required beginning date" as defined in Section 401(a)(9)(C) of the Code. For the purposes of this Plan, the life expectancy of a Participant, or such Participant's spouse, used to determine the monthly amount of each benefit payment will not be redetermined after the payments have commenced.

Notwithstanding anything in Article 9 to the contrary, in no event will a Participant be entitled to elect any benefit payment option which does not meet the minimum distribution requirements of 401(a)(9), including the incidental death benefit requirements of 401(a)(9)(G). Furthermore, and notwithstanding any provision of the Plan to the contrary, all distributions under the Plan shall conform and not be inconsistent with the minimum required distribution rules set forth in Treas. Reg. §§1.401(a)(9)-1 through 1.401(a)(9)-9 effective on and after January 1, 2006. For calendar years 2003, 2004 and 2005 the Plan shall be administered in accordance with a good-faith interpretation of section 401(a)(9) of the Code.

A. Determination of Minimum Amount to be Distributed Each Year.

1. General Annuity Requirements. If the Participant's interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(a) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(b) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in subparagraph B;

(c) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(d) payments will either be nonincreasing or increase only as permitted in accordance with section 1.401(a)(9)-6 of the Treasury regulations.

2. Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant's required beginning date is the payment for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., monthly. All of the Participant's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's required beginning date.

3. Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning effective with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

B. The following definitions shall apply solely for purposes of this Section:

1. Designated beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury regulations.

2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year in which distributions are required to begin pursuant to subparagraph B(B).

3. Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

9.08 Direct Rollovers

This Section applies to distributions made pursuant to Section 9.05 on or after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator in accordance with applicable regulations, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(a) A Distributee who is entitled to elect a Direct Rollover with respect to all or any portion of a distribution but who does not make any election shall be deemed to have rejected the Direct Rollover option.

(b) A Distributee who elects a Direct Rollover with respect to any Eligible Rollover Distribution that is one in a series of installment payments made at least annually over a period of less than 10 years shall be deemed to have made the same election with respect to all subsequent Eligible Rollover Distributions in the series unless and until the Distributee changes the election. A change of election shall be accomplished by notifying the Plan Administrator of the change in the form and manner prescribed by the Plan Administrator.

(c) Within a reasonable period of time before an Eligible Rollover Distribution is to be made, the Plan Administrator shall provide to the Distributee an explanation of the right to elect a Direct Rollover and the federal tax withholding consequences of failing to elect a Direct Rollover. A Distributee who elects a Direct Rollover must provide all information that the Plan Administrator may require to complete the Direct Rollover.

(d) For the purposes of this Section, the following definitions will apply:

(d-1) An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance of the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (at least annually) made for the life (or the life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a) (9) of the Code.

If this Plan contains after-tax employee contributions, then for purposes of the direct rollover provisions of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the

Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Effective for distributions on and after December 31, 2006, if this Plan contains after-tax employee contributions, then for purposes of the direct rollover provisions of the Plan, any portion of a distribution which consists of after-tax employee contributions which are not includible in gross income that qualify as an Eligible Rollover Distribution may be paid as a direct rollover only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, to a qualified trust described in Section 401(a) or 403(a) of the Code or to a plan described in Section 403(b) of the Code, that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(d-2) A distribution of less than $200 that would otherwise be an Eligible Rollover Distribution within the meaning of paragraph (d-1) shall not be an Eligible Rollover Distribution if it is reasonable to expect that all such distributions to the Distributee from the Plan during the same calendar year will total less than $200.

(d-3) An "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity contract described under Section 403(b) of the Code, a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution, and an eligible plan under § 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in § 414(p) of the Code.

Notwithstanding any provision of this subsection, with respect to outgoing rollovers from the Plan, a Roth IRA within the meaning of Code Section 408A, shall also be considered an Eligible Retirement Plan for distributions made after December 31, 2007.

Effective for distributions made in calendar years after December 31, 2009, unless an earlier effective date is affirmatively elected by separate

amendment to the Plan, a non-spouse beneficiary who is a "Designated Beneficiary" under Section 401(a)(9)(E) of the Code may, by a direct trustee-to-trustee transfer, roll over all or any portion of his or her distribution to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code that the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an Eligible Rollover Distribution (other than the requirement that the distribution be made to the participant or the participant's spouse).

(d-4) A "Distributee" includes an Employee or former Employee and, for purposes of any direct transfers described in the last paragraph of Section 4.08(d-3) above, any non-spouse beneficiary described in such paragraph. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(d-5) A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE 10 TERMINATION OF SERVICE

10.01 Nonforfeitable Benefits

An Active Participant will have a nonforfeitable interest in his Accrued Benefit when he reaches his Normal Retirement Age.

A Participant who terminates Service prior to his Normal Retirement Age will have a nonforfeitable interest, if any, in his Accrued Benefit which shall be determined by multiplying the Participant's Accrued Benefit by the respective Vested Percentage from the Vesting Schedule in this Article .

10.02 Vested Percentage

(a) Except as otherwise required by Article 16, entitled "Top Heavy Provisions," a Participant who is credited with one (1) Hour of Service on or after the first day of the Plan Year beginning in 1989 will have his vested percentage in his Accrued Benefit on the date he terminates Service determined from the following:

Vesting Schedule

Years of Service	Vested Percentage
Less than 5	0%
5 or more	100%

A Terminated Participant who terminated service prior to the first day of the Plan Year beginning in 1989 will have the vested percentage in his Accrued Benefit determined by the Vesting Schedule in effect on the date he terminated service.

(b) With the exception of Years of Service described below, all Years of Service with the Employer, or with any Affiliated Company shall be aggregated for vesting purposes.

(b-1) Any Year of Service excluded as of the last day of the Plan Year beginning during 1984, in accordance with the Plan or Predecessor Plan as constituted on or before such date, shall be excluded for all purposes thereafter, including any future application of this rule.

(b-2) With respect to a Secaucus Group Participant, any Year of Service excluded prior to August 1, 1981 shall be excluded for all purposes thereafter, including any future application of this rule.

(b-3) If a Participant incurs a One-Year Break in Service (or a series of consecutive One-Year Breaks in Service) before such Participant has vested in any percentage of his Accrued Benefit, Years of Service prior to

a One-Year Break in Service (or series of one-year Breaks in Service) shall be excluded from such aggregation if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of:

(i) five; or

(ii) the number of prior Years of Service aggregated before such Break in Service.

Once excluded, a Year of Service shall be excluded for all purposes thereafter, including any future application of this rule.

Any other Participant will continue to be subject to the Vesting Schedule in effect on the date he was last credited with one (1) Hour of Service for vesting purposes.

Notwithstanding the above Vesting Schedule, if a Participant terminates Service, or dies on or after January 1, 2007 while absent on a Qualified Military Leave while retaining reemployment rights thereunder, after he becomes eligible for Early Retirement, his Vested Percentage will equal 100%. Moreover, the Plan will credit the Participant's qualified military service as Service for determining such Participant's Vested Percentage under this Section, as though the Participant had resumed employment under USERRA immediately prior to the Participant's death.

10.03 Commencement of Benefits

A Participant who terminates Service prior to becoming a Retired Participant shall be paid his nonforfeitable Accrued Benefit on his Normal Retirement Date or duly elected Early Retirement Date in accordance with Article 3 and Article 9. Provided, however, the nonforfeitable Accrued Benefit shall be paid in the form of a single lump sum payment in accordance with Section 9.05 entitled "Small Benefit Payments," if the requirements and conditions of Section 9.05 are satisfied.

10.04 Restoration of Benefits Upon Return to Service of Former Active Participant

If a former Active Participant who had terminated on or after the first day of the first Plan Year commencing during 1976, returns to Service after terminating employment, any Accrued Benefit which previously had been forfeited or canceled will be restored to his credit only under the circumstances stated in paragraphs (a) and (b), subject to paragraphs (c) and (d) below:

(a) The Participant's Accrued Benefit credited to him prior to the date he terminated Service shall be restored, subject to paragraphs (b) below, if the Participant meets any of the following requirements on the date he again becomes an Active Participant:

(a-1) he returns to Service prior to five consecutive One-Year Breaks in Service; or

(a-2) he had at any time in the past attained any nonforfeitable interest in his Accrued benefit ; or

(a-3) his Years of Service for vesting purposes aggregated at the time he terminated Service exceed the number of consecutive One-Year Breaks in Service commencing on the date he terminated service.

Provided, any Year of Service which would have been excluded if the Participant had returned to Service prior to the first day of the Plan Year commencing after December 31, 1984, in accordance with the Plan or the Predecessor Plan as constituted on or before such date, shall be excluded for all purposes thereafter, including any future application of this paragraph.

(b) Any Accrued Benefit with respect to which the Participant has a Vested Percentage of less than 100% and has received any payments, shall not be restored to his account unless the Participant returns to the Plan the amount of such payments plus interest before incurring five consecutive One-Year Breaks in Service or, if earlier, prior to the five years after resuming employment covered by the Plan. Interest shall be determined from the date of receipt of the payment to the date of repayment at the rate of 5% per annum, compounded annually to the first day of the Plan Year that begins during 1988 and at 120% of the interest rate determined under Code Section 1274, compounded annually, which is in effect on the first day of each Plan Year commencing on and after January 1, 1988.

(c) Any Accrued Benefit with respect to which the Participant has received any payments which is not described in paragraph (b) above shall not be restored to his account.

(d) If the Participant does not repay to the Plan the amount determined under (b) above, or if the Participant has received an amount described under paragraph (c) above, the total amount of such Participant's Accrued Benefit shall remain reduced by the actuarial equivalent of the benefit credit not restored.

(e) Notwithstanding any provision of the Plan to the contrary, any Accrued Benefit with respect to which the Participant has received a single sum distribution while absent from employment on a Qualified Military Leave may be restored to his account provided the Participant returns to the Plan the full amount of the distribution plus interest, compounded annually from the date of distribution at the rate determined for purposes of section 411(c)(2)(C) of the Code. Such repayment must be made while an Employee during the period commencing on his or her date of reemployment from Qualified Military Leave and continuing for a period of three times the length of the employee's immediate past period of Qualified Military Leave, but not to exceed five years. The rights under this

subparagraph (e) shall be in addition to any rights the Participant may have under subparagraph (a) or (b) of this Section. This subparagraph shall be applied separately for each Qualified Military Leave.

10.05 Forfeitures

If a Terminated Participant receives a distribution of his entire nonforfeitable Accrued Benefit in accordance with Section 10.03, the nonvested portion of such Participant's Accrued Benefit shall be immediately forfeited. For purposes of this Article, if the Participant is 0% vested in his Accrued Benefit on the date such Participant terminates Service, the Participant shall be deemed to have received a distribution of his entire nonforfeitable Accrued Benefit immediately upon termination from service.

Any portion of a Participant's benefit forfeited shall be used to reduce the Employer's contributions in the current or subsequent years.

10.06 Lost Or Missing Participants and Beneficiaries

Each person entitled to a benefit hereunder shall at all times be responsible for notifying the Plan Administrator of any change or reasonable reverification of his name or address. If any check in payment of a benefit hereunder (which was mailed to the last address of the payee as shown on the Plan Administrator's records) is returned unclaimed, further payments shall be discontinued until his correct address becomes known to the Plan Administrator or the Funding Agency. Upon resumption of payments, the payee shall be entitled to receive a payment equal to the sum of all previously unpaid amounts.

In the event that all, or any portion, of the distribution payable to a Participant or beneficiary hereunder shall become immediately distributable upon the Participant's attainment of Normal Retirement Age, or at any time following the Participant's death, and thereafter remain unpaid by reason of the inability of the Plan Administrator to ascertain the whereabouts of such Participant or beneficiary, the amount so distributable shall be forfeited and shall be used to reduce the cost of the Plan. The Plan Administrator shall, as a part of its administrative procedure for forfeiture of any such benefit, send a letter by first class mail to the last known address, and taking any further action as the Plan Administrator may determine as appropriate in its sole discretion, notifying the individual of such immediately distributable benefit. In the event a Participant or beneficiary is located or determined to be deceased subsequent to the benefit being forfeited, such benefit in the form of monthly benefit payments that otherwise would have been paid in the Plan's required form of payment (or any other applicable form of payment that may be properly elected) shall be restored and paid in accordance with procedures established by the Plan Administrator. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

ARTICLE 11 DEATH BENEFITS

11.01 Effect of Death

Except as provided in this Section and Section 11.02 and 11.03 no death benefit will result from the death of an Active, Terminated or Late Retired Participant who dies before becoming a Retired Participant.

(a) Active, Late Retired and Terminated Participants

If an unmarried, Active, Late Retired or Terminated Participant dies prior to becoming a Retired Participant, no benefit will be paid on account of such death. If a married Active, Late Retired or Terminated Participant dies prior to becoming a Retired Participant, the death benefit payable, if any, shall be determined in accordance with either Section 11.02 or Section 11.03, whichever is applicable.

(b) Retired Participants

The death benefit, if any, payable to the beneficiary of a deceased Retired Participant shall be determined in accordance with Article 9 based on the benefit payment option that the Retired Participant was receiving immediately preceding his death.

(c) Death benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant's Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death.

11.02 Special Spouse's Benefit - Corporate Group and Dallas Group Participants

(a) Upon the death of a **Corporate Group** or **Dallas Group** married Active or Late Retired Participant, or a **Corporate Group** or **Dallas Group** Participant who on his date of death occurring on or after January 1, 2007 was absent on a Qualified Military Leave while retaining reemployment rights thereunder, the spouse of such Participant will be eligible for benefit payments for life if the following conditions are met:

(a-1) the earlier of item (i) or item (ii):

(i) the Participant had reached the earliest date at which he could have retired or, if later, he was within the ten year period immediately preceding his Normal Retirement Date;

(ii) with respect to a **Corporate Group** Participant only, such **Corporate Group** Participant had reached his fiftieth (50th) birthday and had completed fifteen (15) years of Service;

(a-2) the Participant had been married to his present spouse through-out the twelve-month period immediately preceding the Participant's death.

(b) The yearly amount of benefit payable to the spouse, who is eligible for benefit payments in accordance with item (a) above, will equal item (b-1) or item (b-2), whichever is applicable:

(b-1) If the spouse has not duly elected the Social Security Adjustment Option, the greater of item (i) times item (ii), or item (iii)

(i) the yearly amount of benefit credited to the Participant as of the date of his death;

(ii) 50% (fifty percent); provided, such percentage shall be reduced by 1/2% (one-half of one percent) for each year, if any, by which the spouse is more than five years younger than the Participant but not below 40%;

(iii) For **Corporate Group** Participants only, one hundred and twenty ($120) dollars.

Provided, however, if the benefit payable to the spouse under this Section is less than the benefit the spouse would receive under the Statutory Spouse's Coverage provided under Section 11.03, such spouse shall instead be eligible for benefits under Section 11.03.

(b-2) If the spouse has duly elected the Social Security adjustment option - the amount determined from item (b-1) adjusted in accordance with the subsection entitled "Social Security Adjustment Option" in Section 9.06.

(c) Benefit payments to the spouse will begin as provided in Section 11.04.

11.03 Statutory Spouse's Coverage

(a) Upon the death of a married Active, Late Retired or a Terminated Participant who had terminated on or after January 1, 1976, the spouse of such Participant will be eligible for benefit payments for life if the following conditions are met:

(a-1) the Participant had any vested interest in his Accrued Benefit as of his date of death;

(a-2) the Participant had been married to his present spouse throughout the twelve-month period immediately preceding the Participant's death.

(a-3) The Participant is not eligible for the death benefit described in Section 11.02, or such death benefit is lesser in amount than the death benefit that would be provided by this Section.

(b) The yearly amount of benefit payable to the spouse, who is eligible for benefit payments in accordance with item (a) above, will equal item (b-1) or item (b-2), whichever is applicable:

(b-1) if the spouse has not duly elected the Social Security adjustment option - 50% of item (i) times item (ii) times item (iii):

(i) the yearly amount of benefit credited to the Participant as of the date of his death;

(ii) the appropriate respective percentage from either Table C or (for **Dallas Group** Participants) the applicable reduction factor for commencement of benefits on an Early Retirement Date as described in the Section entitled "Amount of Benefit at Early Retirement" in Articles 3, 4, and 6, if applicable, as if the Participant had become a Retired Participant on the first day of the month coinciding with or next following the later of the date of his death or the date benefits are to commence, taking into account only Years of Service credited to the Participant on his date of death, assuming the Participant survived and retired on an Early Retirement Date;

(iii) the appropriate percentage from Table E for a **Corporate Group** or **Dallas Group** Participant or Table F for a **Butchers Group** or **Secaucus Group** Participant as if the Participant had duly elected the joint retirement benefit option with 50% continuation and benefit payments had commenced for the Participant on the first day of the month coinciding with or next following the later of the date of his death or the date benefits are to commence, taking into account only Years of Service credited to the Participant on his date of death, assuming the Participant survived and retired on an Early Retirement Date;

(b-2) if the spouse has duly elected the Social Security adjustment option described in Section 9.06 entitled "Alternative Benefit Payment Options" the amount determined from paragraph (b-1) adjusted in accordance with the Social Security Adjustment Option alternative form of benefit.

(b-3) Benefit payments to the spouse will begin as provided in Section 11.04.

(c) Notwithstanding any provision of this Section 11.02, upon the death of an Active **Butchers Group** Participant, or a **Butcher's Group** Participant who on his date of death occurring on or after January 1, 2007 was absent on a Qualified Military Leave while retaining reemployment rights thereunder, the spouse of such Participant may elect an alternative form of benefit payable for thirty-six months in lieu of receiving payments in accordance with paragraph (b) above, provided the following conditions are met:

(c-1) the Participant's death occurred prior to his fiftieth birthday;

(c-2) the Participant had any vested interest in his Accrued Benefit as of his date of death;

(c-3) the Participant had been married to his present spouse throughout the twelve-month period preceding the Participant's death;

(c-4) the spouse has filed written notice with the Plan Administrator waiving the Statutory Spouse's Coverage above and choosing the alternative form of payment. In order for a waiver to be effective, the spouse must acknowledge the effect of such waiver and consent in writing to such waiver.

(d) the amount of such payment will equal the yearly amount of his Accrued Benefit credited to the Participant as of his date of death, plus any additional amount determined from (d-1) minus (d-2):

(d-1) the actuarial equivalence determined on a basis consistent with Table F of the amount that would be provided under paragraph (b);

(d-2) the Participant's Accrued Benefit.

Benefit Payments to the spouse will begin as provided in Section 11.04.

(e) If such alternative benefit election is not made, an additional amount shall be added to the payment described under paragraph (b) equal to (e-1) minus (e-2):

(e-1) the actuarial equivalence determined on a basis consistent with Table F of the amount of the Participant's Accrued Benefit which would have been payable for thirty-six months;

(e-2) the amount of benefit that would be provided under paragraph (b).

11.04 Commencement of Distributions

(a) Benefit payments to the spouse will begin on the later of (i) the first day of the month next following the death of the Participant, and (ii) the earliest retirement date that the Participant could have elected to become a Retired Member, taking into account only years of service credited to the Participant on his date of death, assuming the Participant survived and retired on an Early Retirement Date. Provided, however, if the present value of such benefit is in excess of $5,000, determined in accordance with Section 9.05, and the payment is to begin before the Participant would have reached his Normal Retirement Date, the spouse must consent to the commencement of such payments, or they will be deferred. If such payments are deferred, they will commence on the first day of any month the spouse chooses, but not later than the date the Participant would have reached his Normal Retirement Date.

(b) Provided, however, if the amount of the monthly retirement benefit payable is less than $50 and the present value of such benefit is in excess of $5,000 (determined in accordance with Section 9.05), the spouse may elect to commence benefit payments on the first day of the month following the date of the Participant's death.

(c) Benefit payments to a spouse whose eligibility for payments is determined by a Participant's death occurring prior to August 23, 1984, will be paid in accordance with the terms of payment in effect on the date of death of the Participant.

11.05 Death Benefits - Minimum Required Distributions

Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant made on or after January 1, 1985 shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and regulations issued thereunder. Furthermore, and notwithstanding any provision of the Plan to the contrary, all distributions under the Plan shall conform and not be inconsistent with the minimum required distribution rules set forth in Treas. Reg. §§1.401(a)(9)-1 through 1.401(a)(9)-9.

(a) Death After Commencement of Benefits

If the Participant dies after distribution of his interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

(b) Death Prior to Commencement of Benefits

If the Participant dies before distribution of his interest commences, the Participant's entire death benefit, if any, will be distributed in accordance with the following:

(b-1) If the Participant's surviving spouse is the Participant's sole designated beneficiary, distributions shall commence not later than the later of:

(i) December 31 of the calendar year immediately following the calendar year in which the Participant died, and

(ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

(b-2) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, or if there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, unless the designated beneficiary (or all designated beneficiaries if required under applicable regulations) elect to commence payment of benefits in accordance with subparagraph (b-2)(i) below.

(i) A designated beneficiary described in this subparagraph (b-2) may elect distributions to commence in substantially equal installments over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died. Any election to receive benefits in accordance with the preceding sentence must be made no later than the date distributions would be required to begin as stated in this subparagraph (i). No election under this subparagraph shall be permitted unless the Plan permits such designated beneficiary to elect an optional form of payment that would conform with all the requirements of this Section.

(b-3) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subparagraph (b), other than subparagraph (b-1), will apply as if the surviving spouse were the Participant.

(c) Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(c-1) <u>Participant Survived by Surviving Spouse Who Is Sole Designated Beneficiary</u>. If the Participant dies before the date distribution of his or her

interest begins and the surviving spouse is the Participant's sole designated beneficiary, the Participant's entire interest will be distributed, beginning no later than the time described in subparagraph (b-1) over the life of the surviving spouse or over a period certain not exceeding:

(i) unless the annuity starting date is before the first distribution calendar year, the life expectancy of the surviving spouse determined using the surviving spouse's age as of the surviving spouse's birthday in the calendar year immediately following the calendar year of the Participant's death; or

(ii) if the annuity starting date is before the first distribution calendar year, the life expectancy of the surviving spouse determined using the surviving spouse's age as of the beneficiary's birthday in the calendar year that contains the annuity starting date.

(c-2) Participant Not Survived By A Spouse. If the Participant dies before the date distributions begin, distribution of the Participant's entire interest will be distributed in accordance with subparagraph (b-2) above.

(c-3) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this subparagraph E will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to subparagraph (b-1).

(d) The following definitions shall apply solely for purposes of this Section:

(d-1) Designated beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury regulations.

(d-2) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year in which distributions are required to begin pursuant to subparagraph (b-1).

(d-3) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

11.06 Distribution of Small Amounts

Notwithstanding any provision in this Article 11 to the contrary, any death benefit payable under this Article shall be paid in the form of a single lump sum distribution in accordance with Section 9.05 entitled "Small Benefit Payments" if the requirements and conditions of Section 9.05 are satisfied.

11.07 Beneficiaries

(a) A Participant may name a beneficiary to receive any death benefit due under any optional form of benefit elected by the Participant under the provisions of Article 9, by written request filed with the Plan Administrator. The Participant may name two or more co-beneficiaries or successor beneficiaries. If a Participant names two or more persons as beneficiaries, such persons or their survivors will be considered co-beneficiaries unless he provides otherwise.

(b) A Participant may change any named beneficiary from time to time by written request filed with the Plan Administrator. The consent of his beneficiary is not required to any naming or change thereof, except as provided in paragraph (c). Such request is effective when the Participant signs it whether or not he is living at the time the request is received by the person or entity responsible for the actual payment of the benefit, but without prejudice to such person or entity for any payments made by it before receipt of the request.

(c) The spouse of a Participant shall be presumed to be the beneficiary of the Participant, unless the Participant has designated another beneficiary subsequent to his marriage, and his spouse has given any waiver or consent required to allow such designation. Spousal consent is required each time the Participant changes his beneficiary. Such waiver or consent may be made as part of the spousal consent described in Article 9 or made separately. Any waiver or consent made by the Participant's spouse may not subsequently be revoked by such spouse. The reasonable determination by the Plan Administrator as to whether a Participant's beneficiary designation is effective or a spouse's waiver or consent is sufficient, shall be binding on all parties claiming entitlement to any payment or benefit under the terms of this Plan.

ARTICLE 12 AMENDMENT OF PLAN

12.01 Amendment of Plan

(a) Subject to the provisions of this Section, any provisions of this Plan may be amended by the Executive Committee of the Company with respect to all Employees, without the consent of any Participating Employer, or any Participant or beneficiary.

(b) An amendment to this Plan may not reduce the Accrued Benefit of any Participant, or with respect to benefits accrued as of the amendment effective date or date of adoption, if later, eliminate or reduce an early retirement benefit or a subsidy that continues after retirement, or eliminate an optional form of benefit payment except to the extent permitted by applicable law or regulation. Effective for amendments adopted after December 31, 2005, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the protected benefit even if the condition on which the eligibility for the benefit depends is an unpredictable contingent event (e.g., plant shutdown). Furthermore, no such amendment adopted or effective after August 9, 2006 shall place any greater restrictions or conditions on a participant's rights to "section 411(d)(6) protected benefits", even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in section 411(a)(3) through (11) of the Code. Provided, however, such amendment may be permitted if such amendment is necessary to establish or maintain the qualification of the Plan under the Code or to conform the Plan to the requirements of ERISA, or, if not so necessary and the amendment is effective retroactively, such amendment is in accordance with paragraph (c).

(c) An amendment may reduce the Accrued Benefit of Participants as of the date of adoption of the amendment, provided that:

(c-1) the amendment is adopted no later than 2 1/2 months after the end of the Plan Year in which the amendment becomes effective;

(c-2) the Accrued Benefit of Participants as of the beginning of the Plan Year in which the amendment becomes effective are not reduced; and

(c-3) the amendment shall not take effect until (i) a notice of such amendment is filed with the Secretary of Treasury and (ii) either the Secretary of Treasury has approved such amendment or, if the Secretary has neither approved nor disapproved such amendment, 180 days (90 days for Plan Years beginning before January 1, 2007) have elapsed since the date on which such notice was filed.

(d) An amendment changing the vesting requirements which would impose stricter requirements than those presently in effect for a Participant may not change the requirements in effect for him as of the later of the effective date of the amendment or the date of adoption of the amendment.

(e) If an amendment changes the vesting provisions, any Participant who has completed at least three Years of Service before the end of the election period specified below may elect to have the amount of his vested benefit determined on the basis of the Plan provisions in effect immediately prior to the effective date of the amendment.

The election period shall begin on the date the amendment is adopted and shall end sixty days after the latest of the date the amendment is adopted, the effective date of the amendment, or the date the Participant is issued written notice of the amendment.

ARTICLE 13 TERMINATION OF PLAN

13.01 Termination of Plan

The Plan may be terminated in whole or in part by the Executive Committee of the Company with respect to all Employees, without the consent of any Participating Employer, Participant or beneficiary, or by any Employer with respect to its own Employees, provided, in the case of a complete termination, the Employer timely submits notice to the Pension Benefit Guaranty Corporation (PBGC) and, provided the PBGC has not prohibited the complete termination.

No cost of living adjustments will be made under this Plan for any **Corporate Group** Participant or other payee deriving rights to benefits from such Participant on and after the Plan anniversary coinciding with or next following the date of termination of the Plan.

In the event of termination or partial termination of the Plan, the rights of each affected Participant shall be nonforfeitable with respect to Plan benefits accrued to the date of such termination or partial termination (taking into account any restriction on the accrual of benefits under the Plan according to Code Section 436 as then in effect) and subject to any curtailment or reduction necessary for qualification or continued qualification under any tax law, or necessary for this Plan to meet the requirements of ERISA or any other applicable law; provided, however, that each Participant's recourse to satisfaction of such rights shall be limited to the extent that

(a) such benefits have been funded under the Plan, or

(b) such benefits are insured by the Pension Benefit Guaranty Corporation, or

(c) such benefits are otherwise provided by law.

During a period after partial termination of the Plan and prior to a complete termination of the Plan, Years of Service as determined for purposes of vesting in a Participant's Accrued Benefit shall continue to be credited in accordance with the terms of the Plan.

In the event of complete termination of the Plan, the available Plan assets will be disposed of through the purchase of annuities, for the exclusive benefit of Participants and their beneficiaries, in the order of priorities stated at the end of this paragraph. An annuity under which payments will commence immediately will be provided for each person who is receiving benefit payments immediately before the termination of the Plan, and for each Participant who is a Late Retired Participant immediately before the termination of the Plan. Deferred annuities with the first payment due to commence at Normal Retirement Date will be provided for all other Participants.

Class 1. With respect to Participants or beneficiaries who have been receiving (or who were eligible to elect to receive) plan benefits in the form of periodic payments during the entire three year period ending on the earlier of the plan termination date or the date prescribed under Section 4044(e) of ERISA ("Determination Date"), the amount of Accrued Benefit based on the Plan provisions which were in effect during the five year period ending on the Determination Date and under which such benefit would be the least, but, for Participants or beneficiaries who have been receiving benefits during such three year period, not more than the lowest benefit in pay status during such period.

Class 2. Other benefits that are or would be guaranteed by the Pension Benefit Guaranty Corporation if such guaranteed amounts are determined without regard to provisions of Sections 4022 (b) (5) and 4022 (b) (6) of ERISA.

Class 3. All other accrued annuity benefits as to which an allocation has not been made pursuant to the above priorities.

Class 4. All other benefits under the Plan.

Any Plan assets remaining due to an actuarial error after satisfaction of all liabilities of the Plan to Participants, beneficiaries, and other parties will be distributed to the Employer, provided the PBGC has not issued a directive prohibiting the distribution. For the purposes of this Section, the term "liabilities of the Plan" shall be construed consistent with the accrued benefit and vesting provisions of ERISA and the Code, as amended, and the term "actuarial error" shall be construed consistent with Section 401(a)(2) of the Code, and rules and regulations issued thereunder.

The necessary assets determined on the basis of the present value of benefits accrued as of the termination date will be fully allocated under Class 1 before any assets are allocated under Class 2; and, so on, allocated to the Class with the lower number before allocation to the higher number Class.

As to any assets available for allocation to Class 3 however, if such assets are not sufficient to satisfy in full the benefits accrued under Class 3 determined on the basis of the Plan provisions in effect as of the termination date, then the benefits under Class 3 to which allocation will be made will be determined instead on the basis of Plan provisions in effect at the later of (a) the beginning of the 5 year period ending on the plan termination date, or (b) the effective date of the most recent plan amendment during such 5 year period under which benefits would be fully satisfied by assets available for allocation to Class 3. Any assets remaining for allocation to Class 3 after such determination shall then be applied on a pro rata basis to benefits for which no allocation has been made, determined from the plan on the date of termination.

The Plan Administrator is authorized to make any necessary adjustment in the above procedures and allocations applicable at termination of the Plan in order to meet any requirements imposed on the Plan pursuant to any of the terms of ERISA.

ARTICLE 14 GENERAL PROVISIONS

14.01 Administration of Plan

If there shall arise any misunderstanding or ambiguity concerning the meaning of any of the provisions of the Plan, the Named Fiduciary shall have complete discretion and the sole right to construe such provisions and the Named Fiduciary's decision shall be final. The Named Fiduciary shall also have the power and complete discretion to decide all questions of eligibility for Plan participation and for benefits under the Plan. The Named Fiduciary may establish such rules and regulations supplementing the Plan as it considers desirable.

The findings of facts by the Named Fiduciary as to matters relating to a Participant's employment record are binding on the Participant for the purposes of the Plan. The Plan shall confer no right upon any Employee to be retained as an Employee by the Employer.

If either the Employer or the Plan incurs expenses with regard to the administration and operation of the Plan, such expenses may be deducted and paid from Plan assets (including by reimbursement to the Employer in accordance with this Section) as directed by Employer or may, in Employer's discretion, be paid directly by Employer. Provided, however, any request for reimbursement of expenses by the Employer shall be solely for the purpose of payment or reimbursement of ordinary operating expenses of the Plan, including the payment of benefits in accordance with the terms of the Plan and periodic premiums under an insurance or annuity contract, or (2) for a purpose incidental to the ordinary operation of the Plan, and shall only be made if no interest is charged to the Plan, and no discount for payment in cash is relinquished by the Plan. No reimbursement of expense shall be paid (after April 7, 2006) from the assets of the Plan more than 60 days after the date the expense was paid, unless prior to the end of the 60 day period the requesting party enters into a proper written reimbursement agreement setting forth all of the terms of the reimbursement. All of the foregoing requirements are subject to and must conform with all of the requirements of ERISA Prohibited Transaction Exemption 80-26, as amended April 7, 2006 or thereafter.)

Unless the context indicates otherwise, the masculine pronoun refers to either a man or woman.

14.02 Notices

All persons shall promptly furnish information and proofs to the Named Fiduciary as to any and all facts which the Named Fiduciary may reasonably require concerning any person affected by the terms of the Plan (including date of birth and satisfactory proof, by personal endorsement on benefit checks or otherwise, of the survival of any payee to the due date of any benefit payment).

Each Terminated Participant will inform the Plan Administrator of his changes of address. All notices to any person from the Plan Administrator or Named Fiduciary will be sent to the last known address of such person and there shall be no further obligation to such person in the event any such communication is not received by the person.

If any fact relating to a Participant or any other payee has been misstated, the correct fact may be used to determine the amount of benefit payable to him or to such other payee. If overpayments or underpayments have been made because of such incorrect statement, the amount of any future payments may be appropriately adjusted.

14.03 Restrictions as to Payees

Except as provided below, no payee may sell, assign, discount, alienate, or pledge as collateral for a loan or as a security for the performance of an obligation or for any other purpose, any payment due to him under this Plan; and any payment due to a payee hereunder shall be exempt from the claim of creditors of the payee to the maximum extent permitted under federal and state laws. If the Plan Administrator determines that a Qualified Domestic Relations Order, within the meaning of Section 414(p) of the Code, exists with respect to a benefit due under this Plan, the Plan Administrator may take such actions and make or authorize such payments, as he reasonably believes are consistent with the terms of such Order and with applicable law. Any action taken or payment made in accordance with the preceding sentence shall not be deemed to be an impermissible assignment or alienation and shall, to the maximum extent permitted by law, discharge the Plan from all liability for any benefits so paid.

If any payee is a minor or incompetent person, payment may be made or authorized by the Plan Administrator or Named Fiduciary to be made to the person or persons caring for or supporting such payee, in full discharge of all obligations.

There will be no obligation to make any payment to a payee under the Plan until proof is received that the payee was living on the due date of the payment. Subject to the sentence next succeeding, if such proof is not received within seven years of the due date of the payment, and if proof of death is also not received, the obligation to make any payments under the Plan shall be limited to the benefit which would be payable had the payee died immediately before such due date. Anything herein to the contrary notwithstanding, if, after the expiration of such period, it is established that the payee was living on the due date of such payment, any right to payments established by such proof, less any amounts paid as a death benefit, shall be reinstated.

14.04 Restrictions Imposed On Benefits for Highly Compensated Employees

For Plan Years beginning before January 1, 1994, the Plan may continue to rely on the restriction provisions in the Plan as constituted before the following provisions become effective.

For Plan Years beginning on or after January 1, 1994, the following provisions apply:

(a) in the event of Plan termination, the benefit of any Participant who is a Highly Compensated Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code; and

(b) for Plan Years beginning on or after January 1, 1994, benefits distributed to any of the 25 most highly compensated Participants who are Highly Compensated Employees are restricted such that the annual payments are no greater than an amount equal to the payment that would have been made on behalf of the Participant under a single life annuity that is the actuarial equivalent of the sum of the Participant's Accrued Benefit and the Participant's other benefits under the Plan.

(c) paragraph (b) above, shall not apply if:

(c-1) after payment of the benefit to a Participant described in paragraph (b), the value of Plan assets equals or exceeds 110% of the value of current liabilities, as described in Section 412(l)(7) of the Code; or

(c-2) the value of the benefits for a Participant described in paragraph (b) is less than 1% of the value of current liabilities.

(d) for the purposes of this Section 14.04 "benefit" includes loans in excess of the amount set forth in Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the Participant's life.

14.05 Funding and Payments of Benefits

The Employer intends to make the actuarially determined contributions to the Plan. Each Employer contribution is made expressly contingent on its deductibility for the Employer's fiscal year to which such contribution is made. In any event contributions shall be at least equal to the funding required under ERISA. All retirement benefits to be paid under the Plan upon the Participant's becoming a Retired Participant shall be provided under the Aetna Group Annuity Contract. Prior to Plan termination no part of Plan assets may be applied other than for the exclusive benefit of Participants and their beneficiaries and the reasonable expenses of administering the Plan, except to the extent that they constitute a Permitted Reversion to the Employer.

A "Permitted Reversion to the Employer" is an Employer contribution, or part thereof, made to this Plan which may be returned to the Employer because such contribution:

(a) is made by reason of a good faith mistake of fact; or

(b) is conditioned on initial qualification of the Plan under Section 401 of the Code and an application for determination of qualification of the Plan is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of Treasury may prescribe, and the Plan does not so qualify; or

(c) is conditioned on its deductibility under Section 404 of the Code.

The return to the Employer of the amount involved must be made within one year of the mistaken payment, the date of denial of the initial qualification of the Plan or the disallowance of the deduction, as the case may be.

The Employer will, subject to the limitations described in this paragraph, have exclusive authority and absolute discretion to determine whether a contribution or any part of a contribution will revert and be repaid to the Employer. The amount which may be returned to the Employer under paragraph (a) or (c) is the excess of the amount contributed over the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the deduction. Earnings attributable to such excess contributions shall not be repaid, and losses attributable thereto shall reduce the amount which may be returned.

14.06 Merger, Consolidation, or Transfer

(a) In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the amount of benefit which a participant would receive upon a termination of the plan immediately after such merger, consolidation, or transfer shall be equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

(b) Effective December 31, 1993 (the "Merger Date"), all of the assets and liabilities of the Predecessor Plan are hereby transferred and merged into and made a part of this Plan. All assets of the Predecessor Plan and this Plan shall, as of the Merger Date, be available to satisfy benefit liabilities for the respective Participants of each Plan, except as otherwise provided by ERISA and the Code in the event of Plan termination.

14.07 Procedures for Presenting and Reviewing Claims

(a) A written request for a Plan benefit made by either a Participant or beneficiary is a claim; the person making such claim is a claimant.

(b) Each claim shall be presented to the Named Fiduciary who shall notify the claimant, within 90 days from its receipt, that the claim is accepted denied (wholly or partially), or that the period of time to process the claim has been extended because of special circumstances. If an extension is necessary, prior to the

expiration of the initial 90 day review period, the Named Fiduciary will furnish the claimant with a written notice of an extension indicating the special circumstances requiring an extension and the date the Plan expects to issue a decision. Any extension will not be longer than 180 days from the date the Named Fiduciary received the claimant's claim.

(c) If a claim is wholly or partially denied, the Named Fiduciary shall furnish to the claimant a written notice setting forth in a manner calculated to be understood by the claimant:

(c-1) the specific reason(s) for denial;

(c-2) specific reference(s) to pertinent Plan provisions on which any denial is based;

(c-3) a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(c-4) an explanation of the Plan's review procedures.

(d) If a claimant does not receive notification of acceptance or denial within 90 days from submission of his claim, he may request review as if his claim had been entirely denied.

(e) Upon a denial, the claimant is entitled, either in person or by his duly authorized representative, to

(e-1) request a review of the claim by the Named Fiduciary of the Plan for this purpose upon written application for review made to the Named Fiduciary. In the case of a denial as to which written notice of denial has been given to the claimant, any such request for review of the claim must be made within 60 days after receipt by the claimant of such notice:

(e-2) review and obtain free of charge copies of pertinent documents relating to the denial without regard to whether such information was relied upon by the Named Fiduciary in its initial review; and

(e-3) submit issues and comments in writing.

(f) The Named Fiduciary will review all materials submitted by the claimant without regard to whether such information was submitted or considered in the Named Fiduciary's initial review. The Named Fiduciary shall make his decision with respect to a claim review promptly, but not later than 60 days after receipt of the request, or notify the claimant that an extension is necessary due to special circumstances. If an extension is necessary, prior to the expiration of the initial 60

day appeal review period, the Named Fiduciary will furnish the claimant with a written notice of an extension indicating the special circumstances requiring an extension and the date the Plan expects to issue a decision.

(g) The final decision of the Named Fiduciary shall be in writing, give specific reasons for the decision and make specific references to the pertinent Plan provisions on which the decision is based.

(h) Unless there are special circumstances, a claimant must exercise all of his or her appeal rights until his or her appeal is denied in whole or in part before the claimant may begin any legal action regarding his or her claim.

14.08 Recoupment.

Distributions and payment of benefits are subject to the terms and provisions of the Plan. If it is determined that a payment of benefits was made to a Participant or Beneficiary, or any other person in excess of the amount that the Plan Administrator determines is due and payable to such person under the terms of the Plan, including the terms of any group annuity contract under which a Plan benefit is provided, the Plan Administrator may exercise, in its discretion, the right to recoup such overpayment, plus reasonable interest on the amount of the overpayment. The Plan's right of recoupment shall apply without limitation to the Plan's entitlement to withhold or recoup all payments which the Plan is entitled to withhold under Department of Labor Reg. § 2530.203-3 without regard to any applicable notice requirement. The portion of any benefit payment determined to be an overpaid amount is hereby designated to constitute an asset of the Plan as of the date of such payment and such Participant or Beneficiary shall hold such overpaid amount for the exclusive benefit of the Plan. The Plan Administrator may pursue overpayment from the person to whom the overpayment was made by designating the overpayments as an advance payment of future benefits and correspondingly reducing future benefits due to the person to whom the overpayment was made (including a reduction to $0 if necessary) under the Plan; by permanently reducing the amount of monthly benefit due such person by the actuarial equivalent amount of such overpayment, by making written demand for repayment of such overpayment; or take any other action the Plan Administrator deems necessary and appropriate to recover the overpayment; or any combination of the foregoing. The Plan's right of recoupment provided in this section shall not be diminished, restricted, or limited in any manner whatsoever by any defenses either in law or in equity that the person subject to the Plan's claim of recoupment may otherwise have and such defenses are hereby disclaimed.

The Plan Administrator's exercise of the Plan's equitable right of recoupment under the Plan and applicable law shall be treated as an adverse benefit determination (claim denial) and communicated by the Plan Administrator to the claimant substantially in the form provided in Subsection 14.07(c). Such claim denial shall be subject to appeal under the Plan's claim review procedure provided in Subsection 14.07, including the exhaustion requirements in Subsection 14.07(h).

14.09 Funding Based Restrictions on Benefit Accruals and Prohibited Payments

(a) Effective Date and Application of Section 14.09

(1) Effective Date. The provisions of this Section 14.09 apply to Plan Years beginning after December 31, 2007. However, the effective date of the provisions relating to Regulations Section 1.436-1 are applicable to Plan Years beginning on or after January 1, 2010.

(2) The limitations described in subsections (b), (c) and (e) do not apply to the Plan for the first five (5) Plan Years of the Plan. Except as otherwise provided by the Commissioner of the IRS in guidance of general applicability, the Plan Years taken into account for this purpose include the following (in addition to Plan Years during which the Plan was maintained by the Employer):

(A) Plan Years when the Plan was maintained by a predecessor employer within the meaning of Regulations Section 1.415(f)-1(c)(1);

(B) Plan years of another defined benefit plan maintained by a predecessor employer within the meaning of Regulations Section 1.415(f)-1(c)(2) within the preceding five years if any Participants in the Plan participated in that other defined benefit plan (even if the Plan maintained by the Employer is not the plan that was maintained by the predecessor employer); and

(C) Plan years of another defined benefit plan maintained by the Employer within the preceding five years if any Participants in the Plan participated in that other defined benefit plan.

(3) Notwithstanding anything in this Section 14.09 to the contrary, the provision of Code Section 436 and the Regulations thereunder are incorporated herein by reference.

(4) For Plans that have a valuation date other than the first day of the Plan Year, the provisions of Code Section 436 and this Section 14.09 will be applied in accordance with Section 436-1 of the Treasury Regulations.

(b) Funding-Based Limitation on Shutdown Benefits and Other Unpredictable Contingent Event Benefits

(1) In general. If a Participant is entitled to an "unpredictable contingent event benefit" payable with respect to any event occurring during any Plan Year, then such benefit may not be provided if the "adjusted funding target attainment percentage" for such Plan Year (A) is less than sixty percent (60%) or, (B) sixty percent (60%) or more, but would be less than sixty percent (60%) percent if the "adjusted funding target attainment percentage" were redetermined applying an actuarial assumption that the likelihood of occurrence of the "unpredictable contingent event" during the Plan Year is one hundred percent (100%).

(2) Exemption. Paragraph (b)(1) above shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of the contribution described in Regulations Section 1.436-1(f)(2)(iii).

(c) Limitations on Plan Amendments Increasing Liability for Benefits

(1) In general. No amendment which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the "adjusted funding target attainment percentage" for such Plan Year is:

(A) less than eighty percent (80%), or

(B) eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the "adjusted funding target attainment percentage."

(2) Exemption. Paragraph (c)(1) above shall cease to apply with respect to a Plan amendment upon payment by the Employer of the contribution described in Regulations Section 1.436-1(f)(2)(iv).

(3) Exception for certain benefit increases. Paragraph (c)(1) above shall not apply to any amendment as otherwise provided in Regulations Section 1.436-1(c).

(d) Limitations on Accelerated Benefit Distributions

(1) Funding percentage less than sixty percent (60%). If the Plan's "adjusted funding target attainment percentage" for a Plan Year is less than sixty percent (60%), then the Plan may not pay any "prohibited payment" with an "annuity starting date" on or after the applicable "Section 436 measurement date."

(2) Bankruptcy. The Plan may not pay any "prohibited payment" with an "annuity starting date" that occurs during any period in which the Employer is a debtor in a case under Title 11, United States Code, or similar Federal or State law. The preceding sentence shall not apply to payments made within a Plan Year with an "annuity starting date" that occurs on or after the date on which the enrolled actuary of the Plan certifies that the "adjusted funding target attainment percentage" of the Plan is not less than one hundred percent (100%).

(3) Limited payment if percentage at least sixty percent (60%) but less than eighty percent (80%) percent.

(A) In general. If the Plan's "adjusted funding target attainment percentage" for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%),

then the Plan may not pay any "prohibited payment" with an "annuity starting date" on or after the applicable "Section 436 measurement date," unless the present value (determined in accordance with Code Section 417(e)(3)) of the portion of the benefit that is being paid in a "prohibited payment" (which portion is determined under paragraph (B)(ii) below) does not exceed the lesser of:

(i) fifty percent (50%) of the amount of the present value (determined in accordance with Code Section 417(e)(3)) of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(ii) one-hundred percent (100%) of the "PBGC maximum benefit guarantee amount."

(B) Bifurcation if optional form unavailable.

(i) Requirement to offer bifurcation. If an optional form of benefit that is otherwise available under the terms of the plan is not available as of the "annuity starting date" because of the application of Regulations Section 1.436-1(d)(3)(i), then the Participant or beneficiary may elect to:

(1) Receive the unrestricted portion of that optional form of benefit (determined under the rules of Regulations Section 1.436-1(d)(3)(iii)(D)) at that "annuity starting date," determined by treating the unrestricted portion of the benefit as if it were the Participant's or beneficiary's entire benefit under the plan;

(2) Commence benefits with respect to the Participant's or beneficiary's entire benefit under the Plan in any other optional form of benefit available under the Plan at the same "annuity starting date" that satisfies Regulations Section 1.436-1(d)(3)(i); or

(3) Defer commencement of the payments to the extent described in Regulations Section 1.436-1(d)(5).

(ii) Rules relating to bifurcation. If the Participant or beneficiary elects payment of the unrestricted portion of the benefit as described in Regulations Section 1.436-1(d)(3)(ii)(A)(1), then the Participant or beneficiary may elect payment of the remainder of the Participant's or beneficiary's benefits under the Plan in any optional form of benefit at that "annuity starting date" otherwise available under the Plan that would not have included a "prohibited payment" if that optional form applied to the entire benefit of the Participant or beneficiary. The rules of Regulations Section 1.417(e)-1 are applied separately to the separate optional forms for the "unrestricted portion of the benefit" and the remainder of the benefit (the restricted portion).

(iii) Plan alternative that anticipates election of payment that includes a "prohibited payment." With respect to every optional form of benefit that includes a "prohibited payment" and that is not permitted to be paid under Regulations Section 1.436-1(d)(3)(i), for which no additional information from the Participant or beneficiary (such as information regarding a Social Security leveling optional form of benefit) is needed to make that determination, rather than wait for the Participant or beneficiary to elect such optional form of benefit, the Plan will provide for separate elections with respect to the restricted and unrestricted portions of that optional form of benefit.

(C) Definitions applicable to limited payment option. The following definitions apply for purposes of this subsection (d)(3).

(i) Portion of benefit being paid in a prohibited payment. If a benefit is being paid in an optional form for which any of the payments is greater than the amount payable under a straight life annuity to the Participant or beneficiary (plus any Social Security supplements described in the last sentence of Code Section 411(a)(9) payable to the Participant or beneficiary) with the same "annuity starting date," then the portion of the benefit that is being paid in a "prohibited payment" is the excess of each payment over the smallest payment during the Participant's lifetime under the optional form of benefit (treating a period after the "annuity starting date" and during the Participant's lifetime in which no payments are made as a payment of zero).

(ii) PBGC maximum benefit guarantee amount. The "PBGC maximum benefit guarantee amount" is the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code Section 417(e)) of the maximum benefit guarantee with respect to a Participant (based on the Participant's age or the beneficiary's age at the "annuity starting date") under ERISA Section 4022 for the year in which the "annuity starting date" occurs.

(iii) Unrestricted portion of the benefit:

(1) General rule. Except as otherwise provided in this subsection (iii), the unrestricted portion of the benefit with respect to any optional form of benefit is fifty percent (50%) of the amount payable under the optional form of benefit.

(2) Special rule for forms which include Social Security leveling or a refund of employee contributions. For an optional form of benefit that is a prohibited payment on account of a Social Security leveling feature (as defined in Regulations Section 1.411(d)-3(g)(16)) or a refund of employee

contributions feature (as defined in Regulations Section 1.411(d)-3(g)(11)), the unrestricted portion of the benefit is the optional form of benefit that would apply if the Participant's or beneficiary's Accrued Benefit were fifty percent (50%) smaller.

(3) Limited to PBGC maximum benefit guarantee amount. After the application of the preceding rules of this subsection (iii), the unrestricted portion of the benefit with respect to the optional form of benefit is reduced, to the extent necessary, so that the present value (determined in accordance with Code Section 417(e)) of the unrestricted portion of that optional form of benefit does not exceed the "PBGC maximum benefit guarantee amount."

(D) Other Rules.

(i) One time application. Only one "prohibited payment" meeting the requirements of subsection (A) may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under Regulations Section 1.436-1(d) apply.

(ii) Treatment of beneficiaries. For purposes of this subsection (d)(3), benefits provided with respect to a Participant and any beneficiary of the Participant (including an alternate payee, as defined in Code Section 414(p)(8)) are aggregated. If the only benefits paid under the plan with respect to the Participant are death benefits payable to the beneficiary, then paragraph (C)(i) of this subsection (d)(3) is applied by substituting the lifetime of the beneficiary for the lifetime of the Participant. If the Accrued Benefit of a Participant is allocated to such an alternate payee and one or more other persons, then the "unrestricted amount" is allocated among such persons in the same manner as the accrued benefit is allocated, unless a qualified domestic relations order (as defined in Code Section 414(p)(1)(A)) with respect to the Participant or the alternate payee provides otherwise.

(iii) Treatment of annuity purchases and plan transfers. This subsection (d)(3)(D)(iii) applies for purposes of applying subsections (d)(3)(A) and (d)(3)(C)(iii). In the case of a prohibited payment described in Regulations Section 1.436-1(j)(6)(i)(B) (relating to purchase from an insurer), the present value of the portion of the benefit that is being paid in a prohibited payment is the cost to the plan of the irrevocable commitment and, in the case of a prohibited payment described in Regulations Section 1.436-1(j)(6)(i)(C) (relating to certain plan transfers), the present value of the portion of the benefit that is being paid in a prohibited payment is the present value of the liabilities transferred (determined in accordance with Code Section 414(l)). In addition, the present value of the accrued benefit is substituted for the present value of the benefit payable in the optional

form of benefit that includes the prohibited payment in Regulations Section 1.436-1(d)(3)(i)(A).

(4) Exception. This subsection (d) shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period.

(5) Right to delay commencement. If a Participant or beneficiary requests a distribution in an optional form of benefit that includes a "prohibited payment" that is not permitted to be paid under subsection (d)(1), (d)(2), or (d)(3) of this Section 14.09, then the Participant retains the right to delay commencement of benefits in accordance with the terms of the plan and applicable qualification requirements (such as Code Sections 411(a)(11) and 401(a)(9)).

(6) "Prohibited payment." For purposes of this subsection (d), the term "prohibited payment" means:

(A) Any payment for a month that is in excess of the monthly amount paid under a single life annuity (plus any Social Security supplements described in the last sentence of Code Section 411(a)(9)), to a Participant or beneficiary whose "annuity starting date" occurs during any period a limitation under subsection (d)(1) or (d)(2) is in effect;

(B) Any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; and

(C) Any transfer of assets and liabilities to another plan maintained by the same Employer (or by any member of the Employer's controlled group) that is made in order to avoid or terminate the application of Code Section 436 benefit limitations; and

(D) Any other amount that is identified as a prohibited payment by the Commissioner in revenue rulings and procedures, notices, and other guidance published in the Internal Revenue Bulletin.

Such term shall not include the payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant. Furthermore, in the case of a beneficiary that is not an individual, the amount that is a prohibited payment is determined by substituting for the amount in paragraph (6)(i) above the monthly amount payable in installments over 240 months that is actuarially equivalent to the benefit payable to the beneficiary.

(e) Limitation on Benefit Accruals for Plans with Severe Funding Shortfalls

(1) In general. If the Plan's "adjusted funding target attainment percentage" for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the "Section 436 measurement date." If the Plan is required to cease benefit accruals under this subsection (e), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits. The preceding sentence applies regardless of whether an amendment would otherwise be permissible under subsections (c)(2) or (c)(3) of this Section 14.09.

(2) Exemption. Paragraph (1) above shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of the contribution described in Regulations Section 1.436-1(f)(2)(v).

(3) Temporary modification of limitation. In the case of the first Plan Year beginning during the period beginning on October 1, 2008, and ending on September 30, 2009, the provisions of (e)(1) above shall be applied by substituting the Plan's "adjusted funding target attainment percentage" for the preceding Plan Year for such percentage for such Plan Year, but only if the "adjusted funding target attainment percentage" for the preceding year is greater.

(f) Rules Relating to Contributions Required to Avoid Benefit Limitations

The application of the Code Section 436 benefit limitations may be avoided or terminated in accordance with any of the rules set forth in Code Section 436 and Regulations Section 1.436-1(f).

(g) Presumed Underfunding for Purposes of Benefit Limitations

(1) Presumption of continued underfunding.

(A) In general. This subsection (g)(1) applies to a Plan for a Plan Year if a limitation under subsection (b), (c), (d), or (e) applied to the Plan on the last day of the preceding Plan Year. If this subsection (1)(A) applies to a Plan, then the first day of the Plan Year is a "Section 436 measurement date" and the presumed "adjusted funding target attainment percentage" for the Plan is the percentage under Regulations Section 1.436-1(h)(1)(ii) or (iii), whichever applies to the Plan, beginning on that first day of the Plan Year and ending on the date specified in subsection (g)(1)(D) of this section.

(B) Rule where preceding year certification issued during preceding year.

(i) General rule. In any case in which the Plan's enrolled actuary has issued a certification under Regulations Section 1.436-1(h)(4) of the "adjusted funding target attainment percentage" for the Plan Year preceding the current Plan Year before the first day of the current Plan Year, the

presumed "adjusted funding target attainment percentage" of the Plan for the current Plan Year is equal to the prior Plan Year "adjusted funding target attainment percentage" until it is changed under Regulations Section 1.436-1(h)(1)(iv).

(ii) Special rule for late certifications. If the certification of the "adjusted funding target attainment percentage" for the prior Plan Year occurred after the first day of the 10th month of that prior Plan Year, the Plan is treated as if no such certification was made, unless the certification took into account the effect of any unpredictable contingent event benefits that are permitted to be paid based on unpredictable contingent events that occurred, and any Plan amendments that became effective, during the prior Plan Year but before the certification (and any associated Code Section 436 contributions).

(C) No certification for preceding year issued during preceding year.

(i) Deemed percentage continues. In any case in which the Plan's enrolled actuary has not issued a certification under Regulations Section 1.436-1(h)(4) of the "adjusted funding target attainment percentage" of the Plan for the Plan Year preceding the current Plan Year during that prior Plan Year, the presumed "adjusted funding target attainment percentage" of the Plan for the current Plan Year is equal to the presumed "adjusted funding target attainment percentage" that applied on the last day of the preceding Plan Year until the presumed "adjusted funding target attainment percentage" is changed under Regulations Section 1.436-1(h)(1)(iii)(B) or (h)(1)(iv).

(ii) Enrolled actuary's certification in following year. In any case in which the Plan's enrolled actuary has issued the certification under Regulations Section 1.436-1(h)(4) of the "adjusted funding target attainment percentage" of the Plan for the Plan Year preceding the current Plan Year on or after the first day of the current Plan Year, the date of that prior Plan Year certification is a new "Section 436 measurement date" for the current Plan Year. In such a case, the presumed "adjusted funding target attainment percentage" for the current Plan Year is equal to the prior Plan Year "adjusted funding target attainment percentage" (reduced by 10 percentage points if Regulations Section 1.436-1(h)(2)(iv) applies to the Plan) until it is changed under Regulations Section 1.436-1(h)(1)(iv). The rules of Regulations Section 1.436-1(h)(1)(ii)(B) apply for purposes of determining whether the enrolled actuary has issued a certification of the "adjusted funding target attainment percentage" for the prior Plan Year during the current Plan Year.

(D) Duration of use of presumed "adjusted funding target attainment percentage." If this subsection (g)(1) applies to a Plan for a Plan Year, then the presumed

"adjusted funding target attainment percentage" determined under this subsection (g)(1) applies until the earliest of:

(i) The first day of the 4th month of the Plan Year if subsection (g)(2) of this section applies;

(ii) The first day of the 10th month of the Plan Year if subsection (g)(3) of this section applies;

(iii) The date of a change in the presumed adjusted funding target attainment percentage under Regulations Section 1.436-1(g)(4); or

(iv) The date the enrolled actuary issues a certification under Regulations Section 1.436-1(h)(4) of the "adjusted funding target attainment percentage" for the Plan Year.

(2) Presumption of underfunding beginning on first day of 4th month for certain underfunded plans. This subsection (g)(2) applies to a Plan for a Plan Year if the enrolled actuary for the Plan has not issued a certification of the "adjusted funding target attainment percentage" for the Plan Year before the first day of the 4th month of the Plan Year, and the Plan's "adjusted funding target attainment percentage" for the preceding Plan Year was either (1) at least sixty percent (60%) but less than seventy percent (70%); or (2) at least eighty percent (80%) but less than ninety percent (90%). This subsection (g)(2) also applies to a Plan for the first effective Plan Year if the enrolled actuary for the Plan has not issued a certification of the "adjusted funding target attainment percentage" for the Plan Year before the first day of the 4th month of the Plan Year, and the prior Plan Year "adjusted funding target attainment percentage" is at least seventy percent (70%) but less than eighty percent (80%).

(A) Application of this subsection. If this subsection (g)(2) applies to a Plan for a Plan Year and the date of the enrolled actuary's certification of the "adjusted funding target attainment percentage" for the prior Plan Year (taking into account the special rules for late certifications under Regulations Section 1.436-1(h)(1)(ii)(B)) occurred before the first day of the 4th month of the current Plan Year, then, commencing on the first day of the 4th month of the current Plan Year:

(i) The presumed "adjusted funding target attainment percentage" of the Plan for the Plan Year is reduced by 10 percentage points; and

(ii) The first day of the 4th month of the Plan Year is a "Section 436 measurement date."

(B) Certification for prior Plan Year. If this subsection (g)(2) applies to a Plan and the date of the enrolled actuary's certification of the "adjusted funding target attainment percentage" for the prior Plan Year (taking into account the rules for

late certifications under Regulations Section 1.436-1(h)(1)(ii)(B)) occurs on or after the first day of the 4th month of the current Plan Year, then, commencing on the date of that prior Plan Year certification:

(i) The presumed "adjusted funding target attainment percentage" of the Plan for the current Plan Year is equal to 10 percentage points less than the prior Plan Year "adjusted funding target attainment percentage"; and

(ii) The date of the prior Plan Year certification is a "Section 436 measurement date."

(C) Duration of use of presumed "adjusted funding target attainment percentage." If this subsection (g)(2) applies to a Plan for a Plan Year, the presumed adjusted funding target attainment percentage determined under this subsection (g)(2) applies until the earliest of:

(i) The first day of the 10th month of the Plan Year if subsection (g)(3) of this section applies;

(ii) The date of a change in the presumed "adjusted funding target attainment percentage" under Regulations Section 1.436-1(g)(4); or

(iii) The date the enrolled actuary issues a certification under Regulations Section 1.436-1(h)(4) of the "adjusted funding target attainment percentage" for the Plan Year.

(3) Presumption of underfunding beginning on first day of 10th month. In any case in which no certification of the specific adjusted funding target attainment percentage for the current Plan Year under Regulations Section 1.436-1(h)(4) is made with respect to the Plan before the first day of the 10th month of the Plan Year, then, commencing on the first day of the 10th month of the current Plan Year:

(A) The presumed "adjusted funding target attainment percentage" of the Plan for the Plan Year is presumed to be less than sixty percent (60%); and

(B) The first day of the 10th month of the Plan Year is a "Section 436 measurement date."

(h) <u>Treatment of Plan as of Close of Prohibited or Cessation Period</u>

(1) Application to prohibited payments and accruals.

(A) Resumption of prohibited payments. If a limitation on prohibited payments under Section (d) of this Section 14.09 applied to a Plan as of a "Section 436 measurement date," but that limit no longer applies to the Plan as of a later "Section 436 measurement date," then the limitation on prohibited payments

under the Plan does not apply to benefits with "annuity starting dates" that are on or after that later "Section 436 measurement date." Any amendment to eliminate an optional form of benefit that contains a prohibited payment with respect to an "annuity starting date" during a period in which the limitations of Code Section 436(d) and Regulations Section 1.436-1(d) do not apply to the Plan is subject to the rules of Code Section 411(d)(6).

(B) No Resumption of benefit accruals unless the Plan provides otherwise. If a limitation on benefit accruals under Regulations Section 1.436-1(e) applied to a Plan as of a "Section 436 measurement date," but that limit no longer applies to the Plan as of a later "Section 436 measurement date," then all accruals under the Plan will cease (even after the "Section 436 measurement date" that the limitation ceases to apply), except to the extent that the Plan provides that benefit accruals will resume when the limitation ceases to apply. The Plan will comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR Section 2530.204-2(c) and (d).

(2) No restoration of options. Participants who had an "annuity starting date" within a period during which a limitation under Regulations Section 1.436-1(d) applied to the Plan will not be provided with the opportunity to elect a new "annuity starting date" (under Code Sections 415 and 417) with respect to payments made as a result of such benefit limitations after they cease to apply. Furthermore, there are no optional forms of benefit that are only available for the period of such benefit restrictions.

(3) Shutdown and other unpredictable contingent event benefits. If unpredictable contingent event benefits with respect to an unpredictable contingent event that occurs during the Plan Year are not permitted to be paid after the occurrence of the event because of the limitations of Code Section 436(b) and Regulations Section 1.436-1(b), but are permitted to be paid later in the Plan Year as a result of additional contributions under Regulations Section 1.436-1(f)(2) or pursuant to the enrolled actuary's certification of the "adjusted funding target attainment percentage" for the Plan Year that meets the requirements of Regulations Section 1.436-1(g)(5)(ii)(B), then those unpredictable contingent event benefits must automatically become payable, retroactive to the period those benefits would have been payable under the terms of the Plan (other than Plan terms implementing the requirements of Code Section 436(b)). If the benefits do not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for those benefits. However, all or any portion of those benefits can be restored pursuant to a Plan amendment that meets the requirements of Code Section 436(c) and Regulations Section 1.436-1(c) and other applicable qualification requirements.

(4) Treatment of Plan amendments that do not take effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitations of Code Section 436(c) and Regulations Section 1.436-1, but is permitted to take effect

later in the Plan Year as a result of additional contributions under Regulations Section 1.436-1(f)(2) or pursuant to the enrolled actuary's certification of the "adjusted funding target attainment percentage" for the Plan Year that meets the requirements of Regulations Section 1.436-1(g)(5)(ii)(C), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the Plan Year, then it must be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(i) Definitions

(1) The term "adjusted funding target attainment percentage" has the meaning given to it by Regulations Section 1.436-1(j)(1).

(2) Section 436 measurement date. A "Section 436 measurement date" is the date that is used to determine when the limitations of Code Sections 436(d) and 436(e) apply or cease to apply, and is also used for calculations with respect to applying the limitations of this Section 14.09.

(3) Annuity starting date. The term "annuity starting date" means the annuity starting date as defined in Regulations Section 1.436-1(j)(2).

(4) Unpredictable contingent event benefit. The term "unpredictable contingent event benefit" means an unpredictable contingent event as defined in Regulations Section 1.436-1(j)(9).

(j) Notice Requirement. See section 101(j) of ERISA for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in this Section.

(k) Exception. Section 14.09(d) shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period.

(l) Plan Termination. The limitations on prohibited payments in Section 14.09(d) do not apply to prohibited payments that are made to carry out the termination of the plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the plan.

(m) (1) Special Rules Under PRA 2010. Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 14.09(d) apply to payments under a social security leveling option, within the meaning of Code Section 436(j)(3)(C)(i) of the Internal Revenue Code, the adjusted funding target attainment percentage for a plan year shall be determined in accordance with the "Special Rule for Certain Years" under

Code Section 436(j)(3) of the Internal Revenue Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(2) Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under 14.09(e) applies to the plan, the adjusted funding target attainment percentage for a plan year shall be determined in accordance with the "Special Rule for Certain Years" under Code Section 436(j)(3) of the Internal Revenue Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

ARTICLE 15 TOP-HEAVY DEFINITIONS

15.01 Effective Date

This Article 15 shall be effective for determining whether the Plan is Top-Heavy for Plan Years beginning after December 31, 2001.

15.02 Determination Date

The "Determination Date" for any Plan Year subsequent to the first Plan Year is the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date is the last day of that year.

15.03 Determination Period

The "Determination Period" is the Plan Year containing the Determination Date.

15.04 Key Employee And Non-Key Employee

A "Key Employee" is any Employee or former Employee (including a deceased employee, and the beneficiary of such deceased Employee) who at any time during the Determination Period:

(a) was an officer of the Employer with compensation exceeding $130,000 (as adjusted under § 416(i)(1) of the Code for Plan Years beginning after December 31, 2002); or

(b) owned, or constructively owned under Section 318 of the Code, an interest in the Employer which:

(b-1) causes such Employee to meet the definition of a "five percent owner" as contained in Section 416(i)(1)(A)(ii) of the Code; or

(b-2) causes such Employee to meet the definition of a "one percent owner" as contained in Section 416(i)(1)(A)(iii) of the Code; provided this clause shall apply only when such Employee's annual compensation exceeds $150,000.

However a former Employee who has not performed an Hour of Service with any Employer maintaining the Plan at any time during the Determination Period will not be considered a Key Employee. If there is more than one Employee owning the same interest in the Employer, the Employee having the greater compensation from the Employer shall be treated as having a larger interest. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

A "Non-Key Employee" is any Employee who does not meet the definition of a Key Employee.

15.05 Permissive Aggregation Group

"Permissive Aggregation Group" is a group of Plans which includes the Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

15.06 Present Value

"Present Value" is the current discounted worth of a Participant's Accrued Benefits using stated interest and mortality assumptions. For purposes of establishing Present Value to compute the Top-Heavy Ratio, any benefit shall be discounted normally for the following mortality and interest assumptions:

Mortality - Unisex Pension 1984 mortality table

Interest - 6%

15.07 Required Aggregation Group

"Required Aggregation Group" is a group of plans consisting of (i) each qualified plan, including collectively bargained qualified plans, of the Employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

15.08 Top-Heavy Plan Or Top-Heavy Group

A "Top-Heavy Plan" or "Top-Heavy Group" is, for any Plan Year beginning after December 31, 1983, a Plan that meets any of the following conditions:

(a) The Top-Heavy Ratio for the Plan exceeds 60 percent, and the Plan is not part of any Required or Permissive Aggregation Group; or

(b) The Plan is a part of a Required Aggregation Group but not a part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the Group exceeds 60 percent; or

(c) The Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

15.09 Top-Heavy Ratio

(a) If the Employer maintains one or more defined benefit plans and the Employer has never maintained any defined contribution plan (including any Simplified Employee Pension Plan) which has covered or could cover a Participant of this Plan, the "Top-Heavy Ratio" is a fraction, the numerator of which is the sum of the Present Values of Accrued Benefits of all Key Employees as of the Determination Date, and the denominator of which is the sum of all Accrued Benefits of all Participants as of the Determination Date.

If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan but excluding any Simple Retirement Account under Code Section 408(p)) and the Employer maintains or has maintained one or more defined benefit plans which have covered or could cover a Participant of this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the Present Value of Accrued Benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the Present Value of Accrued Benefits under the defined benefit plans for all Participants.

The Top-Heavy Ratio shall be determined by taking into account adjustments required in accordance with subparagraph (b) below.

(b) Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an account balance or an Accrued Benefit made during the 1-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date. Provided, however, the adjustment for prior distributions in the preceding sentence shall include any distribution made for a reason other than severance from employment, death or disability during the 5-year period ending on the Determination Date. The adjustments provided in this subparagraph shall also apply to distributions under a terminated plan which, had it not been terminated as of the Determination Date, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.

(c) For purposes of this Section, the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date. The account balances and Accrued Benefits of a Participant who is (i) not a Key Employee during the current year but was a Key Employee in a prior year, or (ii) who has not performed an Hour of Service with any Employer maintaining the Plan at any time during the Determination Period, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-

Heavy Ratio. When aggregating plans, the value of account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

Effective as of the first day of the Plan Year beginning in 1987, if the accrual methods used by all defined benefit plans of the Employer are the same, such method will be used to determine Accrued Benefits for the purposes of this Section. If the accrual methods used by all defined benefit plans of the Employer are not the same, then the fractional rule will be used.

For purposes of this Section, the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date. The account balances and Accrued Benefits of a Participant who is (i) not a Key Employee during the current year but was a Key Employee in a prior year, or (ii) who has not performed an Hour of Service with any Employer maintaining the Plan at any time during the Determination Period, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

Effective as of the first day of the Plan Year beginning in 1987, if the accrual methods used by all defined benefit plans of the Employer are the same, such method will be used to determine Accrued Benefits for the purposes of this Section. If the accrual methods used by all defined benefit plans of the Employer are not the same, then the fractional rule will be used.

15.10 Terminated Plans

Benefits of a Terminated Plan must be combined with other plans of the Employer if such plan was maintained within the last five (5) years ending on the Determination Date for the plan year for which a Top-Heavy Ratio is being computed, if such plan, except for the fact that it had been terminated would be part of the Required Aggregation Group for such plan year. For purposes of this Section, a “Terminated Plan” shall mean any plan that has been formally terminated, has ceased crediting service for benefit accruals and vesting purposes, and has been or is distributing all plan assets to participants or their beneficiaries as soon as administratively feasible.

15.11 Valuation Date

"Valuation Date" is the annual date on which liabilities and assets of this Plan are valued and used for computing Plan costs for minimum funding.

15.12 Compensation

"Compensation" as used in this Article 15 is defined as the Compensation used in the Section entitled "Maximum Benefit" in Article 7, except that Compensation shall be determined for the Plan Year instead of for a limitation year.

ARTICLE 16 TOP-HEAVY PROVISIONS

16.01 Effect on Plan

If this Plan is or becomes Top-Heavy in any Plan Year after December 31, 2001, the provisions of this Article 16 will supersede any conflicting provision in the Plan. If this Plan was or became Top-Heavy in any Plan Year commencing prior to January 1, 2002, the top-heavy provisions of the Plan as then in effect shall apply and any Accrued Benefit credited under such prior Plan provisions shall remain preserved and shall not be thereafter reduced.

16.02 Minimum Accrued Benefit

Except as provided in paragraphs (e) and (f) below, if the Plan is a Top-Heavy Plan during any Plan Year each Non-Key Employee who is a Participant in this Plan (taking into account the requirements of paragraph 16.02(d) below) shall have an Accrued Benefit under the Plan equal to the greater of the benefit otherwise provided under the Plan and the Minimum Accrued Benefit provided under this Section.

(a) The Minimum Accrued Benefit shall equal such Participant's average Compensation times the lesser of:

(a-1) 2% times the Participant's years of service during the period the Plan is Top-Heavy; and

(a-2) 20%.

(b) For purposes of this Section, a Participant shall be credited with a year of service with an Employer for each Plan Year in which the Participant has completed 1,000 Hours of Service, except those Plan Years :

(b-1) which began prior to January 1, 1984; or

(b-2) in which the Plan was not Top-Heavy.

Provided, however, in determining years of service, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code and regulations issued thereunder) no Key Employee or former Key Employee.

(c) For purposes of this Section, a Participant's average Compensation shall be determined based on the average of the five consecutive Plan Years (or, if less, the longest number of consecutive years of employment) during which the Participant had the greatest aggregate Compensation; provided, compensation paid during a Plan Year shall not be included if such Plan Year:

(c-1) ended prior to January 1, 1984;

(c-2) began after the end of the last Plan Year in which the Plan was Top-Heavy; or

(c-3) began in a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code and regulations issued thereunder) no Key Employee or former Key Employee.

(d) The Minimum Accrued Benefit is determined without regard to any Social Security contribution and applies even though, under other Plan provisions, the Employee would not otherwise be entitled to be a Participant of the Plan or receive an accrual, or would have received a lesser accrual for the year because: (i) the Employee fails to make mandatory contributions to the Plan; (ii) the Employee's compensation is less than a stated amount; (iii) the Employee is not employed on the last day of the accrual Computation Period; or (iv) the Plan is integrated with Social Security.

(e) If a Non-Key Employee is a Participant covered by this Plan and is also covered under the Employer's defined contribution plan, the Participant shall not be provided a Minimum Accrued Benefit under this Plan, but shall be credited with the minimum benefit required under the terms of the Employer's defined contribution plan.

(f) Notwithstanding any provision of the Plan to the contrary, in no event shall any minimum Accrued Benefit either accrue or otherwise increase in accordance with this Section 16.02 for a Participant who is a not a Key Employee during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code and regulations issued thereunder) no Key Employee or former Key Employee.

16.03 Nonforfeitability of Minimum Accrued Benefit

The Minimum Accrued Benefit required (to the extent required to be nonforfeitable under the Section entitled "Minimum Vesting Schedule") may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code in the event the Plan ceases to be Top-Heavy.

16.04 Minimum Vesting Schedule

For any Plan Year in which this Plan is Top-Heavy, a Minimum Vesting Schedule will automatically apply to the Plan. The Minimum Vesting Schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee Contributions, including benefits accrued before the effective date of the Top-Heavy Provisions of the Plan and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Accrued Benefits of any Participant who does not have an Hour of Service after the Plan has

initially become Top-Heavy, and such Participant's Accrued Benefits attributable to Employer contributions will be determined without regard to this Section.

For any Plan Year in which this Plan is Top-Heavy the nonforfeitable interest of each Participant in his Accrued Benefit attributable to Employer contributions for the current and any prior year shall be determined from the following schedule, unless the vesting schedule in Article 10 is more favorable:

Minimum Vesting Schedule

Years of Service	Vested Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 or more	100%

16.05 Application of Vesting Schedule

Once the Minimum Vesting Schedule becomes effective, each Participant who is a Participant under the Plan while it is Top-Heavy will continue to vest under the Minimum Vesting Schedule in the event the Plan ceases to be Top-Heavy. Participants who enter the Plan after it ceases to be Top-Heavy will vest under the schedule specified in Article 10.

16.06 Compensation Limitation

For Plan Years beginning on and after January 1, 2002, Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted by the Commissioner of Internal Revenue Services in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. In determining Minimum Accrued Benefits under this subparagraph in Plan Years beginning after December 31, 2001, the annual compensation limit for Plan Years beginning before January 1, 2002, shall be $150,000 for any determination period beginning in 1996 or earlier; $160,000 for any determination period beginning in 1997, 1998, or 1999; and $170,000 for any determination period beginning in 2000 or 2001.

16.07 Compensation

"Compensation" as used in this Article 16 is defined as the Compensation used in the Section entitled "Maximum Benefit" in Article 7.

16.08 Collective Bargained Employees

Notwithstanding any provision in this Plan to the contrary, the Minimum Accrued benefit requirements of Section 16.02 and the Minimum Vesting requirements of Section 16.04 shall not apply to any Participant who is included in a unit of employees covered by a collective bargaining agreement, provided retirement benefits were the subject of good-faith bargaining between the Employer and the employee representative.

ARTICLE 17 PARTICIPATING EMPLOYERS

17.01 Adoption By Other Employers

Notwithstanding anything herein to the contrary, with the consent of the Company, any Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

17.02 Designation Of Agent

Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Administrator and any other Named Fiduciary for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Company as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

17.03 Employee Transfers

It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

17.04 Discontinuance Of Participation

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Company.

17.05 Administrator's Authority

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

17.06 Participating Employers As of December 1, 2001

As of the date indicated, the Plan has been adopted for Employees of the following Participating Employers:

Name	Date Included
Bridgford Marketing Company, f/k/a Bridgford Distributing Company	May 1, 1968
Bridgford Meat Company	May 1, 1968
Bridgford Industries Incorporated	January 1, 1975
Bridgford Food Processing Corporation, f/k/a Bridgford Foods of Illinois, Inc.	January 1, 1989
Bridgford Food Processing of Texas, L.P. (formerly a part of Bridgford Foods Corporation)	July 8, 2000

ARTICLE 18 POWERS AND RESPONSIBILITIES OF THE EMPLOYER

18.01 Appointment of Trustee

The Employer may, in its sole discretion, appoint and designate one or more persons or entities as either Primary Trustee or Ancillary Trustee of the Plan. Such Primary Trustee or Ancillary Trustee shall have all of the rights, obligations and duties as described herein. The Employer may, in its sole discretion, appoint one or more additional persons or entities as an Ancillary Trustee in accordance with Article 13 to have all of the rights, obligations and duties as described herein. The Employer shall be empowered to appoint and remove the Trustee from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and ERISA.

18.02 Funding Policy

The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to each Discretionary Trustee and Investment Manager, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Discretionary Trustee or Investment Manager as to investment of the Trust Fund. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of ERISA.

18.03 Appointment of Investment Manager

The Employer may, in its sole discretion, appoint one or more Investment Managers to manage and invest all or any portion of the assets of the Trust Fund. Upon the appointment of each Investment Manager, the Employer shall give the Trustee written notification of such appointment and shall instruct the Trustee in writing to separate into a separate account those assets, including a specification of such assets, as to which each Investment Manager has investment authority and responsibility. The Investment Manager shall designate in writing the person or persons who are to represent the Investment Manager with respect to the investment and management of such assets. The Trustee may rely upon appointment of an Investment Manager until it is notified, in writing, by the Employer that the Investment Manager has been removed or the assets for which such Investment Manager has investment authority and responsibility has been changed. The Trustee may also consider that those persons designated by the Investment Manager are properly authorized and empowered to do so until notified otherwise in writing by the Employer or Investment Manager.

18.04 Insurance Contracts

The Employer, in its sole discretion, may direct the investment of any assets of the Plan into any annuity contract (either group or individual) issued by a duly licensed insurance company. Such annuity contract may be issued in the name of either the Employer, or the Trustee in their respective capacities as contract holder and Named Fiduciary of the Plan.

18.05 Fiduciary Performance

The Employer shall periodically review the performance of any Named Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

18.06 Direction of Trustee

The Employer shall be empowered to direct, in writing, any Trustee or other Named Fiduciary with respect to the investment and reinvestment of assets comprising the Trust Fund or any other assets of the Plan.

ARTICLE 19 TRUST PROVISIONS

19.01 Establishment and Acceptance of Trust

Notwithstanding any provision of the Plan to the contrary, the provisions of this Section shall not become effective until the Employer, acting through its Board of Directors, creates the trust that may be established hereunder, including the appointment of a Trustee.

The Employer has adopted a qualified Defined Benefit Plan for the exclusive benefit of its Participants and their Beneficiaries and intends to make regular and continuing contributions to the Trust Fund or any other funding vehicle used for accumulating plan assets as provided by the Plan, subject to the provisions of Article 8. The Employer hereby creates and establishes with the Trustee a trust for the purpose of holding and investing such Employer contributions and such cash and other property acceptable to the Trustee as shall from time to time be transferred to the Trustee by the Employer or predecessor funding agent for the Plan or other person pursuant to the terms of the Plan, together with any and all increments thereto, proceeds and reinvestments thereof and income therefrom, all of which, shall constitute the Trust Fund. The Trustee hereby accepts the Trust created hereunder (or acknowledges the continuance of such Trust) and agrees to hold the Trust Fund in trust pursuant to the terms of the Plan.

19.02 Modification of Powers

The rights, obligations, duties and discretion of the Trustee shall be governed by the terms and provisions of the Plan (determined without regard to this Section 19.02). Provided, however, the Employer and Trustee may enter into a separate written trust or other written agreement which shall supersede any inconsistent provisions of this document (including any amendments thereto), and which shall govern the rights, obligations, duties and discretion over the portion of the Trust Fund delegated by the Employer to the Trustee. Notwithstanding the foregoing, in no event shall any separate written agreement modify the delegation of duties and responsibilities to the Plan Administrator as provided by the Plan and any purported attempt to do so shall be deemed null and void. Except as otherwise provided in the preceding sentence, the terms and provisions of such trust or other written instruments are hereby incorporated into the Plan by reference hereto.

19.03 Appointment of Ancillary Trustee

The Employer may, in writing, appoint any person in any State to act as an Ancillary Trustee with respect to all or any designated portion of the Trust Fund. Such appointment shall specify the extent to which the Ancillary Trustee shall act as a discretionary or a non-discretionary Trustee. An Ancillary Trustee must acknowledge in writing its acceptance of the terms and conditions of its appointment as Ancillary Trustee and its fiduciary status under ERISA. The Ancillary Trustee has the rights, powers, duties and

discretion as the Employer may delegate, subject to any limitations or directions specified in the instrument evidencing appointment of the Ancillary Trustee, and subject to any right, power, duty or discretion over all or any designated portion of the Trust Fund that is reserved, assumed, delegated or otherwise assigned by or to the Employer, Plan Administrator, a properly appointed Investment Manager, and other Trustee in accordance with the terms of the Plan, the Code and ERISA. An Ancillary Trustee may serve with either or both discretionary and nondiscretionary powers described in Sections 19.05 and 19.06 and may also serve as Primary Trustee. An Ancillary Trustee may also serve without regard to whether the Employer has appointed a Primary Trustee.

19.04 Duties and Powers of Primary Trustee

The Primary Trustee shall have full discretion and authority with regard to the investment of the entire Trust Fund with such powers, rights and duties of a discretionary Trustee as set forth herein, subject to any right, power, duty or discretion over all or any designated portion of the Trust Fund that is reserved, assumed, delegated or otherwise assigned, in writing, by or to the Employer, Plan Administrator, a properly appointed Investment Manager, and Ancillary Trustee in accordance with the terms of the Plan, the Code and ERISA.

19.05 Investment of Trust Fund by Discretionary Trustee

Each Trustee that is designated as a discretionary Trustee shall have full discretion and authority, subject to any limitations of its appointment, with respect to investment of the Trust Fund. The discretionary Trustee must coordinate its investment policy with the Plan financial needs as communicated to it by the Employer and pursuant to the funding policy established by the Employer. The discretionary Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

(a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments.

(b) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest.

(c) To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a State, in any type of deposit of the Trustee [or of a bank related to the Trustee within the meaning of Code §414(b)] at a reasonable rate of interest or in a common trust fund, as described in Code §584, or in collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code §1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

(d) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

(e) To credit and distribute from the Trust as directed by the Plan Administrator.

(f) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

(g) To compromise, contest, arbitrate or abandon claims and demands in its discretion.

(h) To have with respect to the Trust Fund all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights.

(i) To hold any securities or other property, including "qualifying employer securities" as that term is defined in ERISA Section 407, in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship.

(j) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

(k) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

(l) To file all tax returns required of the Trustee.

(m) To purchase, hold, and sell "qualifying employer securities" as that term is defined in ERISA Section 407, and to exercise all other appurtenant rights thereto, provided that immediately following the purchase of any qualifying employer securities, the fair market value of all qualifying employer securities held by the Plan does not exceed ten (10%) of the fair market value of all assets of the Plan.

(n) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

19.06 Investment of Trust Fund by Nondiscretionary Trustee

If the Employer designates the Trustee to administer the Trust as a nondiscretionary Trustee, then the Trustee will not have any discretion or authority with regard to the investment of the Trust Fund, but must act solely as a directed trustee of the funds contributed to it. A nondiscretionary Trustee, as directed trustee of the funds held by it under the Plan, is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the nondiscretionary Trustee exercises solely as directed trustee in accordance with the written direction of the Named Fiduciary (except to the extent a Plan asset is subject to the control and management of a properly appointed Investment Manager or subject to Plan Administrator direction of investment):

(a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed end mutual funds, put an call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized options exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Named Fiduciary deems appropriate.

(b) To retain in cash so much of the Trust Fund as the Named Fiduciary may direct in writing to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest, including, specific authority to invest in any type of deposit of the Trustee [or of a bank related to the Trustee within the meaning of Code §414(b)] at a reasonable rate of interest.

(c) To sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such

terms and conditions as the Named Fiduciary directs in writing.

(d) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

(e) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights, provided the exercise of any such powers is in accordance with and at the written direction of the Named Fiduciary.

(f) To hold any securities, including "qualifying employer securities" as that term is defined in ERISA Section 407, or other property in the name of the nondiscretionary Trustee or its nominee, with depositories or agent depositories or in another form as the Named Fiduciary may deem best, with or without disclosing the custodial relationship.

(g) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

(h) To purchase, hold, and sell "qualifying employer securities" as that term is defined in ERISA Section 407, and to exercise all other appurtenant rights thereto, provided that immediately following the purchase of any qualifying employer securities, the fair market value of all qualifying employer securities held by the Plan does not exceed ten (10%) of the fair market value of all assets of the Plan.

(i) To file all tax returns required of the Trustee.

(j) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

19.07 Prohibited Transactions

Notwithstanding any provision of the Plan to the contrary, the Trustee shall not enter into a transaction which is prohibited by Sections 406 or 407 of ERISA and not clearly exempted or excepted under Section 408 of ERISA from such prohibition, or which is a prohibited transaction under Section 4975 of the Code and not clearly exempted under that Section from the effect thereof, if the Trustee knows that a transaction is of such nature. If the Trustee is informed that a completed transaction is of such nature, it shall promptly correct the transaction. Solely for the purpose of determining whether the Trustee may have any obligation toward any person with respect to a civil penalty or tax assessed against such person as a party in interest or disqualified person in connection with such a transaction, the Trustee shall be considered to know of such nature of the transaction only if it was explicitly so informed in writing by such person, if the

individual making or continuing such transaction on behalf of the Trustee is in fact so informed, or if the Trustee or such individual otherwise has knowledge of such transaction.

19.08 Receipt of Contributions

The Trustee is accountable to the Employer for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan, ERISA or the Code. The Trustee is not obliged to collect any contributions from the Employer, nor is obliged to see that funds deposited with it are deposited according the provisions of the Plan.

19.09 Prudence

Trustee shall discharge its duties solely for the benefit of or in the best interest of the Participants and Beneficiaries of the Plan. Trustee shall act exclusively for the purpose of providing benefits to Participants and Beneficiaries and for defraying reasonable expenses of administering the Plan. Trustee's actions shall conform to the documents and instruments governing the Plan, but only insofar as they are consistent with the regulatory provisions of ERISA. Trustee shall carry out its duties with the skill, care, prudence, and diligence considering the circumstances then prevailing which a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

19.10 Instructions to Nondiscretionary Trustee

(a) The Named Fiduciary and, as appropriate, each Investment Manager shall give the nondiscretionary Trustee instructions with respect to effecting investment transactions on behalf of the Trust Fund and exercising such other powers as may be granted to the Named Fiduciary and, as appropriate, each Investment Manager.

(b) The Named Fiduciary and each Investment Manager may direct the nondiscretionary Trustee to invest and reinvest through the medium of any common or collective investment fund maintained by the Investment Manager or by the nondiscretionary Trustee which meets the requirements of Section 584 of the Code or is qualified under the provisions of Section 401(a) and exempt under the provisions of Section 501(a) of the Code and, during such period of time as an investment through any such medium shall exist, the declaration of trust of such fund shall constitute a part of this Agreement.

(c) The nondiscretionary Trustee shall not be liable for the acts or omissions of the Named Fiduciary or any Investment Manager, shall be under no duty to question the directions of an Investment Manager with respect to the Trust Fund or any portion of the Trust, managed by an Investment Manager, to review any securities or other assets in the Trust Fund, to review the investment decisions relating to any securities or other assets in the Trust, to make any suggestions with respect to

the investment and reinvestment of such securities or other assets, or to monitor or evaluate the performance of any Investment Manager, and shall be fully protected in acting in accordance with the directions of the Named Fiduciary or any Investment Manager or for failing to act in the absence of such directions. The nondiscretionary Trustee shall not be liable for any diminution in value of the Trust Fund as a result of following any such direction of the Named Fiduciary or Investment Manager or as a result of not exercising any such powers in the absence of any such direction.

(d) The Named Fiduciary or, as applicable, the Investment Manager, shall be solely responsible for instructing the nondiscretionary Trustee as to exercising any voting or other similar rights relating to any asset in the Trust Fund.

(e) The Employer agrees to indemnify and to hold the nondiscretionary Trustee harmless from any damages, costs or expenses, including reasonable counsel fees, which the nondiscretionary Trustee may incur as a result of any claim asserted against the nondiscretionary Trustee or the Trust arising out of the nondiscretionary Trustees compliance with any written direction described in this Section.

19.11 Co-Trustees

A Trustee shall not be liable, either individually or as a Trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of a Co-Trustee to whom responsibilities, obligations and duties have been allocated as to certain assets of the Trust Fund. Except as provided in the preceding sentence, in addition to any liability which a Trustee may have pursuant to any other provision of this Plan and Trust, any Trustee shall be liable for a breach of fiduciary duty of a co-Trustee only if, such Trustee participates knowingly in, or knowingly undertakes to conceal an act or omission of such co-Trustee, with the knowledge that such act or omission is a breach; or if, by such Trustee's failure to comply with the standards in performing its duties as set forth in this Plan in the administration of such Trustee's specific responsibilities which give rise to its status as a Trustee, it has enabled such co-Trustee to commit a breach; or if such Trustee has knowledge of a breach by such co-Trustee unless such Trustee makes reasonable efforts considering the circumstances to remedy the breach.

If the Employer appoints two or more Trustees to jointly manage as co-Trustees all or any portion of the Trust Fund, any one of the co trustees may execute, sign and deliver any and all documents on behalf of all co trustees, which actions and documents shall be considered the actions and documents of the Trustee, and any and all accounts, or investments of the Trust Fund shall require the signature of, or execution by any one of the Trustees.

19.12 Disbursements from the Trust Fund

(a) The Trustee shall make such payments out of the Trust Fund as the Plan Administrator may from time to time direct. In the discretion of the Plan Administrator, such payments may be made directly to the person specified by the Plan Administrator or deposited in a checking account maintained by the Plan Administrator for the purpose of making payments to the person, or persons, entitled to such payments under the Plan, or to an account maintained by some other entity which the Plan Administrator may designate to make payments.

(b) Each payment instruction of the Plan Administrator shall be in writing and shall be deemed to include a certification that any payment directed thereby is one which the Plan Administrator is authorized to direct, and the Trustee may conclusively rely on such certification without further investigation. Unless otherwise specified by the Plan Administrator, payments by the Trustee may be made by its check to the order of the payee and mailed to the payee at the address last furnished to the Trustee by the Plan Administrator or by the payee, or, if no such address has been furnished, to the payee care of the Employer.

(c) In directing the Trustee to make any payments from the Trust, the Plan Administrator shall follow the provisions of the Plan and, except as provided in Article 8, in no event may the Plan Administrator direct that any payments be made, either during the existence or upon discontinuance of the Plan, that would cause any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of Participants and their beneficiaries or payment of the reasonable expenses of the Plan.

(d) The Trustee shall not be liable in any way for any payment made pursuant to any such direction of the Plan Administrator and the Trustee shall have no duty to make any inquiry or investigation before acting upon any such direction of the Plan Administrator. The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge any and all distributions and liabilities under the Plan.

(e) Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Plan Administrator shall transfer the vested Accrued Benefit, if any, of such Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

19.13 Valuation of the Trust Fund

The Trustee shall value the portion of the Trust Fund assigned to it as of each Valuation Date on the basis of the fair market value of such assets as of such date. The value of the Trust Fund or each Investment Fund shall be adjusted as of each Valuation Date to reflect income, realized and unrealized gains and losses and expenses allocable to the Trust Fund.

19.14 Annual Report of the Trustee

Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer's contribution for each Plan Year, the Trustee shall furnish to the Employer and Plan Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(a) the net income, or loss, of the Trust Fund;

(b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(c) the increase, or decrease, in the value of the Trust Fund;

(d) all payments and distributions made from the Trust Fund; and

(e) such further information as the Trustee and/or Plan Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Plan Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

19.15 Audit

(a) If an audit of the Plan's records shall be required by ERISA and the regulations thereunder for any Plan Year, the Plan Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Plan

Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists that are required by ERISA Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently. All auditing and accounting fees shall be an expense of and may, at the election of the Plan Administrator, be paid from the Trust Fund.

(b) If some or all of the information necessary to enable the Plan Administrator to comply with ERISA Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Plan Administrator as provided in ERISA Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

19.16 Resignation and Removal of Trustee

(a) Any Trustee may resign as Trustee of this Trust or may be removed by the Employer. Such resignation or removal may be accomplished at any time by the giving of thirty (30) days written notice prior to the effective date of such removal or resignation. At any time after the issuance of such notice of resignation or removal and prior to the effective date of such removal, Employer shall appoint or designate a successor Trustee to whom Trustee shall transfer all property of the Trust Fund held by it. After such appointment or designation and acceptance by the successor Trustee, the successor Trustee shall thereupon succeed to all of the rights, powers, discretions and duties given Trustee by this Trust. Copies of all trust records shall be given by such resigning or removed Trustee to the successor Trustee.

(b) Within sixty (60) days after such transfer, the resigning or removed Trustee shall render to the Employer an accounting in the form and manner prescribed for the annual accounting by the Trustee. Unless Employer, within ninety (90) days after the rendition of such accounting to it, shall file with the resigning or removed Trustee written objection to the accounting, the accounting shall be deemed to have been approved and the resigning or removed Trustee shall be released and discharged as to all items, matters and things set forth in such account other than breaches of fiduciary duty.

(c) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Plan Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 19.14 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 19.14 for the approval by the Employer of annual statements of

account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 19.14 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 19.14 and this paragraph.

19.17 Expenses and Taxes

The expenses incurred by Trustee in the performance of its duties (including fees for legal services rendered to Trustee), and such compensation to Trustee as may be agreed to in writing from time to time between Employer and Trustee, shall be paid from the Trust Fund as directed by Employer or may, in Employer's discretion, be paid directly by Employer. In no event will compensation be paid to a Trustee if he is a full time employee of Employer and is receiving compensation as an Employee. All taxes of any and all kinds whatsoever that may be levied or assessed pursuant to existing or future laws, on or in respect of the property of the Trust Fund or income thereof shall be paid from the Trust Fund.

19.18 Reliance and Liability of Trustee

(a) In taking action or determining any fact or question which may arise under this Trust, the Trustee may, with respect to the affairs of the Employer or its employees, rely upon any statement by the Employer or the Plan Administrator with respect thereto. In the event that any dispute may arise regarding the payment of any sums or regarding any act to be performed by the Trustee, the Trustee may in its sole discretion retain such payment or postpone the performance of such act until actual adjudication of such act shall have been made in a court of competent jurisdiction, or until it shall have been indemnified against loss to its satisfaction; provided, however, that in the event of any such dispute, the Trustee may rely upon and act in accordance with any direction received from the Employer or the Plan Administrator. Unless reliance under the prevailing circumstances constitutes a breach of ERISA, whenever the Trustee is required or authorized to take any action hereunder pursuant to any written instruction, direction or determination of the Employer or the Plan Administrator, it may rely on, and shall not be liable to the Employer or Plan Administrator for acting or omitting to take action in good faith upon, any such instruction, direction or determination contained in writing reasonably believed by the Trustee to be properly executed by any person authorized to execute documents by or on behalf of the Plan Administrator or the Employer. In acting or omitting to take action in accordance with any such instruction, direction or determination, the Trustee shall not assume responsibility for the Plan's administration or for the correctness under the Plan of such instruction, direction or determination. In the absence of instruction, direction or determination by the Plan Administrator as to any matters provided in this Agreement, the Trustee may in its discretion, but need not, take

such action as it deems fit and proper with respect thereto after reasonable attempts to secure the Plan Administrator's instruction, direction or determination.

(b) To the extent permitted by law, the Employer shall indemnify and save harmless the Trustee from and against any and all liabilities, claims, losses, damages and expenses (including without limitation reasonable attorney's fees) to which the Trustee may be subject by reason of any act done or omitted to be done if such act or omission does not involve the Trustee's negligence or willful misconduct.

(c) The Trustee need not engage in any litigation in connection with the Plan or this Agreement unless first indemnified against expenses by the Employer or unless litigation is occasioned by the negligence or willful misconduct of the Trustee.

TABLE C Early Retirement Factors for Dallas Group

To use this table, enter column 1 with the number of years, taken to completed twelfths, by which the Early Retirement Date of the **Dallas Group** Participant precedes his Normal Retirement Date. Determine from column 2 the corresponding percentage.

1.	2.
Number of Years	Percentage
0	100.0%
1	90.93
2	82.99
3	76.00
4	69.84
5	64.37
6	59.50
7	55.15
8	51.24
9	47.72
10	44.55

This table is only applicable for a Normal Retirement Date which is the first day of the month coinciding with or next following the Participant's sixty-fifth birthday. Any percentage which cannot be determined directly from the above table will be determined on an actuarial basis consistent with the above.

The actuarial assumptions used in this table are -

Mortality: 1951 Group Annuity Mortality Table with a 1-year setback for males and a 6-year setback for females.

Interest: 2 1/2%

Blend: Blended assuming 75%/25% male/female sex distribution.

TABLES D-1 AND D-2

(FIRST EDITION)

Corporate Group

To use these tables, enter column 1 with the number of years, taken to completed twelfths, by which the date the **Corporate Group** Participant becomes a Retired Member precedes his Social Security Date. Determine the corresponding percentage from column 2 if the Social Security Date of such Participant is the first day of the month coinciding with or next following the sixty-fifth birthday, and from column 3 if the Social Security Date of such Participant is the date defined in the Plan in conjunction with his sixty-second birthday.

	TABLE D-1		TABLE D-2	
1. Number of Years	2. Percentage (age 65)	3. Percentage (age 62)	2. Percentage (age 65)	3. Percentage (age 62)
0	100.0%	100.0%	--	--
1	90.9	91.9	1102%	1232%
2	83.0	84.7	588	653
3	76.0	78.3	417	460
4	69.8	72.6	332	364
5	64.4	67.4	281	307
6	59.5	62.8	247	269
7	55.1	58.6	223	242
8	51.2	54.8	205	221
9	47.7	51.4	191	206
10	44.5	48.2	180	193
11	41.7	45.4	171	183
12	39.1	42.7	164	175
13	36.7	40.3	158	168
14	34.5	38.1	153	162
15	32.5	36.0	148	156

The actuarial assumptions used in this table are -

Mortality: 1951 Group Annuity Table with a 1-year setback for males and a 6-year setback for females.

Interest: 2 1/2%

Unisex Blend: Blended assuming a 75%/25% male/female sex distribution.

TABLES D-3 AND D-4

FIRST EDITION

Secaucus Group

To use these tables, enter column 1 with the number of years, taken to completed twelfths, by which the date the **Secaucus Group** Participant becomes a Retired Member precedes his Social Security Date. Determine the corresponding percentage from column 2 if the Social Security Date of such Participant is the first day of the month coinciding with or next following the sixty-fifth birthday, and from column 3 if the Social Security Date of such Participant is the date defined in the Plan in conjunction with his sixty-second birthday.

TABLE D-3			TABLE D-4	
1. Number of Years	2. Percentage (age 65)	3. Percentage (age 62)	2. Percentage (age 65)	3. Percentage (age 62)
0	100.0%	100.0%	--	--
1	92.1	92.9	1266%	1408%
2	85.1	86.5	671	741
3	78.8	80.7	472	518
4	73.2	75.4	373	407
5	68.1	70.6	313	340
6	63.6	66.3	275	297
7	59.4	62.3	246	265
8	55.7	58.7	226	242
9	52.2	55.4	209	224
10	49.1	52.3	196	210

The actuarial assumptions used in this table are -

Mortality: 1951 Group Annuity Table with a 6-year setback.

Interest: 2 1/2%

TABLE E

Corporate Group and Dallas Group

To use this table, enter column 1 and column 2 with the age of the **Corporate Group or Dallas Group** Participant and joint payee on the birthday of each nearest to the date such Participant becomes a Retired Participant or, if earlier, the date payments are to commence. Determine the corresponding percentage from the appropriate column. Use column 3 if the benefit payment to the joint payee equals 100% of the reduced benefit payment to such Participant. Use column 4 if the benefit payment to the joint payee equals 75% of the reduced benefit payment to such Participant. Use column 5 if the benefit payment to the joint payee equals 66 2/3% of the reduced benefit payment to such Participant. Use column 6 if the benefit payment to the joint payee equals 50% of the reduced payment to the Participant.

1.	2.	3.	4.	5.	6.
Age of Participant	Age of Joint Payee				
65	60	70.05	75.72	77.82	82.39
65	65	76.11	80.95	82.70	86.44
65	70	82.11	85.96	87.32	90.18
60	60	78.61	83.05	84.64	88.02
60	65	83.77	87.31	88.56	91.17
60	70	88.44	91.07	91.98	93.87

Any percentage which cannot be determined directly from the above table will be determined on an actuarial basis consistent with the above.

The actuarial assumptions used in this table are -

Mortality: 1951 Group Annuity Mortality Table with a 1-year set back for males and a 6-year set back for females.

Interest: 2 1/2%

Blend: Blended assuming a 75%/25% male/female sex distribution.

TABLE F

Butchers Group and Secaucus Group

To use this table, enter column 1 and column 2 with the age of the **Butchers Group or Secaucus Group** Participant and joint payee on the birthday of each nearest to the date such Participant becomes a Retired Participant or, if earlier, the date payments are to commence. Determine the corresponding percentage from the appropriate column. Use column 3 if the benefit payment to the joint payee equals 100% of the reduced benefit payment to such Participant. Use column 4 if the benefit payment to the joint payee equals 75% of the reduced benefit payment to such Participant. Use column 5 if the benefit payment to the joint payee equals 66 2/3% of the reduced benefit payment to such Participant. Use column 6 if the benefit payment to the joint payee equals 50% of the reduced payment to the Participant.

1.	2.	3.	4.	5.	6.
Age of Participant	Age of Joint Payee				
65	60	80.9	85.0	86.4	89.4
65	65	86.1	89.2	90.3	92.5
65	70	90.7	92.9	93.6	95.1
60	60	87.3	90.1	91.2	93.2
60	65	91.2	93.3	94.0	95.4
60	70	94.3	95.6	96.1	97.0

Any percentage which cannot be determined directly from the above table will be determined on an actuarial basis consistent with the above.

The actuarial assumptions used in this table are -

Mortality: 1951 Group Annuity Mortality Table with a 6-year set back for such Participant and a 1-year set back for the joint payee.

Interest: 2 1/2%

TABLE H

Corporate Group and Secaucus Group

10 Year Certain and Continuous Option

To use this table, enter column 1 with the age of the respective **Corporate or Secaucus Group** Participant on the birthday nearest to his Retirement Date. Determine from column 2 the corresponding percentage.

	1.	2.
Group Participant	Age of Participant	Percentage
Secaucus Group	65	95.0%
Corporate Group	65	92.35%

Any percentage which cannot be determined directly from the above table will be determined on an actuarial basis consistent with the above.

The actuarial assumptions used in this table are -

1. For **Secaucus Group** Participants:

   Mortality: 1951 Group Annuity Mortality Table with a 6-year setback.

   Interest: 2 1/2%

2. For **Corporate Group** Participants:

   Mortality: 1951 Group Annuity Mortality Table with a 1-year setback for males and a 6-year setback for females.

   Interest: 2 1/2%

Blend: Blended assuming 75%/25% male/female sex distribution.

TABLE I

Butchers Group

3 Year Certain and Continuous Option (First Edition)

To use this table, enter column 1 with the age of the **Butchers Group** Participant on the birthday nearest to his Retirement Date. Determine from column 2 the corresponding percentage.

1.	2.
Age of Participant	Percentage
65	99.6%
60	99.7%

Any percentage which cannot be determined directly from the above table will be determined on an actuarial basis consistent with the above.

The actuarial assumptions used in this table are -

Mortality: 1951 Group Annuity Mortality Table with a 6-year setback.

Interest: 2 1/2%

TABLE L Late Retirement Adjustment Factors

To use this matrix table, apply the percentage from the table which is the union of the respective years column and the months row, which represents the number of completed years and months by which the Participants Late Retirement Date follows his Normal Retirement Date.

Number of Years and Months from Retirement Date to Normal Retirement Date

Months	Years: 0	1	2	3	4	5
0		107.2%	115.6%	125.2%	136.0%	148.0%
1	100.6%	107.9	116.4	126.1	137.0	149.1
2	101.2	108.6	117.2	127.0	138.0	150.2
3	101.8	109.3	118.0	127.9	139.0	151.3
4	102.4	110.0	118.8	128.8	140.0	152.4
5	103.0	110.7	119.6	129.7	141.0	153.5
6	103.6	111.4	120.4	130.6	142.0	154.6
7	104.2	112.1	121.2	131.5	143.0	155.7
8	104.8	112.8	122.0	132.4	144.0	156.8
9	105.4	113.5	122.8	133.3	145.0	157.9
10	106.0	114.2	123.6	134.2	146.0	159.0
11	106.6	114.9	124.4	135.1	147.0	160.1

Number of Years and Months from Retirement Date to Normal Retirement Date

Months	Years: 6	7	8	9	10
0	161.2%	175.6%	191.2%	208.0%	226.0%
1	162.4	176.9	192.6	209.5	
2	163.6	178.2	194.0	211.0	
3	164.8	179.5	195.4	212.5	
4	166.0	180.8	196.8	214.0	
5	167.2	182.1	198.2	215.5	
6	168.4	183.4	199.6	217.0	
7	169.6	184.7	201.0	218.5	
8	170.8	186.0	202.4	220.0	
9	172.0	187.3	203.8	221.5	
10	173.2	188.6	205.2	223.0	
11	174.4	189.9	206.6	224.5	

Factors for other years and months will be determined in a manner consistent with the manner used in determining these factors.

Mortality: 1971 Group Annuity Male Mortality Table with ages set back one year.

Interest: 6% per annum.

AMENDMENT 42
TO THE
RETIREMENT PLAN FOR EMPLOYEES OF BRIDGFORD FOODS CORPORATION

The Retirement Plan for Employees of Bridgford Foods Corporation (herein call "Plan") is hereby restated to comply with the applicable legislative changes referred to collectively as to conform the plan documents with the applicable legislative changes referred to collectively as "Pension Protection Act Third Cycle A" including the Pension Protection Act of 2006, the Worker, Retiree, and Employer Recovery Act of 2008, the Small Business Jobs Act of 2010, the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, the Moving Ahead for Progress in the 21st Century Act, the American Taxpayer Relief Act of 2012, the Highway and Transportation Funding Act of 2014, the Cooperative and Small Employer Charity Pension Flexibility Act, the Consolidated and Further Continuing Appropriations Act, 2015, the Surface Transportation and Veterans Health Care Choice Improvement Act of 2015, and other relevant changes in regulations, and pronouncements issued by the Internal Revenue Service in Notice 2015-84 (2015 Cumulative List), and to make all other desirable changes to such plan. The Amendment shall be effective January 1, 2017, and such other dates as provided in the Amendment (the "Effective Date"). On and after the Effective Date, the provisions of the Plan are replaced by the provisions of this restatement except as provided specifically within the Plan. The replaced Plan is assigned, for reference purposes, Historical Page Nos. 547 through 681.

BRIDGFORD FOODS CORPORATION

By: Raymond Lancy

Title: CFO

Date: 1/26/2017

AMENDMENT 43

CONFORMING AMENDMENT FOR DETERMINATION LETTER

TO THE

RETIREMENT PLAN FOR EMPLOYEES OF BRIDGFORD FOODS CORPORATION

WHEREAS, Bridgford Foods Corporation (the "Employer") is the plan sponsor of the Retirement Plan for Employees of Bridgford Foods Corporation (the "Plan"); and

WHEREAS, the Employer previously amended and restated the Plan to comply with the applicable legislative changes referred to collectively as "Post-EGTRRA" effective as of January 1, 2017 ("Post-EGTRRA Restatement"); and

WHEREAS, the Employer desires to amend the Plan pursuant to the amendatory provisions set forth in the Plan for the purpose of obtaining a determination letter as to the Plan's qualification with the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, the Plan is hereby amended as follows:

1. Section 14.09(a)(3) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

   (3) The provisions of this Section 14.09 relating to the limitations of Code section 436 shall be interpreted and administered in accordance with Code section 436 and section 1.436-1 of the Treasury Regulations.

2. Except as otherwise provided herein, the Effective Date of this Amendment shall be the same as if such Amendment were originally incorporated in the Post-EGTRRA Restatement.

3. All other terms and provisions of the Plan are hereby ratified and affirmed.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be signed by its duly authorized officer on this 30th day of MARCH, 2018.

BRIDGFORD FOODS CORPORATION

By: [signature]

Title: CFO - Trustee

Date: 3/30/2018